                                                                     Exhibit 4.1


                                                                  EXECUTION COPY

================================================================================

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                                       and

                            FIRST UNION NATIONAL BANK
                                 Master Servicer

                                       and

                     CRIIMI MAE SERVICES LIMITED PARTNERSHIP
                                Special Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 1998

                        --------------------------------

                                 $3,408,048,239

                  Commercial Mortgage Pass-Through Certificates

                                 Series 1998-C2

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              ARTICLE I DEFINITIONS

SECTION 1.01. Defined Terms..................................................3
    30/360 Basis.............................................................3
    Accrued Certificate Interest.............................................3
    Accrued Component Interest...............................................3
    Acquisition Date.........................................................3
    Actual/360 Basis.........................................................3
    Actual-360 Mortgage Loan.................................................3
    Additional Interest......................................................3
    Additional Interest Rate.................................................4
    Additional Servicing Fee.................................................4
    Additional Servicing Fee Rate............................................4
    Additional Trust Fund Expense............................................4
    Additional Yield Amount..................................................4
    Advance..................................................................5
    Adverse REMIC Event......................................................5
    Affiliate................................................................5
    Agreement................................................................5
    Anticipated Repayment Date...............................................5
    Appraisal................................................................5
    Appraisal Reduction Amount...............................................5
    Appraised Value..........................................................6
    ARD Loan.................................................................6
    Assignment of Leases.....................................................6
    Assumed Scheduled Payment................................................6
    Authenticating Agent.....................................................6
    Available Distribution Amount............................................6
    Balloon Mortgage Loan....................................................7
    Balloon Payment..........................................................7
    Bankruptcy Code..........................................................7
    Book-Entry Certificate...................................................7
    Breach...................................................................7
    Business Day.............................................................7
    CERCLA...................................................................7
    Certificate..............................................................8
    Certificate Account......................................................8
    Certificate Factor.......................................................8
    Certificate Notional Amount..............................................8
    Certificate Owner........................................................8

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    Certificate Principal Balance............................................8
    Certificate Register.....................................................8
    Certificate Registrar....................................................8
    Certificateholder........................................................8
    Class....................................................................9
    Class A Certificates.....................................................9
    Class A-1 Certificate....................................................9
    Class A-2 Certificate....................................................9
    Class B Certificate......................................................9
    Class C Certificate......................................................9
    Class D Certificate......................................................9
    Class E Certificate.....................................................10
    Class F Certificate.....................................................10
    Class G Certificate.....................................................10
    Class H Certificate.....................................................10
    Class IO Certificate....................................................10
    Class J Certificate.....................................................10
    Class K Certificate.....................................................10
    Class L Certificate.....................................................10
    Class M Certificate.....................................................10
    Class N Certificate.....................................................10
    Class Notional Amount...................................................10
    Class Principal Balance.................................................11
    Class R-I Certificate...................................................11
    Class R-II Certificate..................................................11
    Class R-III Certificate.................................................11
    Closing Date............................................................11
    Code....................................................................11
    Collection Period.......................................................11
    Comparative Financial Status Report.....................................11
    Component...............................................................12
    Component IO-A-1........................................................12
    Component IO-A-2........................................................12
    Component IO-B..........................................................12
    Component IO-C..........................................................12
    Component IO-D..........................................................12
    Component IO-E..........................................................12
    Component IO-F..........................................................12
    Component IO-G..........................................................12
    Component IO-H..........................................................13
    Component IO-J..........................................................13
    Component IO-K..........................................................13
    Component IO-L..........................................................13
    Component IO-M..........................................................13
    Component IO-N..........................................................13

    Component Notional Amount...............................................13
    Controlling Class.......................................................13
    Controlling Class Representative........................................13
    Corporate Trust Office..................................................13
    Corrected Mortgage Loan.................................................14
    Corresponding Component":...............................................14
    Corresponding REMIC Regular Interest":..................................14
    Credit Lease............................................................14
    Credit Lease Loan.......................................................14
    CSSA Loan File Report...................................................14
    CSSA Property File Report...............................................14
    Custodian...............................................................14
    Cut-off Date............................................................14
    Cut-off Date Balance....................................................14
    Debt Service Coverage Ratio.............................................14
    Deemed Due Date Mortgage Loan...........................................15
    Defaulted Mortgage Loan.................................................15
    Defeasance Collateral...................................................15
    Defeasance Loan.........................................................15
    Definitive Certificate..................................................15
    Delinquent Loan Status Report...........................................15
    Depositor...............................................................15
    Depository..............................................................15
    Depository Participant..................................................16
    Determination Date......................................................16
    Directly Operate........................................................16
    Discount Rate...........................................................16
    Disqualified Organization...............................................16
    Distributable Certificate Interest......................................17
    Distribution Account....................................................17
    Distribution Date.......................................................17
    Distribution Date Statement.............................................17
    Document Defect.........................................................17
    Due Date................................................................17
    Eligible Account........................................................17
    Environmental Assessment................................................18
    ERISA...................................................................18
    Escrow Payment..........................................................18
    Event of Default........................................................18
    Exchange Act............................................................18
    Excluded Class Certificates.............................................18
    FDIC....................................................................18
    FHLMC...................................................................18
    Final Recovery Determination............................................18
    First Union Capital.....................................................19

    FNMA....................................................................19
    Grantor Trust...........................................................19
    Grantor Trust Assets....................................................19
    Grantor Trust Provisions................................................19
    Ground Lease............................................................19
    Guaranty................................................................19
    Hazardous Materials.....................................................19
    Historical Loan Modification Report.....................................19
    Historical Loss Estimate Report.........................................20
    Holder..................................................................20
    HUD-Approved Servicer...................................................20
    Impound Reserve.........................................................20
    Independent.............................................................20
    Independent Appraiser...................................................20
    Independent Contractor..................................................20
    Insurance Policy........................................................21
    Insurance Proceeds......................................................21
    Interest Reserve Account................................................21
    Interest Reserve Amount.................................................21
    Interest Reserve Loan...................................................21
    Interested Person.......................................................21
    Investment Account......................................................22
    Issue Price.............................................................22
    Late Collections........................................................22
    Lease Enhancement Policy................................................22
    Lease Enhancement Policy Issuer.........................................22
    Lease Enhancement Policy Termination Event..............................22
    Legal Final Distribution Date...........................................22
    Liquidation Event.......................................................22
    Liquidation Proceeds....................................................23
    Loan Payoff Notification Report.........................................23
    Loan-to-Value Ratio.....................................................23
    Lockout Period..........................................................23
    Majority Subordinate Certificateholder..................................23
    Master Servicer.........................................................24
    Master Servicing Fee....................................................24
    Master Servicing Fee Rate...............................................24
    Monthly Payment.........................................................24
    Moody's.................................................................24
    Mortgage................................................................24
    Mortgage File...........................................................24
    Mortgage Loan...........................................................26
    Mortgage Loan Purchase Agreements.......................................26
    Mortgage Loan Schedule..................................................26
    Mortgage Loan Seller....................................................27

    Mortgage Note...........................................................27
    Mortgage Pool...........................................................27
    Mortgage Rate...........................................................28
    Mortgaged Property......................................................28
    Mortgagor...............................................................28
    Net Aggregate Prepayment Interest Shortfall.............................28
    Net Investment Earnings.................................................28
    Net Investment Loss.....................................................28
    Net Mortgage Rate.......................................................28
    Net Operating Income or NOI.............................................29
    New Lease...............................................................29
    NOI Adjustment Worksheet................................................29
    Nonrecoverable Advance..................................................29
    Nonrecoverable P&I Advance..............................................29
    Nonrecoverable Servicing Advance........................................29
    Non-Registered Certificate..............................................29
    Non-United States Person................................................29
    Officers' Certificate...................................................29
    Operating Statement Analysis............................................29
    Opinion of Counsel......................................................30
    Original Class Notional Amount..........................................30
    Original Class Principal Balance........................................30
    OTS.....................................................................30
    Ownership Interest......................................................30
    Pass-Through Rate.......................................................30
    Paying Agent............................................................31
    Penalty Interest........................................................31
    Percentage Interest.....................................................31
    Permitted Investments...................................................31
    Permitted Transferee....................................................33
    Person..................................................................33
    P&I Advance.............................................................33
    P&I Advance Date........................................................33
    Plurality Residual Certificateholder....................................33
    Prepayment Assumption...................................................33
    Prepayment Interest Excess..............................................33
    Prepayment Interest Shortfall...........................................34
    Prepayment Premium......................................................34
    Prime Rate..............................................................34
    Principal Distribution Amount...........................................34
    Principal Prepayment....................................................36
    Principal Recovery Fee..................................................36
    Privileged Person.......................................................36
    Prospectus..............................................................36
    Prospectus Supplement...................................................36

    Purchase Price..........................................................36
    Qualified Insurer.......................................................36
    Rated Final Distribution Date...........................................36
    Rating Agency...........................................................36
    Realized Loss...........................................................37
    Record Date.............................................................37
    Registered Certificate..................................................37
    Regular Certificate.....................................................37
    Reimbursement Rate......................................................37
    REMIC...................................................................37
    REMIC Administrator.....................................................38
    REMIC Provisions........................................................38
    REMIC I.................................................................38
    REMIC I Regular Interest................................................38
    REMIC I Remittance Rate.................................................38
    REMIC II................................................................39
    REMIC II Regular Interest...............................................39
    REMIC II Remittance Rate................................................39
    REMIC III...............................................................39
    REMIC III Certificate...................................................39
    Rents from Real Property................................................39
    REO Account.............................................................39
    REO Acquisition.........................................................40
    REO Disposition.........................................................40
    REO Extension...........................................................40
    REO Loan................................................................40
    REO Property............................................................41
    REO Revenues............................................................41
    REO Status Report.......................................................41
    REO Tax.................................................................41
    Request for Release.....................................................41
    Required Appraisal......................................................41
    Required Appraisal Mortgage Loan........................................41
    Required Appraisal Value................................................41
    Reserve Account.........................................................42
    Reserve Funds...........................................................42
    Residual Certificate....................................................42
    Responsible Officer.....................................................42
    Restricted Servicer Reports.............................................42
    Scheduled Payment.......................................................42
    Securities Act..........................................................42
    Senior Certificate......................................................42
    Sequential Pay Certificates.............................................42
    Servicing Account.......................................................42
    Servicing Advances......................................................43

    Servicing Fees..........................................................43
    Servicing File..........................................................43
    Servicing Officer.......................................................43
    Servicing Standard......................................................43
    Servicing Transfer Event................................................44
    Single Certificate......................................................44
    Spa Business Center Loan................................................44
    Special Servicer........................................................44
    Special Servicing Fee...................................................44
    Special Servicing Fee Rate..............................................44
    Specially Serviced Mortgage Loan........................................44
    Standard & Poor's.......................................................46
    Startup Day.............................................................46
    State and Local Taxes...................................................46
    Stated Maturity Date....................................................47
    Stated Principal Balance................................................47
    Subordinated Certificate................................................47
    Sub-Servicer............................................................47
    Sub-Servicing Agreement.................................................47
    Tax Matters Person......................................................47
    Tax Returns.............................................................47
    Tenant..................................................................48
    Transfer................................................................48
    Transferee..............................................................48
    Transferor..............................................................48
    Trust Fund..............................................................48
    Trustee.................................................................48
    Trustee Fee.............................................................48
    Trustee Fee Rate........................................................48
    Trustee Liability.......................................................48
    UCC.....................................................................48
    UCC Financing Statement.................................................48
    Uncertificated Accrued Interest.........................................48
    Uncertificated Distributable Interest...................................49
    Uncertificated Principal Balance........................................49
    Underwriter.............................................................50
    United States Person....................................................50
    Unrestricted Servicer Reports...........................................50
    USAP....................................................................50
    Voting Rights...........................................................50
    Watch List..............................................................50
    Weighted Average REMIC I Remittance Rate................................51
    Yield Maintenance Charge................................................51

   ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans..................................52
SECTION 2.02. Acceptance of the Trust Fund by Trustee.......................53
SECTION 2.03. Mortgage Loan Seller's Repurchase of Mortgage Loans for
               Document Defects and Breaches of Representations and
               Warranties...................................................54
SECTION 2.04. Representations and Warranties of Depositor...................55
SECTION 2.05. Execution, Authentication and Delivery of Class R-I
               Certificates; Creation of REMIC I Regular Interests..........57
SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by Trustee..........................................57
SECTION 2.07. Execution, Authentication and Delivery of Class R-II
               Certificates.................................................58
SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of
               REMIC III by Trustee.........................................58
SECTION 2.09. Execution, Authentication and Delivery of REMIC III
               Certificates.................................................58

          ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Administration of the Mortgage Loans..........................59
SECTION 3.02. Collection of Mortgage Loan Payments..........................60
SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts.........................62
SECTION 3.04. Certificate Account, Interest Reserve Account and
               Distribution Account.........................................64
SECTION 3.05. Permitted Withdrawals From the Certificate Account,
               Interest Reserve Account and the Distribution Account........67
SECTION 3.06. Investment of Funds in the Servicing Accounts, the
               Reserve Accounts, the Certificate Account, the
               Distribution Account and the REO Account.....................71
SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage........................................73
SECTION 3.08. Enforcement of Alienation Clauses.............................76
SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
               Appraisals...................................................77
SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
               Files........................................................80
SECTION 3.11. Servicing Compensation........................................81
SECTION 3.12. Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports..................................84
SECTION 3.13. Annual Statement as to Compliance.............................87
SECTION 3.14. Reports by Independent Public Accountants.....................87
SECTION 3.15. Access to Certain Information.................................88
SECTION 3.16. Title to REO Property; REO Account............................90
SECTION 3.17. Management of REO Property....................................92
SECTION 3.18. Sale of Mortgage Loans and REO Properties.....................95

SECTION 3.19. Additional Obligations of Master Servicer and Special
               Servicer.....................................................98
SECTION 3.20. Modifications, Waivers, Amendments and Consents...............98
SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping....................................102
SECTION 3.22. Sub-Servicing Agreements.....................................104
SECTION 3.23. Representations and Warranties of Master Servicer and
               Special Servicer............................................106
SECTION 3.24. Sub-Servicing Agreement Representation and Warranty..........110

                  ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions................................................111
SECTION 4.02. Statements to Certificateholders; CSSA Loan File Report......122
SECTION 4.03. P&I Advances.................................................127
SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
               Expenses....................................................130
SECTION 4.05. Calculations.................................................132
SECTION 4.06. Use of Agents................................................132

                           ARTICLE V THE CERTIFICATES

SECTION 5.01. The Certificates.............................................133
SECTION 5.02. Registration of Transfer and Exchange of Certificates........133
SECTION 5.03. Book-Entry Certificates......................................139
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates............141
SECTION 5.05. Persons Deemed Owners........................................141

 ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01. Liability of Depositor, Master Servicer and Special
               Servicer....................................................142
SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
               Master Servicer or Special Servicer.........................142
SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
               Special Servicer............................................143
SECTION 6.04. Resignation of Master Servicer and the Special Servicer......144
SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
               Servicer and the Special Servicer...........................144
SECTION 6.06. Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee......................................145
SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with
               Master Servicer.............................................145
SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
               Special Servicer............................................145
SECTION 6.09. Designation of Special Servicer by the Controlling Class.....145
SECTION 6.10. Master Servicer or Special Servicer as Owner of a
               Certificate.................................................146

                               ARTICLE VII DEFAULT

SECTION 7.01. Events of Default............................................149
SECTION 7.02. Trustee to Act; Appointment of Successor.....................153
SECTION 7.03. Notification to Certificateholders...........................154
SECTION 7.04. Waiver of Events of Default..................................154
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.........155

                       ARTICLE VIII CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee............................................156
SECTION 8.02. Certain Matters Affecting Trustee............................157
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans..............................159
SECTION 8.04. Trustee May Own Certificates.................................159
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.....159
SECTION 8.06. Eligibility Requirements for Trustee.........................160
SECTION 8.07. Resignation and Removal of Trustee...........................161
SECTION 8.08. Successor Trustee............................................162
SECTION 8.09. Merger or Consolidation of Trustee...........................162
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee................163
SECTION 8.11. Appointment of Custodians....................................164
SECTION 8.12. Appointment of Authenticating Agents.........................165
SECTION 8.13. Appointment of Paying Agent..................................166
SECTION 8.14. Appointment of REMIC Administrators..........................166
SECTION 8.15. Access to Certain Information................................167
SECTION 8.16. Representations, Warranties and Covenants of Trustee.........168
SECTION 8.17. Reports to the Securities and Exchange Commission;
               Available Information.......................................169

                             ARTICLE IX TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................170
SECTION 9.02. Additional Termination Requirements..........................177

                      ARTICLE X ADDITIONAL REMIC PROVISIONS

SECTION 10.01. REMIC Administration........................................178
SECTION 10.02. Grantor Trust Administration................................182

                       ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment...................................................184
SECTION 11.02. Recordation of Agreement; Counterparts......................186
SECTION 11.03. Limitation on Rights of Certificateholders..................186
SECTION 11.04. Governing Law...............................................187
SECTION 11.05. Notices.....................................................187
SECTION 11.06. Severability of Provisions..................................188
SECTION 11.07. Grant of a Security Interest................................188
SECTION 11.08. Streit Act..................................................188
SECTION 11.09. Successors and Assigns; Beneficiaries.......................189
SECTION 11.10. Article and Section Headings................................189
SECTION 11.11. Notices to Rating Agencies..................................189
SECTION 11.12. Complete Agreement..........................................191

                                    EXHIBITS

Exhibit Description                 Exhibit No.           Section Reference
-------------------                 -----------           -----------------
Form of Class A-1 Certificate           A-1           Section 1.01  Definition
                                                      of "Class A-1
                                                      Certificate"

Form of Class A-2 Certificate           A-2           Section 1.01  Definition
                                                      of "Class A-2
                                                      Certificate"

[Reserved]                              A-3

Form of Class IO Certificate            A-4           Section 1.01  Definition
                                                      of "Class IO Certificate"

Form of Class B Certificate             A-5           Section 1.01  Definition
                                                      of "Class B Certificate"

Form of Class C Certificate             A-6           Section 1.01  Definition
                                                      of "Class C Certificate"

Form of Class D Certificate             A-7           Section 1.01  Definition
                                                      of "Class D Certificate"

Form of Class E Certificate             A-8           Section 1.01  Definition
                                                      of "Class E Certificate"

Form of Class F Certificate             A-9           Section 1.01  Definition
                                                      of "Class F Certificate"

Form of Class G Certificate             A-10          Section 1.01  Definition
                                                      of "Class G Certificate"

Form of Class H Certificate             A-11          Section 1.01  Definition
                                                      of "Class H Certificate"

Form of Class J Certificate             A-12          Section 1.01  Definition
                                                      of "Class J Certificate"

Form of Class K Certificate             A-13          Section 1.01  Definition
                                                      of "Class K Certificate"

Form of Class L Certificate             A-14          Section 1.01  Definition
                                                      of "Class L Certificate"

Exhibit Description                 Exhibit No.           Section Reference
-------------------                 -----------           -----------------
Form of Class M Certificate             A-15          Section 1.01  Definition
                                                      of "Class M Certificate"

Form of Class N Certificate             A-16          Section 1.01  Definition
                                                      of "Class N Certificate"

Form of Class R-I Certificate           A-17          Section 1.01  Definition
                                                      of "Class R-I
                                                      Certificate"

Form of Class R-II Certificate          A-18          Section 1.01  Definition
                                                      of "Class R-II
                                                      Certificate"

Form of Class R-III                     A-19          Section 1.01  Definition
Certificate                                           of "Class R-III
                                                      Certificate"

Mortgage Loan Schedule                   B            Section 1.01  Definition
                                                      of "Mortgage Loan
                                                      Schedule"

Form of Schedule                         C            Section 2.02(a)
of Exceptions to Mortgage
File Delivery

Form of Master Servicer                 D-1           Section 1.01  Definition
Request for Release                                   of "Request for Release";
                                                      Section 2.03(b); Section
                                                      3.10(a); and Section
                                                      3.10(b)

Form of Special Servicer                D-2           Section 1.01  Definition
Request for Release                                   of "Request for Release";
                                                      Section 3.10(b)

Calculation of NOI/Debt                  E            Section 1.01  Definition
Service Coverage Ratios                               of "Net Operating
                                                      Income"; Section 3.12(b)

[Reserved]                               F

Form of Certificate from                G-1           Section 5.02(b)
Holder (Transferor) of a
Certificate to the
Certificate Registrar

Form of Certificate from                G-2           Section 5.02(b)
Proposed Transferee of a
Certificate to Certificate
Registrar

Exhibit Description                 Exhibit No.           Section Reference
-------------------                 -----------           -----------------
Form of Certificate from                G-3           Section 5.02(b)
Proposed Transferee of a
Certificate to Certificate
Registrar for non-QIBs

Form of Certificate (to                  H            Section 5.02(c)
Certificate Registrar) by
Prospective Transferor that
it is not a Plan or certain
other Persons

Form of Transfer Affidavit              I-1           Section 5.02(d)(i)(B)
and Agreement regarding Class
R-I Certificates

Form of Transferor                      I-2           Section 5.02(d)(i)(D)
Certificate regarding Class
R-I, R-II and R-III
Certificates

Form of Notice and                      J-1           Section 6.09
Acknowledgment

Form of Acknowledgment of               J-2           Section 6.09
Proposed Special Servicer

Privileged Person Certificate            K            Section 3.15(b)

Form of Schedule of Holders              L            Section 4.02(a)
of each Class of Regular
Certificates

Form of CSSA Property File               M            Section 3.12(c)
Report

Form of Comparative Financial            N            Section 3.12(b) and
Status Report                                         3.12(c)

Form of REO Status Report                O            Section 3.12(b) and
                                                      3.12(c)

Form of Watch List                       P            Section 3.12(b) and
                                                      3.12(c)

Form of Delinquent Loan                  Q            Section 3.12(b) and
Status Report                                         3.12(c)

Form of Historical Loan                  R            Section 3.12(b) and
Modification Report                                   3.12(c)

Exhibit Description                 Exhibit No.           Section Reference
-------------------                 -----------           -----------------
Form of Historical Loss                  S            Section 3.12(b) and
Estimate Report                                       3.12(c)

Form of NOI Adjustment                   T            Section 3.12(b) and
Worksheet                                             3.12(c)

Form of Operating Statement              U            Section 3.12(b) and
Analysis                                              3.12(c)

Form of Loan Payoff                      V            Section 3.12(b) and
Notification Report                                   3.12(c)

Form of CSSA Loan File Report            W            Section 4.02(b)

Form of Certificateholder               X-1           Section 3.15
Confirmation Certificate

Form of Prospective Purchaser           X-2           Section 3.15
Certificate

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of May 1, 1998, among FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitute Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Except as provided below, each REMIC I Regular Interest will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will have: (i) subject to adjustment as provided herein, a remittance rate equal to the unmodified Net Mortgage Rate as of the Closing Date of the Mortgage Loan to which such REMIC I Regular Interest relates; and (ii) an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the Mortgage Loan to which such REMIC I Regular Interest relates. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The REMIC II Remittance Rate with respect to each REMIC II Regular Interest will be calculated in accordance with the definition of "REMIC II Remittance Rate". The initial Uncertificated Principal Balance of each REMIC II Regular Interest will equal the Original Class Principal Balance of the corresponding Class of the REMIC III Certificates described below. None of the REMIC II Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates (other than the Class IO Certificates) and each of the

Components of the Class IO Certificates will be designated as a separate "regular interest" in REMIC III for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class designation, the corresponding REMIC II Regular Interest (the "Corresponding REMIC II Regular Interest"), the corresponding Component of the Class IO Certificates (the "Corresponding Component") and the Original Class Principal Balance for each Class of the Regular Certificates (other than the Class IO Certificates).

                                    Corresponding
                    Corresponding    Component of
      Class           REMIC II         Class IO      Original Class
   Designation    Regular Interest   Certificates      Principal
                         (1)             (1)            Balance
   -----------    ----------------   ------------      ---------
    Class A-1             M             IO-A-1     $  760,000,000
    Class A-2             N             IO-A-2      1,693,794,000
    Class B               O              IO-B         170,403,000
    Class C               P              IO-C         170,402,000
    Class D               Q              IO-D         204,483,000
    Class E               R              IO-E          68,161,000
    Class F               S              IO-F          51,121,000
    Class G               T              IO-G         102,241,582
    Class H               U              IO-H          17,040,241
    Class J               V              IO-J          34,080,482
    Class K               W              IO-K          51,120,723
    Class L               X              IO-L          34,080,482
    Class M               Y              IO-M          17,040,241
    Class N               Z              IO-N          34,080,488

(1) The REMIC II Regular Interest and the Component of the Class IO Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC II Regular Interest" and the "Corresponding Component", respectively, with respect to each other.

            As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I, REMIC II or REMIC III.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class IO Certificates for any Distribution Date, the sum of the Accrued Component Interest for all of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Component Interest": With respect to each Component of the Class IO Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component of the Class IO Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

            "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional

Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest resulting from the passage of such Anticipated Repayment Date.

            "Additional Servicing Fee ": With respect to each Mortgage Loan and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

            "Additional Servicing Fee Rate": With respect to any Distribution Date, 0.005% per annum.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer and the Trustee on Advances, as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xi), (xii) and (xiii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

            "Additional Yield Amount": With respect to any Distribution Date and each Class of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Prepayment Premium or Yield Maintenance Charge was actually collected on a Mortgage Loan or an REO Loan during the related Collection Period, the product of (a) such Prepayment Premium or Yield Maintenance Charge, as the case may be, multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Sequential Pay Certificates over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay

Certificates on such Distribution Date pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event": As defined in Section 10.01(i).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note.

            "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.18(e), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

            "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which a Required Appraisal is obtained (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves (in each case net of any amounts escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) the Required Appraisal Value.

            "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent appraisal or update thereof that is contained in the related Servicing File.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue additional interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in subclauses (a)(i) and
(a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xiv) of
Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges,
(iv) Additional Interest, (v) with respect to the Distribution Date occurring during February of each year and during January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Rockville, Maryland, Minneapolis, Minnesota, or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland) or the offices of the Master Servicer (as of the Closing Date, Charlotte, North Carolina) are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, on behalf of and in trust for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2".

            "Certificate Factor": With respect to any Class of Regular Certificates (other than the Class IO Certificates), as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance of such Class of Regular Certificates, and the denominator of which is the related Original Class Principal Balance.

            "Certificate Notional Amount": With respect to any Class IO Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class IO Certificates.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates": The Class A-1 and Class A-2 Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class IO Certificate": Any one of the Certificates with a "Class IO" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of each of the Components, each of which Components shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class M Certificate": Any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class N Certificate": Any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

            "Closing Date": May 28, 1998.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

            "Comparative Financial Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, calculated as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years stated separately, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Special Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Special Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

            "Component": Each of Component IO-A-1, Component IO-A-2, Component IO-B, Component IO-C, Component IO-D, Component IO-E, Component IO-F, Component IO-G, Component IO-H, Component IO-J, Component IO-K, Component IO-L, Component IO-M and Component IO-N, each evidencing a separate "regular interest" in REMIC III for purposes of the REMIC Provisions. Such Components are collectively evidenced by the Class IO Certificates.

            "Component IO-A-1": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest M as of any date of determination.

            "Component IO-A-2": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest N as of any date of determination.

            "Component IO-B": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest O as of any date of determination.

            "Component IO-C": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest P as of any date of determination.

            "Component IO-D": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest Q as of any date of determination.

            "Component IO-E": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest R as of any date of determination.

            "Component IO-F": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest S as of any date of determination.

            "Component IO-G": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest T as of any date of determination.

            "Component IO-H": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest U as of any date of determination.

            "Component IO-J": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest V as of any date of determination.

            "Component IO-K": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest W as of any date of determination.

            "Component IO-L": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest X as of any date of determination.

            "Component IO-M": One of fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest Y as of any date of determination.

            "Component IO-N": One of the fourteen components of the Class IO Certificates having a Component Notional Amount equal to the then current Uncertificated Principal Balance of REMIC II Regular Interest Z as of any date of determination.

            "Component Notional Amount": With respect to each Component, as of any date of determination, an amount equal to the then Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

            "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates has a Class Principal Balance greater than 25% of its Original Class Principal Balance, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

            "Controlling Class Representative": As defined in Section 6.09.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services

(CMBS) -- First Union - Lehman Brothers - Bank of America Commercial Mortgage Trust, Series 1998-C2.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan".

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Class of Sequential Pay Certificates or any REMIC II Regular Interest.

            "Corresponding REMIC II Regular Interest": As defined in the Preliminary Statement with respect to any Class of Sequential Pay Certificates or any Component of the Class IO Certificates.

            "Credit Lease": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

            "Credit Lease Loan": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

            "CSSA Loan File Report": The monthly report in the "CSSA loan file" format substantially containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit W.

            "CSSA Property File Report": The monthly report in the "CSSA property file" format substantially containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit M.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or any Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": For each Mortgage Loan with a Due Date that occurs on the first of the month, May 1, 1998 and, for each other Mortgage Loan, the day of the month in May 1998 on which the related Due Date for such Mortgage Loan occurs.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Monthly Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

            "Deemed Due Date Mortgage Loan": Each of the Mortgage Loans with control numbers 459 and 460 (and any related REO Loan).

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defeasance Collateral": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but constituted Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property.

            "Depositor": First Union Commercial Mortgage Securities, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the 10th day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately preceding.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and
(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, in trust for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2"

            "Distribution Date": The 18th day of any month, or if such 18th day is not a Business Day, the Business Day immediately following, commencing on June 18, 1998.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which (or of such institution's parent holding company) are rated "A+" by Standard & Poor's and "A2" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which (or of such institution's parent holding company) are rated P-1 by Moody's (if then rated by Moody's) and A-1 by Standard & Poor's (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (a) (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property, or (ii) the Servicing Standard, in the case of any other Specially Serviced Mortgage Loans, and (b) the American Society for Testing and Materials.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow or reserve has been created in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": Securities Exchange Act of 1934, as amended.

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or

REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers, pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer, an Underwriter or the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

            "First Union Capital": First Union Capital Markets, a division of Wheat First Securities, Inc. or its successor in interest.

            "FNMA": Federal National Mortgage Association or any successor.

            "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

            "Grantor Trust Assets": Any Additional Interest collected with respect to the ARD Loans after their respective Anticipated Repayment Dates.

            "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

            "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Guaranty": With respect to a Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Historical Loan Modification Report": A report substantially containing the information described in Exhibit R attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report substantially containing the information described in Exhibit S attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

            "Holder": A Certificateholder.

            "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

            "Impound Reserve": As defined in Section 3.16(c) hereof.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Mortgage Loan Seller or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Mortgage Loan Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Mortgage Loan Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, such Mortgage Loan Seller or any Affiliate thereof, as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of

Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, on behalf of and in trust for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2".

            "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of each year and during January of each year that is not a leap year, an amount equal to one day's interest on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Monthly Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

            "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan and accrues interest at a Mortgage Rate of less than 7.50% per annum.

            "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

            "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.securitieslink.net/cmbs" and "www.firstunion.com/strprod/cms", respectively, or such other address as provided to the parties hereto from time to time.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Lease Enhancement Policy": With respect to a Credit Lease Loan, any non-cancelable residual value insurance policy or credit lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

            "Lease Enhancement Policy Issuer": With respect to any Lease Enhancement Policy, Chubb Custom Insurance Company together with any assignee, successor or subsequent insurer thereunder.

            "Lease Enhancement Policy Termination Event": With respect to any Lease Enhancement Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability.

            "Legal Final Distribution Date": With respect to (i) the REMIC I Regular Interests, November 18, 2035, (ii) the REMIC II Regular Interests, November 18, 2035, (iii) the Sequential Pay Certificates, November 18, 2035, and
(iv) all the Components of the Class IO Certificates, November 18, 2035.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO
Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder pursuant to Section 9.01.

            "Loan Payoff Notification Report": A report substantially containing the information described in Exhibit V attached hereto, and setting forth for each Mortgage Loan where notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report, among other things, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Prepayment Premium due.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until the such specified date.

            "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical Class designation then outstanding; provided, however, that if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 and Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Master Servicer": First Union National Bank, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan, the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule that corresponds to such Mortgage Loan.

            "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

            (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed (without recourse, representation or warranty, express or implied) to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 or in blank;

            (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

            (iv) an original executed assignment, in recordable form, of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2;

            (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2;

            (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified;

            (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

           (viii) any filed copies (with evidence of filing) of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related

                  Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, as appropriate, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2; and

            (ix) an original or copy of any Ground Lease, any Credit Lease and any Lease Enhancement Policy or Guaranty.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, any Lease Enhancement Policy and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase Agreements": Those certain Mortgage Loan Purchase Agreements, each dated as of May 1, 1998, between the Depositor and the respective Mortgage Loan Seller and relating to the transfer of the related Mortgage Loans to the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

            (i)   the Mortgage Loan number;

            (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

            (iii) the Cut-off Date Balance;

            (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

            (v)   the original Mortgage Rate;

            (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

            (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

            (viii) whether the Mortgage Loan is secured by a Ground Lease;

            (ix) the Master Servicing Fee Rate and Additional Servicing Fee Rate, if any;

            (x) whether such Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

            (xi)  whether the Mortgage Loan is an Actual-360 Mortgage Loan;

            (xii) the related Mortgage Loan Seller;

           (xiii) whether the Mortgage Loan is a Credit Lease Loan and if so, the related Tenant or guarantor of such Credit Lease Loan;

            (xiv) whether such Mortgage Loan is insured by a Lease Enhancement
                  Policy and if so whether such policy is a residual value insurance policy;

            (xv) the debt service coverage ratio and loan to value ratio (calculated in each case as set forth in the Prospectus Supplement);

            (xvi) whether such Mortgage Loan is cross-defaulted with any other
                  Mortgage Loan;

           (xvii) whether such Mortgage Loan is a Defeasance Loan; and

          (xviii) whether such Mortgage Loan is an Interest Reserve Loan.

            "Mortgage Loan Seller": Any of First Union National Bank or its successor in interest, Lehman Brothers Holdings Inc., doing business as Lehman Capital, a Division of Lehman Brothers Holdings Inc., or its successor in interest, and Bank of America NT&SA or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date or the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls and (ii) the aggregate of all Prepayment Interest Excesses collected in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period.

            "Net Investment Earnings": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, the Distribution Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, the Distribution Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate, the Additional Servicing Fee Rate and the applicable Master Servicing Fee Rate.

            "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

            "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Special Servicer, substantially containing the content described in Exhibit T attached hereto, presenting the computations made in accordance with the methodology described in Exhibit T to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, delivered to the Master Servicer with each annual operating statement for a Mortgaged Property pursuant to Section 3.12(b).

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or Trustee, as the case may be, that, as determined by the Master Servicer in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer or Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II or Class R-III Certificate.

            "Non-United States Person": Any Person other than a United States Person.

            "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

            "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgaged Property, a report prepared by the Special Servicer substantially containing the content described in Exhibit U attached hereto.

            "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

            "Original Class Notional Amount": $3,408,048,239.

            "Original Class Principal Balance": With respect to any Class of Regular Certificates (other than the Class IO Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to:

            (i) the Class A-1 Certificates for any Distribution Date, 6.280% per annum;

            (ii) the Class A-2 Certificates for any Distribution Date, 6.560% per annum;

            (iii) the Class B Certificates for any Distribution Date, 6.640% per
                  annum;

            (iv) the Class C Certificates for any Distribution Date, 6.730% per annum;

            (v) the Class D Certificates for any Distribution Date, 6.778% per annum;

            (vi) the Class E Certificates for any Distribution Date, 6.778% per annum;

            (vii) the Class F Certificates for any Distribution Date, 6.778% per
                  annum;

           (viii) the Class G Certificates for any Distribution Date, the lesser of (A) 7.000% per annum and (B) the Weighted Average REMIC I Remittance Rate for such Distribution Date;

            (ix) the Class H Certificates for any Distribution Date, the lesser of (A) 7.00% per annum and (B) the Weighted Average REMIC I Remittance Rate for such Distribution Date;

            (x) the Class J Certificates for any Distribution Date, 6.150% per annum;

            (xi) the Class K Certificates for any Distribution Date, 6.150% per annum;

            (xii) the Class L Certificates for any Distribution Date, 6.150% per
                  annum;

           (xiii) the Class M Certificates for any Distribution Date, 6.150%% per annum;

            (xiv) the Class N Certificates for any Distribution Date, 6.150% per
                  annum; and

            (xv) each Component of the Class IO Certificates for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for such Distribution Date, over the Pass-Through Rate applicable for such Distribution Date to Class of Sequential Pay Certificates as to which it is the Corresponding Component.

            "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

            "Penalty Interest": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, or Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan (or successor REO Loan) accrued at the related Mortgage Rate.

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation must not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in one of the two highest rating categories of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item must not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

            (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in one of the two highest rating categories of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item must not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

            (v) units of money market funds rated in the highest rating category of Moody's and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value;

            (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Certificates.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal

Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee, Additional Servicing Fee and if applicable, the Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

                  (a) the aggregate of the principal portions of all Scheduled
            Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, provided that for each Deemed Due Date Mortgage Loan, the Scheduled Payment shall be deemed due on the first day of the month in which a Due Date occurs or is deemed to occur for such Deemed Due Date Mortgage Loan;

                  (b) the aggregate of all Principal Prepayments received on the
            Mortgage Loans during the related Collection Period;

                  (c) with respect to any Mortgage Loan as to which the related
            Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (d) the aggregate of all Liquidation Proceeds, Insurance
            Proceeds and, to the extent not otherwise included in clause (a),
            (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                  (f) with respect to any REO Properties, the aggregate of all
            Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (g) if such Distribution Date is subsequent to the initial
            Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related principal recoveries pursuant to the second paragraph of Section 3.11(c).

            "Privileged Person": Any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Underwriter or any party hereto.

            "Prospectus": The prospectus dated May 11, 1998, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The prospectus supplement dated May 21, 1998 relating to the Registered Certificates.

            "Purchase Price": With respect to any Mortgage Loan to be purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder or the Master Servicer pursuant to
Section 9.01 or to be otherwise sold pursuant to Section 3.18(d), a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances, (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon,
(c) any reasonable costs and expenses incurred by the Master Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (except that Additional Trust Fund Expenses in respect of such Mortgage Loan allocable to any Class of Certificates owned by the Majority Subordinate Certificateholder shall not be included in the Purchase Price with respect to a purchase made by the Majority Subordinate Certificateholder pursuant to Section 3.18(b)); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rated Final Distribution Date": November 18, 2035.

            "Rating Agency": Each of Moody's and Standard & Poor's.

            "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Additional Interest), plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class IO Certificate.

            "Regular Certificate": Any REMIC III Certificate other than a Class R-III Certificate.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding (a) all Additional Interest, and (b) any interest (other than Penalty Interest) or principal payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee or Principal Recovery Fee that is deemed to be in excess of the amount of such Servicing Fee or Principal Recovery Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions), together with all documents included in the related Mortgage Files and any Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets (other than Additional Interest) as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account; and (iv) the rights of the Depositor under Sections 2, 3, 9, 10, 12, 13, 14, 15, 16 and 17 of each of the Mortgage Loan Purchase Agreements.

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, either: (1) if, in accordance with its terms in effect on the Closing Date, the related Mortgage Loan accrues interest on a 30/360 Basis, the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; or (2) if, in accordance with its terms in effect on the Closing Date, the related Mortgage Loan accrues interest on an Actual/360 Basis (or any other interest accrual basis besides a 30/360 Basis), a rate per annum equal to (a) a fraction (expressed as a percentage and rounded to the sixth decimal place), the numerator of which is the product of 12 times the aggregate amount of interest that would accrue during the calendar month preceding the month in which such Distribution Date occurs on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date if such interest were calculated (A) at the Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date and (B) on an Actual/360 Basis (or on such other basis, besides a 30/360 Basis, that was applicable to the accrual of interest on the related Mortgage Loan as of the Closing Date), and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to such Distribution Date, minus (b) the sum of (i) the Master Servicing Fee Rate for the related Mortgage Loan, (ii) the Trustee Fee Rate and
(iii) the Additional Servicing Fee Rate; provided that, in the case of an Interest Reserve Loan, the amount of the numerator for the fraction described in clause (2)(a) above shall (x) for the Distribution Date that occurs during February of each year or during January of each year that is not a leap year, be reduced by the related Interest Reserve Amount that is to be transferred from the Certificate Account to the Interest Reserve Account on such Distribution Date and (y) for the Distribution Date that occurs during March of each year, be increased by the aggregate amount of any related Interest Reserve Amounts to be included in the Available Distribution Amount for such Distribution Date.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

            "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

            "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

            "REMIC III Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO, Class J, Class K, Class L, Class M, Class N or Class R-III Certificate.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "CRIIMI MAE Services Limited Partnership, as Special Servicer, in trust for registered holders of First Union-Lehman Brothers-Bank of

America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2".

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, or the Trustee for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, or the Trustee for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

            "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Status Report": A report substantially containing the information described in Exhibit O attached hereto, and setting forth with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property,
(ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

            "REO Tax": As defined in Section 3.17(a).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

            "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Monthly Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Monthly Payment (other than a Balloon Payment), (iv) with respect to which a receiver in bankruptcy is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date. Any Required Appraisal Mortgage Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan.

            "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or any letter update of such Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such

Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs and/or capital improvements to the related Mortgaged Property.

            "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

            "Responsible Officer": When used with respect to (i) the initial Trustee any officer or assistant officer in the Corporate Trust Services Group of the initial Trustee and (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports": Each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that each prior Scheduled Payment has been made in a timely manner.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2 or Class IO Certificate.

            "Sequential Pay Certificates": Any of the Regular Certificates other than the Class IO Certificates.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, Special Servicer or the Trustee in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.03(c),
(b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee, the Special Servicing Fee and Additional Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing Standard": With respect to the Master Servicer or the Special Servicer, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

            "Spa Business Center Loan": The Mortgage Loan with control number
560.

            "Special Servicer": CRIIMI MAE Services Limited Partnership, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

            (a) the related Mortgagor shall have failed to make any Monthly Payment, and such failure has continued unremedied for 45 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and the related Mortgagor continues to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing is expected to occur); or

            (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing is expected to occur); or

            (c) there shall have occurred, or the Master Servicer and the Special Servicer determines there is likely to occur within 10 days, a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

            (w) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (x)   with respect to the circumstances described in clauses (b),
                  (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) above, when such default is cured; and

            (z) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York, Illinois, Delaware, Maryland and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are distributed (or, to the extent they had not been applied to cover Additional Trust Fund Expenses, would have been distributed) to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II or Class R-III Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Tenant": With respect to each Credit Lease, the lessee thereunder.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I, REMIC II and REMIC III, (ii) any interest payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee or Principal Recovery Fee that is deemed to be in excess of the amount of such Servicing Fee or Principal Recovery Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions, and (iii) the Grantor Trust Assets.

            "Trustee": NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee" means, with respect to each Mortgage Loan and REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Trustee Fee Rate": 0.0012% per annum.

            "Trustee Liability": As defined in Section 8.05(b).

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Accrued Interest in respect of such REMIC I Regular Interest from prior Distribution Dates that was not previously deemed paid. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or any REMIC II Regular Interest shall accrue on a 30/360 Basis and, with respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan, and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates as set forth in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c).

            "Underwriter": Each of First Union Capital and Lehman Brothers Inc. or, in each such case, its successor in interest.

            "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

            "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loan Estimate Report, REO Status Report and Loan Payoff Notification Report.

            "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

            "Watch List": As of each Determination Date a report, substantially in the form of Exhibit P attached hereto, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months,
(viii) that is late in making its Monthly Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

            "Weighted Average REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC I Remittance Rates applicable to the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X [{(1+"BEY"/2)^1/6}-1]) X 100 where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+
 .055/2)^0.16667-1}]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.438%.

                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under
(i) the Mortgage Loans, (ii) each of the Mortgage Loan Purchase Agreements and
(iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers, in each case pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreement and this Section 2.01 (b).

            (c) The Master Servicer shall, at the Depositor's expense and direction, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date or the delivery of such assignments and UCC Financing Statements to the Master Servicer) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Master Servicer in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Master Servicer and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that it should be returned by the public recording office to the Master Servicer or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of

Assignment of Leases, the Master Servicer shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the appropriate Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

            (d) All documents and records in the possession of the Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof, together all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

            SECTION 2.02. Acceptance of the Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, that except as identified in the Schedule of Exceptions, a form of which is attached hereto as Exhibit C, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, without regard to the proviso in the definition of "Mortgage File", each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within forty-five (45) Business Days after the Closing, the Trustee or the Custodian on its behalf will review the

Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Sellers that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses
(i) through (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 45 Business Days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

            (b) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            SECTION 2.03. Mortgage Loan Seller's Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase Agreement (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, such party shall give prompt written notice to the other parties hereto and to the Rating Agencies. Promptly upon becoming aware of any such Document Defect or Breach (including through such written notice provided by any party hereto, as provided above), the Master Servicer shall request in writing that the related Mortgage Loan Seller cure such Document Defect or Breach, as the case may be, or repurchase the affected Mortgage Loan in accordance with Section 3(c) of the Mortgage Loan Purchase Agreement. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the related Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the related Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such repurchase of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

            (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the appropriate Mortgage Loan Seller, upon delivery to each of them of a receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such Mortgage Loan Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided, that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

            (c) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

            SECTION 2.04. Representations and Warranties of Depositor.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  (ii) The execution and delivery of this Agreement by the
            Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) The transfer of the Mortgage Loans to the Trustee as
            contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (vii) No litigation is pending or, to the best of the
            Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

                  (ix) The Depositor is transferring the Mortgage Loans to the
            Trust Fund free and clear of any liens, pledges, charges and security interests.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

            The Trustee hereby acknowledges the assignment to it of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the Trustee agrees to hold the portion of each of the Mortgage Loans included in REMIC I, and (b) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests.

            SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates.

            The Trustee pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations.

            SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

            SECTION 2.09. Execution, Authentication and Delivery of REMIC III Certificates.

            Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Trustee, as the Certificate Registrar, has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01. Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.

            SECTION 3.02. Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

            (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

            (c) Within 30 days after the Closing Date, the Master Servicer shall notify the Lease Enhancement Policy Issuer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and (ii) the Trustee for the benefit of the Certificateholders shall be the loss payee under each Lease Enhancement Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Event") giving rise to a claim under any Lease Enhancement Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. The Special Servicer shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Issuer within five Business Days after receiving notice of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy and of any Lease Enhancement Policy Termination Event of which the Master Servicer does not already have notice. Notwithstanding the forgoing, with respect to each Lease Enhancement Policy that is a residual value insurance policy, the Master Servicer will monitor the dates by which any claim or action must be taken under such Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders and at least ten Business Days prior to any date on which any action must be taken under the Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders, the Master Servicer shall notify the Special Servicer to take such action and upon such notice the Special Servicer shall take such action, consistent with the Servicing Standard.

            In the event that the Master Servicer receives notice of any Lease Enhancement Policy Termination Event, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer and the Trustee of such Lease Enhancement Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Mortgage Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such Lease Enhancement Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Lease Enhancement Policy Termination Event shall be paid by the Special Servicer and shall be reimbursable to it as a Trust Fund expense.

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Special Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, REMIC III or the Grantor Trust.

            (b) The Master Servicer shall, as to all Mortgage Loans, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance

Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            If the Master Servicer or Special Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01.

            (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate and in accordance with
Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

            (e) The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be; which appraisal shall take into account the factors specified in Section

3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider and conducted in accordance with the standards of the Appraisal Institute performed pursuant to Section 3.09(a) by the Master Servicer or by the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such appraisal has been performed, a copy of an appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

            (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            SECTION 3.04. Certificate Account, Interest Reserve Account and Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master

Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal of the Mortgage
            Loans;

                  (ii) all payments on account of interest on the Mortgage
            Loans, including Additional Interest and Penalty Interest;

                  (iii) all Prepayment Premiums and Yield Maintenance Charges;

                  (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan;

                  (v) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                  (vi) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy; and

                  (vii) any amounts required to be transferred from an REO
            Account pursuant to Section 3.16(c).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late charges and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master
            Servicer in accordance with Section 4.03(a);

                  (ii) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account;

                  (iii) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and

                  (iv) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

            (d) Funds in the Certificate Account, the Interest Reserve Account and the Distribution Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Paying Agent shall give notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

            SECTION 3.05. Permitted Withdrawals From the Certificate Account, Interest Reserve Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Paying Agent for deposit in the
            Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b);

                  (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Servicing Fees) and principal (net of any related Principal Recovery Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;

                  (iii) to pay to itself earned and unpaid Master Servicing Fees and to pay to the Special Servicer earned and unpaid Additional Servicing Fees, in each case in respect of each Mortgage Loan and REO Loan, the Master Servicer's and the Special Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay to the Special Servicer earned and unpaid Special
            Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                  (v) to pay the Special Servicer (or, if applicable, a
            predecessor Special Servicer) earned and unpaid Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of principal thereon (provided that no Principal Recovery Fee shall be payable out of any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, Lehman Brothers Inc., the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01);

                  (vi) to reimburse the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse the Trustee, itself or the Special
            Servicer, in that order, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan or REO Property, any related earned Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

                  (viii) at such time as it reimburses the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee, itself or the Special Servicer, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable;

                  (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c);

                  (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period;

                  (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(e) or 4.03(c);

                  (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                  (xiii) to pay for (A) the advice of counsel and tax
            accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.09(c), 3.16(a) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining any REO Extension sought by the Special Servicer as contemplated by
            Section 3.16(a), and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xiv) to pay itself, the Special Servicer, the appropriate
            Mortgage Loan Seller, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv) to withdraw any Interest Reserve Amount and deposit such
            Interest Reserve Amount into the Interest Reserve Account pursuant to Section 3.04(c); and

                  (xvi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses
(ii) - (xv) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors), the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

            (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                  (i) to make distributions to Certificateholders on each
            Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                  (ii) to pay the Trustee or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                  (iii) to pay the Master Servicer, as additional servicing
            compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Collection Period);

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Sections 9.02(a)(i) and 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

                  (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

                  (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

                  (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

             (c) The Master Servicer shall on each P&I Advance Date to occur in March of each year, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period.

            SECTION 3.06. Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Distribution Account and the REO Account.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account or the Certificate Account and may direct in writing the Paying Agent with respect to the Distribution Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account or the Distribution Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. The Paying Agent agrees that funds in the Distribution Account will be invested in accordance herewith on the day of receipt if received by 5:00 P.M. New York time. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account and the Distribution Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a Person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts, the Interest Reserve Account and Reserve Accounts), the Paying Agent (in the case of the Distribution Account) or the Special Servicer (in the case of the REO Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account or the Distribution Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a) or withdrawal by the Paying Agent at its direction in accordance with Sections 3.05(b), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Certificate Account and the Distribution Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" rating of at least "A" from Standard & Poor's and a comparable rating from at least one other nationally recognized statistical rating agency. The Majority

Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims paying ability rating of at least "A" and "A2" from Standard & Poor's and Moody's (if then rated by Moody's), respectively (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating of at least "A" and "A2" from Standard & Poor's and Moody's, respectively (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO

Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers a fidelity bond issued by an insurer having a claims-paying rating of at least "A" and "A2" from Standard & Poor's and Moody's (if then rated by Moody's), respectively, or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency); and provided that the Master Servicer's current fidelity insurer, Travellers Insurance Company, shall be deemed to satisfy the requirements of this section so long as it has a claims-paying rating of "A" or better from Standard & Poor's and Baa3 or higher by Moody's. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers having a claims-paying rating of at least "A" and "A2" from Standard & Poor's and Moody's (if then rated by Moody's), respectively, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, respectively, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by any Rating

Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this
Section 3.07(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

            SECTION 3.08. Enforcement of Alienation Clauses.

With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and the Master Servicer an Officers' Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. The Special Servicer shall not exercise any such waiver in respect of a due-on-sale provision of any Mortgage Loan for which the sum of the principal balance of such Mortgage Loan and the principal balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan exceeds 5% of the aggregate principal balance of all of the Mortgage Loans as of the date of such proposed waiver, without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of any of the ratings then assigned to the Certificates.

            SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required Appraisals.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. The Special Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 3 months in which case such appraisal shall be the Required Appraisal) and thereafter shall obtain a letter update of such Required Appraisal once every 12 months if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Special Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property
            (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of
            Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to

            Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on a Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii) there are no circumstances or conditions present at the
            Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, may be reimbursed to the Special Servicer from the Certificate Account as a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall, as a Servicing Advance, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

            (e) The Special Servicer shall report to the Master Servicer, Lehman Brothers Inc. and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee and the Master Servicer an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan.

The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Additional servicing compensation in the form of (i) late charges, Penalty Interest, assumption application fees, modification fees for Mortgage Loan modifications made pursuant to Section 3.20(i), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (but only insofar as the aggregate of such Prepayment Interest Excesses collected during any Collection Period exceeds the aggregate amount of Prepayment Interest Shortfalls incurred during such Collection Period); (ii) interest or other income earned on deposits in the Certificate Account, the Interest Reserve Account and the Distribution Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced

Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            In addition, with respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and equal to 0.25% of, all amounts (whether in the form of payments, Insurance Proceeds, Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, Lehman Brothers Inc., the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; provided further that if any Person is acting as Special Servicer at such time as any Specially Serviced Mortgage Loan became a Corrected Mortgage Loan and such Person is subsequently terminated as Special Servicer hereunder, and if such Corrected Mortgage Loan was still a Corrected Mortgage Loan at the time of such termination, then such Person shall, following such termination, continue to be entitled to all Principal Recovery Fees payable in respect to such Corrected Mortgage Loan, and no successor Special Servicer shall be entitled to any Principal Recovery Fees payable in respect thereof, in either case unless and until such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or becomes an REO Loan; and provided further that if any Person is terminated as Special Servicer hereunder while the sale of any Specially Serviced Mortgage Loan or REO Property is pending, then (subject to the second preceding proviso) such Person shall be entitled to all, and the successor Special Servicer shall be entitled to none, of the Principal Recovery Fee payable in connection with the receipt of the Liquidation Proceeds derived from such sale.

            As compensation for its activities set forth in Section 3.12, the Special Servicer shall be entitled to receive the Additional Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each such Mortgage Loan and REO Loan, the Additional Servicing Fee, shall accrue at the Additional Servicing Fee Rate on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Additional Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Additional Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Special Servicer shall be entitled to recover unpaid Additional Servicing Fees, in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii).

            The Special Servicer's right to receive the Special Servicing Fee, the Additional Servicing Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02,
6.04 and 6.09.

            (d) Additional servicing compensation in the form of (i) late charges received on or with respect to Specially Serviced Mortgage Loans, (ii) fifty percent (50%) of assumption fees collected on all Mortgage Loans and (iii) one hundred percent (100%) of modification fees collected on all Mortgage Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), and the Special Servicer shall be entitled to reimbursement therefor as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

            SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Master Servicer shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of Mortgage Loans with a Cut-off Date Principal Balance of less than $2,000,000, every other calendar year) beginning in 1999. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Special Servicer is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or
(iii) any waste committed on the Mortgaged Property. The Master Servicer shall make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Master Servicer at all times after a date no later than 30 days of the related inspection. The Master Servicer shall forward copies of any such inspection reports to Lehman Brothers Inc. upon request. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer. If the Special Servicer performs such inspection such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

            With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgager under any related Mortgage Loan as the Special Servicer may reasonably request.

            The Special Servicer will, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer and the Trustee which will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice will be provided by the Trustee to each Certificateholder, each Rating Agency, the Depositor and Lehman Brothers Inc.

            (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) a CSSA Property File Report; (ii) a Comparative Financial Status Report; (iii) a NOI Adjustment Worksheet and (iv) an Operating Statement Analysis. Not later than 2:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of such Determination Date: (i) a Historical Loss Estimate Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report; and (iv) a Watch List Report.

            (c) Not later than 2:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) (A) the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) the CSSA Property File Report received from the Special Servicer pursuant to Section

3.12(b), (ii) the Comparative Financial Status Report received from the Special Servicer pursuant to Section 3.12(b); (iii) the NOI Adjustment Worksheet received from the Special Servicer pursuant to Section 3.12(b) and (iv) the Operating Statement Analysis received from the Special Servicer pursuant to
Section 3.12(b) and (B) the following reports with respect thereto providing the required information as of such Determination Date: (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report received from the Special Servicer pursuant to Section 3.12(b); (iii) the Historical Loan Modification Report received from the Special Servicer pursuant to Section 3.12(b); (iv) the REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (v) a Watch List Report; and (vi) a Loan Payoff Notification Report.

            (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the CSSA Loan File Report to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement.

            The Special Servicer shall, consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to each of the Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law. With respect to each Mortgaged Property and REO Property the Special Servicer will prepare and deliver an Operating Statement Analysis as set forth in Section 3.12(b) for the related Mortgaged Property or REO Property for or as of the end the prior calendar month together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property.

            Within ten days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Special Servicer shall prepare or update an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

            The Special Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property. The Operating Statement Analysis report for each Mortgaged Property is to be updated by the Special Servicer and such updated report shall be delivered in electronic format to the Master Servicer pursuant to Section 3.12(b). The Special Servicer will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed in electronic format and delivered to the Master Servicer within 30 days of completion.

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Underwriters, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 1999, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I, REMIC II or REMIC III as a REMIC under the REMIC Provisions or of the Grantor Trust as a "grantor trust" under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

            SECTION 3.14. Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 1999 each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 1998) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15. Access to Certain Information.

            (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d) and (i) below), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (i) and (j) below) and the Trustee (with respect to the items in clause (h) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of Norwest Bank Minnesota, National Association, at its Corporate Trust Office, except with respect to item (g), which will be maintained at its offices in New York or Minnesota), during normal business hours, for review by any Certificate Owner or Certificateholder or any person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in
Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Servicing File relating to each Mortgage Loan, (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance, and (j) any operating statements, budgets, rent rolls or financial statements. Copies of any and all of the foregoing items will be available from the Master Servicer or the Special Servicer, as the case may be, upon request and shall be provided to any of the Rating Agencies and Lehman Brothers Inc. at no cost pursuant to any of their requests.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit X-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit X-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee pursuant to this Section 3.15 that has previously been made available via the Trustee's internet website or has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, Lehman Brothers Inc., the Rating Agencies and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.
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                                       90


            (b) The Trustee will make available each month, to any interested party (i) the Distribution Date Statement via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service and (ii) as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Prospectus, the Prospectus Supplement and this Agreement on the Trustee's Internet Website. In addition, the Trustee will and the Master Servicer may but is not required to make available each month the Distribution Date Statement and the Unrestricted Servicer Reports, the CSSA Loan File Report and the CSSA loan setup file on their respective internet websites. The Trustee will make available each month, and the Master Servicer may but shall not be required to make available each month, the Restricted Servicer Reports, and the CSSA Property File Report to any Privileged Person via the Trustee's and the Master Servicer's respective Internet Websites with the use of a password provided by the Trustee or the Master Servicer to such Privileged Person upon receipt by the Trustee or the Master Servicer from such Person of a certification in the form of Exhibit K; provided that the Rating Agencies, the Depositor, the parties hereto and the Underwriters will not need to provide such certification to receive a password from the Trustee. In connection with providing access to the Trustee's internet website or electronic bulletin board or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.

            If three or more Holders (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses), such reserve not to exceed $10,000 with respect to each such REO Property or to cover a period of more than twelve months.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17. Management of REO Property.

            (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged
            Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
            Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO
            Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special

            Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(f).

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), either result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

                  (i) all insurance premiums due and payable in respect of such
            REO Property;

                  (ii) all real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and expenses necessary to maintain, lease,
            sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer) the Special Servicer would not make such advances if the Special Servicer owned such REO Property or the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) except as permitted under Section 3.17(a), any such
            contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

            SECTION 3.18. Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a), 2.02(b) and 9.01.

            (b) Subject to Sections 2.03(a) and 2.02(b), if the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee, following its receipt of such notice, shall, within 10 days after receipt of such notice, notify the Majority Subordinate Certificateholder. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Majority Subordinate Certificateholder.

            (c) If the Majority Subordinate Certificateholder has not purchased any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) Subject to Section 6.11, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            Subject to Section 6.11, the Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by
Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal prepared at the expense of the Trust Fund by an Independent Appraiser, retained by the Special Servicer. (The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person.) Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding. (The Master Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer has informed it that the Special Servicer intends to submit a bid.) Where any Interested Person is among those bidding with respect to a Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Master Servicer, Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall no longer be deemed not to constitute a fair price.

            (f) Subject to Sections 3.18(a) through 3.18(e) above and Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties of title and condition, unless liability for breach thereof is limited to recourse against the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (h) The Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

            SECTION 3.19. Additional Obligations of Master Servicer and Special Servicer.

            (a) The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of (A) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period over (B) the aggregate amount of Prepayment Interest Excesses collected in connection with Principal Prepayments received during such Collection Period and (ii) the Master Servicing Fee received by the Master Servicer during such Collection Period and all servicing compensation in respect of Penalty Interest and late charges received by the Master Servicer during such Collection Period.

            (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) The Special Servicer shall submit to Bank of America on a monthly basis an Officer's Certificate identifying in detail those Servicing Advances incurred by the Special Servicer in connection with the foreclosure action (the "Foreclosure Action") concerning the Spa Business Center Loan until such time as the Spa Business Center Loan becomes a Corrected Mortgage Loan. Notwithstanding anything to the contrary herein, no Principal Recovery Fee shall be due and payable to the Special Servicer after such Mortgage Loan becomes a Corrected Mortgage Loan solely because of a resolution of the Foreclosure Action in favor of the Bank of America.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) Subject to Sections 3.20(b) through 3.20(g) below and further subject to Section 6.11, the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

            (b) All modifications, waivers or amendments of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard.

            (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

                  (i) affect the amount or timing of any related payment of
            principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Mortgagor to pay a
            Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

                  (iv) in the reasonable, good faith judgment of the Special
            Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan or (iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) and (C) such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Section 1001 of the Code (and the Treasury regulations promulgated thereunder) and (2) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its Stated Maturity Date and (C) such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent with respect to a Monthly Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (provided that such limitation of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess to the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such Ground Lease; (iv) reduce the Mortgage Rate to a rate below the prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer; or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (f) The Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it
(i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

            (h) If, with respect to any Defeasance Loan, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay the related Defeasance Loan in accordance with the terms thereof, except as set forth below, the Master Servicer shall (a) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (b) notify each Rating Agency, the Trustee and the Underwriters of the request to defease a Mortgage Loan and (c) upon the written confirmation from each Rating Agency described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of First Union-

Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2.

            Notwithstanding the above, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if
(i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), or (iv) any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the ratings then assigned by it to any Class of Certificates.

            (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

                  (i) Approving routine leasing activity (including any
            subordination, standstill and attornment agreements) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property; and

                  (ii) Approving a change of the property manager at the request of the related Mortgagor provided that the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties.

            (j) The Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy without receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates or the prior written consent of each Rating Agency. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy.

            SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special

Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii) and (xxiv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to those Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer, and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special

Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except with respect to Cohen Financial Corporation as Subservicer, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d) In the event of the resignation, removal or other termination of First Union National Bank or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect), provided that neither the Trustee nor any successor Master Servicer shall enter into a new Sub-Servicing Agreement with a Sub-Servicer that was a party to a Sub-Servicing Agreement as of the date of this Agreement, if such new Sub-Servicing Agreement amends, alters or fails to restate the rights of Lehman Brothers Inc., if any, under the existing Sub-Servicing Agreement with respect to the termination of the Sub-Servicer and the appointment of a successor thereto or the rights of Lehman Brothers Inc., if any, as a third party beneficiary under such Sub-Servicing Agreement, unless the successor Master Servicer has obtained the prior written consent to the terms of such new Sub-Servicing Agreement from Lehman Brothers Inc.; or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or either of the events set forth in clauses (i) or (ii) of the following paragraph has occurred and is continuing, in each case without paying any sub-servicer termination fee.

            Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if any of the Rating Agencies (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advise the Master Servicer or the Trustee that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

            SECTION 3.23. Representations and Warranties of Master Servicer and Special Servicer.

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

                  (i) The Master Servicer is a national banking association, duly organized and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master
            Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

                  (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

                  (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

                  (ix) Any consent, approval, authorization or order of any
            court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                  (x) The Master Servicer possesses all insurance required
            pursuant to Section 3.07(c) of this Agreement.

            (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

                  (i) The Special Servicer is a Maryland limited partnership, validly existing and in good standing under the laws of the State of Maryland, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special
            Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) Each officer, director and employee of the Special
            Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                  (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Sections 3.23(a) and (b), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

            (d) The Master Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any material deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. A breach of the covenant set forth in this Section 3.23(d) shall constitute an Event of Default and termination shall be the sole remedy against the Master Servicer for the breach of this covenant.

            (e) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any material deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. A breach of the covenant set forth in this Section 3.23(e) shall constitute an Event of Default and termination shall be the sole remedy against the Special Servicer for the breach of this covenant.

            SECTION 3.24.   Sub-Servicing Agreement Representation and
                            Warranty

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

                  (i) to distributions of interest to the Holders of the Senior
            Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class
            A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                  (iii) after the Class Principal Balance of the Class A-1
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

                  (iv) to distributions to the Holders of the Class A-1
            Certificates and the Holders of the Class A-2 Certificates, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

                  (v) to distributions of interest to the Holders of the Class B
            Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (vi) after the Class Principal Balances of the Class A-1
            Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a)).

                  (vii) to distributions to the Holders of the Class B
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                  (viii) to distributions of interest to the Holders of the
            Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ix) after the Class Principal Balance of the Class B
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (x) to distributions to the Holders of the Class C
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                  (xi) to distributions of interest to the Holders of the Class
            D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xii) after the Class Principal Balance of the Class C
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
            Section 4.01(a));

                  (xiii) to distributions to the Holders of the Class D
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                  (xiv) to distributions of interest to the Holders of the Class
            E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xv) after the Class Principal Balance of the Class D
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xvi) to distributions to the Holders of the Class E
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                  (xvii) to distributions of interest to the Holders of the
            Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xviii) after the Class Principal Balance of the Class E
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xix) to distributions to the Holders of the Class F
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional

            Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

                  (xx) to distributions of interest to the Holders of the Class
            G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxi) after the Class Principal Balance of the Class F
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxii) to distributions to the Holders of the Class G
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                  (xxiii) to distributions of interest to the Holders of Class H
            Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiv) after the Class Principal Balance of the Class G
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxv) to distributions to the Holders of the Class H
            Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

                  (xxvi) to distributions of interest to the Holders of the
            Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxvii) after the Class Principal Balance of the Class H
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxviii) to distributions to the Holders of the Class J
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

                  (xxix) to distributions of interest to the Holders of the
            Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxx) after the Class Principal Balance of the Class J
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxxi) to distributions to the Holders of the Class K
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

                  (xxxii) to distributions of interest to the Holders of the
            Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxiii) after the Class Principal Balance of the Class K
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the

            Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxxiv) to distributions to the Holders of the Class L
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed; and

                  (xxxv) to distributions of interest to the Holders of the
            Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxvi) after the Class Principal Balance of the Class L
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                   (xxxvii) to distributions to the Holders of the Class M
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

                  (xxxviii) to distributions of interest to the Holders of the
            Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxix) after the Class Principal Balance of the Class M
            Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                   (xl) to distributions to the Holders of the Class N
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed; and

                   (xli) to make distributions to the Holders of the Class R-III
            Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(h), over (B) the aggregate distributions deemed made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (xl) above;

                   (xlii) to make distributions to the Holders of the Class R-II
            Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(i), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(h);

                  (xliii) to distributions to the Holders of the Class R-I
            Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xlii) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii) and (iii) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            All distributions of interest made in respect of the Class IO Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of Distributable Certificate Interest that would be payable on such Components on such Distribution Date if each such Component were treated as a separate Class of Regular Certificates.

            (b) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield

Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute each such Prepayment Premium and/or Yield Maintenance Premium, as additional interest, as follows:

                  (i) first, to the Holders of the respective Classes of
            Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date; and

                  (ii) second, to the Holders of the Class IO Certificates, to the extent of any remaining portion of such Prepayment Premium and/or Yield Maintenance Charge (distributions pursuant to this clause (ii) to be deemed allocable among the respective Components of the Class IO Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest in respect of such Components for the subject Distribution Date).

            On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts that represent Additional Interest actually collected on the ARD Loans and any related REO Loans during the related Collection Period and shall distribute: (i) 5% of such amounts to the Holders of the Class IO Certificates; and (ii) 95% of such amounts among the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates on a pro rata basis in accordance with the respective initial Class Principal Balances of such Classes of Certificates, without regard to whether any such Class is entitled to distributions of principal on such Distribution Date (whether by reason of its Class Principal Balance having been reduced to zero or by reason of it not yet being entitled to distributions of principal). Notwithstanding that the principal balance or notional amount, as the case may be, of a REMIC Regular Interest has been reduced to zero, the Trustee's obligation is limited to distributions to the last Certificateholder of record.

            (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or

Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-III Certificates.

            (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date.

            (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent receives written notification of or expects that the final distribution with respect to any

Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Paying Agent shall, subject to applicable law, distribute to the Holders of the Class R-III Certificates all unclaimed funds and other assets which remain subject thereto.

            (g) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.
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                                      121


            (h) All distributions made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; and all distributions made in respect of the Class IO Certificates on each Distribution Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or
Section 9.01, and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Component's Corresponding REMIC II Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC II Regular Interest.

            (i) On each Distribution Date, including, without limitation, the final Distribution Date in connection with a termination of the Trust Fund, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                  (i) as deemed distributions of interest in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                  (ii) as deemed distributions of principal in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

                  (iii) as deemed distributions in respect of the REMIC I
            Regular Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses (with compounded interest), previously allocated to each such REMIC I Regular Interest.

      Any Prepayment Premiums or Yield Maintenance Charges distributed to any Class of Regular Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium or charge was received.

            SECTION 4.02.   Statements to Certificateholders; CSSA Loan
                            File Report.

            (a) On each Distribution Date, the Trustee shall forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Underwriters and each Rating Agency, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

                  (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

                  (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to
            (A) Prepayment Premiums and/or Yield Maintenance Charges or (B) Additional Interest;

                  (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                  (v) the Available Distribution Amount for such Distribution
            Date;

                  (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date;
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                                      123


                  (vii) the aggregate unpaid principal balance of the Mortgage
            Pool outstanding as of the close of business on the related Determination Date;

                  (viii) the aggregate Stated Principal Balance of the Mortgage
            Pool outstanding immediately before and immediately after such Distribution Date;

                  (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

                  (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, and (D) as to which foreclosure proceedings have been commenced;

                  (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

                  (xii) with respect to any Mortgage Loan as to which a
            Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and
            (C) the amount of any Realized Loss in connection with such Liquidation Event;

                  (xiii) with respect to any REO Property included in the Trust
            Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

                  (xiv) the Accrued Certificate Interest and Distributable
            Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

                  (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (xvi) the Pass-Through Rate for each Class of Regular
            Certificates for such Distribution Date;

                  (xvii) the Principal Distribution Amount for such Distribution
            Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

                  (xix) the aggregate of all Realized Losses and Additional
            Trust Fund Expenses that were allocated on such Distribution Date;

                  (xx) the Class Principal Balance of each Class of Regular
            Certificates (other than the Class IO Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                  (xxi) the Certificate Factor for each Class of Regular
            Certificates immediately following such Distribution Date;

                  (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

                  (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

                  (xxiv) the aggregate amount of servicing fees paid to the
            Master Servicer and the Special Servicer during the related Collection Period; and

                  (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

                  (xxvi) the original and then current credit support levels for each Class of Regular Certificates;

                  (xxvii) the original and then current ratings for each Class of Regular Certificates;

                  (xxviii) the aggregate amount of Prepayment Premiums and Yield
            Maintenance Charges collected during the related Collection Period; and

                  (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class R-III Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            The Trustee shall deliver or shall cause to be delivered on each Distribution Date either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report, (ii) the Historical Loss Estimate Report,
(iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Loan Payoff Notification Report, (vii) a Comparative Financial Status Report, (viii) an Operating Statement Analysis and (ix) an NOI Adjustment Worksheet. The Trustee shall deliver or shall cause to be delivered on each Distribution Date by first class mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each Certificate Owner, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a hard copy (or a copy in an electronic medium acceptable to the recipient) of the CSSA Loan File Report and the CSSA Property File Report containing information regarding each Mortgaged Property most recently received from the Master Servicer. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer
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                                      126


nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            On each Distribution Date, the Trustee shall forward to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the Distribution Date Statement and Unrestricted Servicer Reports forwarded to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I, Class R-II and Class R-III Certificates on such Distribution Date.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) Not later than 2:00 p.m. New York City time on the third Business Day following each Determination Date or, if in any month the Distribution Date is the fifth Business Day following the related Determination Date, then not later than the second Business Day following such Determination Date, the Master Servicer shall furnish to the Trustee, the Depositor and the Underwriters, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow promptly, an accurate and complete CSSA Loan File Report providing the required information for the Mortgage Loans as of such Determination Date. The Depositor shall provide the information necessary for the CSSA set up file.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the CSSA Loan File Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CSSA Loan File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            SECTION 4.03. P&I Advances.

            (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances, or (ii) if such amounts are insufficient to discharge such obligation, subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of
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                                      128


the Master Servicer by facsimile transmission sent to telecopy (704) 383-9356 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone (704) 383-0535 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and
7.02 shall apply.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to
Section 4.03(c) below, equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided, that,
(i) if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer or the Trustee shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Servicing Fees and any related Principal Recovery Fees) in the event of subsequent delinquencies thereon; and
(ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (A) the amount of the P&I Advance that would otherwise be required without regard to this clause (ii), multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a

Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance from the date made (or, in the case of each Deemed Due Date Mortgage Loan, the end of the grace period for the subject delinquent payment) to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

            (e) In the case of each Deemed Due Date Mortgage Loan for the purposes of Section 4.03 (b), the related Due Date shall be deemed to occur on the first day of each month. Notwithstanding anything to the contrary set forth in Section 4.03(d), interest will accrue on each P&I Advance made in respect of any such Deemed Due Date Mortgage Loan from the end of the grace period for the related Scheduled Payment until such P&I Advance is reimbursed.

            SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; second, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; third, to the Class L Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and thirteenth pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates and the Class A-2 Certificates, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            (b) Each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class A-1 Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest M with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class A-2 Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest N with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class B Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest O with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class C Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest P with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class D Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest Q with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class E Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest R with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class F Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest S with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class G Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest T with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class H Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest U with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class J Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest V with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class K Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest W with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class L Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest X with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class M Certificates on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest Y with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest; and each Realized Loss and Additional Trust Fund Expense, if any, allocated to the Class N Certificates
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                                      132


on any Distribution Date shall be deemed to have first been allocated to REMIC II Regular Interest Z with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(i), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

            SECTION 4.05. Calculations.

            The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Use of Agents.

            The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility). The Master Servicer or the Trustee shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article VI or Article VIII hereof, as applicable, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Master Servicer under Section 6.03 or to the Trustee under Sections 8.01, 8.02 and 8.05, as applicable.
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                                      133


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18 and A-19; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Registered Certificates and the Class F Certificates and Class G Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates (other than the Class IO Certificates), $100,000 in the case of the Class IO Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Residual Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such
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                                      134


reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

            Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.

            (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided that (i) such a transfer may be made to a Person using funds from an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that, in the case of a Definitive Certificate, the proposed transferee certifies to the Trustee that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may also be made with respect to a Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N Certificate (in the case of a Class F or Class G Certificate, if Definitive Certificates are issue in respect thereof), if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification affidavit to that effect in the form attached as Exhibit H hereto. Notwithstanding the foregoing, for so long as any Class of Certificate constitutes a Class of Book-Entry Certificates, each prospective transferee of such Certificate or any interest therein shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate (i) the information set forth on Exhibit H, (ii) that it is using funds from an insurance company general account which is eligible for exemptive relief under
Section III of PTE 95-60 and the conditions of Section I, III and IV of PTE 95-60 are satisfied with respect to such transfer or (iii) that the purchase, continued holding and transfer of such Certificate or interest therein will not violate Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                  Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a pass-through interest holder".

                  (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
            Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
            Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of
            a Residual Certificate in violation of the restrictions in this
            Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iii) The Certificate Registrar shall make available to the
            Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and
            (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                        (A) written confirmation from each Rating Agency to the
                  effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust or the Trust Fund), to the effect that doing so will not cause either of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03. Book-Entry Certificates.

            (a) Each Class of Registered Certificates and the Class F and Class G Certificates shall initially be issued as one or more Certificates registered in the name of the

Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of
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                                      141


Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                   AND THE CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates; (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23; (iii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000; and (iv) in the case of a successor or surviving Person to the Master Servicer, it is determined by the Trustee in its reasonable judgment to have, after the merger, consolidation or transfer, as the case may be, financial and servicing capabilities comparable to that of the predecessor Master Servicer.

            SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) and the last sentence of the definition of Servicing Advances); (iii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iv) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of
Section 8.05.

            SECTION 6.04.   Resignation of Master Servicer and the Special
                            Servicer.

            The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Additional Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09. Designation of Special Servicer by the Controlling Class.

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section
6.02 to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.02. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11. The Controlling Class Representative.

            The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as set forth in, and in any event subject to, the second paragraph of this Section 6.11, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

                  (iii) any proposed sale of a defaulted Mortgage Loan or REO
            Property (other than in connection with the termination of the Trust
            Fund);

                  (iv) any determination to bring an REO Property into
            compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                  (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

                  (vi) any waiver of a "due-on-sale" or "due-on-encumbrance"
            clause; and

                  (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

            In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

            The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, agrees to take no action against the
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                                      149


Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default.

            (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the
            Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement; provided, however, that if such failure to deposit or remit occurs only once in any consecutive twelve-month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

                  (ii) any failure by the Special Servicer to deposit into the
            REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

                  (iii) any failure by the Master Servicer or the Special
            Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

                  (iv) any failure on the part of the Master Servicer or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (v) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vii) the Master Servicer or the Special Servicer shall
            consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

                  (x) the Trustee shall have received a written notice from a
            Rating Agency (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer as the case may be) to the effect that if the Master Servicer or Special Servicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be qualified, downgraded or withdrawn and the Trustee shall not have received a subsequent notice from such Rating Agency (within 90 days of receipt of the first notice) indicating anything to the contrary (and upon the 91st day the provisions of Section 7.01(b) shall apply); or

                  (xi) the Master Servicer shall fail to remit to the Paying
            Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) - (ix) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (x) or (xi) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of
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any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(xi), the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no
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appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) , (ix) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall
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                                      155


extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except with respect to an Event of Default resulting from a breach of the covenant in Section 3.22(d), for which the sole remedy shall be termination of the Master Servicer or as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.
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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of
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            the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02. Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X.

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against
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                                      158


such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

            (viii) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.16 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. Except as set forth in
Section 8.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04. Trustee May Own Certificates.

            The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans
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                                      160


or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its reckless disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            SECTION 8.06. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a credit rating of at least "AA" by each Rating Agency other than Moody's and "Aa3" by Moody's or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for
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                                      161


so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            SECTION 8.07. Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the
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                                      162


Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09. Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or
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                                      163


any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written, agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12. Appointment of Authenticating Agents.

            (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13. Appointment of Paying Agent.

            The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" (or its equivalent) by each of Standard & Poor's and Moody's, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. Any such appointment of a third party Paying Agent and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            SECTION 8.14. Appointment of REMIC Administrators.

            (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC

Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15. Access to Certain Information.

            The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            SECTION 8.16. Representations, Warranties and Covenants of Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (b) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

            SECTION 8.17. Reports to the Securities and Exchange Commission; Available Information.

            The Trustee shall prepare for filing, and execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Master Servicer a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, the Master Servicer, Lehman Brothers Inc., the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Legal Final Distribution Date.

            The Depositor, Lehman Brothers Inc., the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Master Servicer, the Depositor, Lehman Brothers Inc. or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, the Majority Subordinate Certificateholder's, Lehman Brothers Inc.'s or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, Lehman Brothers Inc. or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, Lehman Brothers Inc. or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, Lehman Brothers Inc. or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's, Lehman Brothers Inc.'s or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

            (i) to distributions of interest to the Holders of the Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the Class A-1 and Class A-2 Certificates, in an amount equal to, and pro rata in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date;

            (iii) to distributions to the Holders of the Class A-1 and Class A-2 Certificates, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) to distributions of principal to the Holders of the Class B Certificates, in an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

            (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (vii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class C

      Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) to distributions of principal to the Holders of the Class C Certificates, in an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;

            (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) to distributions of principal to the Holders of the Class D Certificates, in an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

            (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) to distributions of principal to the Holders of the Class E Certificates, in an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

            (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) to distributions of principal to the Holders of the Class F Certificates, in an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;

            (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) to distributions of principal to the Holders of the Class G Certificates, in an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

            (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) to distributions of principal to the Holders of the Class H Certificates, in an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

            (xxiv) to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

            (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) to distributions of principal to the Holders of the Class J Certificates, in an amount equal to the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date;

            (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

            (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) to distributions of principal to the Holders of the Class K Certificates, in an amount equal to the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date;

            (xxx) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

            (xxxi) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) to distributions of principal to the Holders of the Class L Certificates, in an amount equal to the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date;

            (xxxiii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed; and

            (xxxiv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) to distributions of principal to the Holders of the Class M Certificates, in an amount equal to the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date;

            (xxxvi) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund

      Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

            (xxxvii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxviii) to distributions of principal to the Holders of the Class N Certificates, in an amount equal to the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date;

            (xxxix) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed; and

            (xl) to distributions to the Holders of the Class R-I, R-II and R-III Certificates, as applicable, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxix) above.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates in accordance with Section 4.01(b). Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            All actual distributions on the respective Classes of REMIC III Certificates on the final Distribution Date in accordance with foregoing provisions of this Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(i) and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with Section 4.01(h).

            SECTION 9.02. Additional Termination Requirements.

            (a) If the Depositor, the Master Servicer, Lehman Brothers Inc., the Special Servicer or the Majority Subordinate Certificate holders purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in
Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Person affecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II and REMIC III as defined in
Section 860F of the Code or cause REMIC I, REMIC II and REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the Trustee shall specify the first day in the 90-day
            liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained at the expense of the Trust Fund;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Depositor, Lehman Brothers Inc., the Special Servicer or the Majority Subordinate Certificate holders, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the
            Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01. REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Certificates (or, in the case of the IO Certificates, each of its Components) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC
III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

            (e) For purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), the Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Certificates (or, in the case of the Class IO Certificates, each Component of such Class).

            (f) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I, REMIC II and REMIC III (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(i) or 10.01(j)).

            (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this
Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

            (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and
(iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special

Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code) (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing any of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on any of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (1) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to
Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than a

Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02. Grantor Trust Administration.

            (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The REMIC Administrator shall prepare, sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d) The REMIC Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01. Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written assurance that such amendment does not adversely affect in any material respect the rating on any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or on the Grantor Trust or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a "grantor trust" at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

            SECTION 11.02. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04. Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05. Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28228, Attention: Barry Reiner, facsimile number: 704-383-1356; (ii) in the case of the Master Servicer, First Union National Bank, First Union Capital Markets, Charlotte Plaza, 23 Floor, 201 South College Street, Charlotte, North Carolina 28288-1075, Attention: First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number: 704-383-9356; (iii) in the case of the Special Servicer, CRIIMI MAE Services Limited Partnership, 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Brian Hanson, fax number 301-468-3142, with a copy (at the same address) to David Iannarone, Legal Department - First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number:
301-255-0620; (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, facsimile number 410-884-2360, Attention: Corporate Trust Services (CMBS)--First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number 410-884-2363; (v) in the case of the Underwriters to each of First Union Capital Markets Group, One First Union Center, DC6, Charlotte, North Carolina 28288-1075,

Attention: Trish Hall, First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number: 704-374-6435 and Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number: 212-526-3746; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, facsimile number 212-553-1350; and (B) Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004,
Attention: Real Estate Ratings Group, Surveillance Manager, facsimile number:
212-412-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07. Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            SECTION 11.08. Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09. Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Lehman Brothers Inc. shall be a third party beneficiary to this Agreement with respect to its rights to receive the reports, statements and other information to which it is entitled hereunder, to preserve its rights under Sub-Servicing Agreements as contemplated by Section 3.22(d) and to terminate the Trust Fund pursuant to
Section 9.01. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement on the Closing Date shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.22(d), provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11. Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Trustee, the
            Master Servicer or the Special Servicer;

                  (iv) the repurchase of Mortgage Loans by either of the
            Mortgage Loan Sellers pursuant to either of the Mortgage Loan Purchase Agreements;

                  (v) any change in the location of the Distribution Account;

                  (vi) the final payment to any Class of Certificateholders; and

                  (vii) any sale or disposition of any Mortgage Loan or REO
            Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee; and

                  (ii) any change in the location of the Certificate Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14;

                  (iii) any Officers' Certificate delivered to the Trustee
            pursuant to Section 4.03(c) or 3.08; and

                  (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each statement or report described in Section 4.02.

            (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            SECTION 11.12. Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                            FIRST UNION COMMERCIAL MORTGAGE
                            SECURITIES, INC.
                                 Depositor


                                 By:
                                     ----------------------------------
                                 Name:  Craig Lieberman
                                 Title: Vice President

                            FIRST UNION NATIONAL BANK
                                 Master Servicer


                                 By:
                                     ----------------------------------
                                 Name:  Timothy S. Ryan
                                 Title: Vice President

                            CRIIMI MAE SERVICES LIMITED PARTNERSHIP
                                 Special Servicer

                                 By: CRIIMI MAE SERVICES, INC.


                                 By:
                                     ----------------------------------
                                 Name:
                                 Title:

                            NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION
                                 Trustee


                                 By:
                                     ----------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT A

                              Forms of Certificates

                                   EXHIBIT A-1

                          Form of Class A-1 Certificate

             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.280%  per annum                    A-1 Certificates as of the Closing
                                           Date: $760,000,000

Date of Pooling and Servicing              Initial Certificate Principal
Agreement:  as of May 1, 1998              Balance of this Class A-1 Certificate
                                           as of the Closing Date: $200,000,000

Closing Date:  May 28, 1998                Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AA 4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the

Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                       By:
                                          ----------------------------------
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                       By:
                                          ----------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

                       This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-2

                          Form of Class A-2 Certificate

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.560%                               A-2 Certificates as of the Closing
                                           Date: $1,693,794,000

Date of Pooling and Servicing              Initial Certificate Principal
Agreement:  as of May 1, 1998              Balance of this Class A-2
                                           Certificate as of the Closing Date:
                                           $200,000,000

Closing Date:  May 28, 1998                Aggregate Stated Principal
                                           Balance of the Mortgage Loans
                                           as of the Closing Date:
                                           $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No. 337367 AB 2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the

Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                       By:
                                          --------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                       By:
                                          --------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

                       This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-4

                          Form of Class IO Certificate

                   CLASS IO MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing              Aggregate Certificate Notional Amount
Agreement: as of May 1, 1998               of all Class IO Certificates as of
                                           the Closing Date: $3,408,048,239

Closing Date: May 28, 1998                 Certificate Notional Amount of this
                                           Class IO Certificate as of the
                                           Closing Date: $200,000,000

First Distribution Date:                   Aggregate Stated Principal Balance of
June 18, 1998                              the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AG 1

THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE NOTIONAL AMOUNT, BUT IS ENTITLED TO RECEIVE INTEREST ON ITS COMPONENTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 28, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS DEFINED IN THE PROSPECTUS DATED MAY 11, 1998 AND THE PROSPECTUS SUPPLEMENT DATED MAY 21, 1998 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), EXCEPT THAT EACH ARD LOAN IS REPAID ON ITS ANTICIPATED
REPAYMENT DATE, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[          ]
OF OID PER $[          ] OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO
MATURITY IS [     ]% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE
INITIAL ACCRUAL PERIOD IS NO MORE THAN $[          ] PER $1,000 OF INITIAL
CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

            This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Class IO Certificate in that certain beneficial ownership interest evidenced by all the Class IO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO Certificates will be made by Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class IO Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO Certificates are exchangeable for new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class IO Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the

Special Servicer, the Trustee, the Paying Agent, Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class IO Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________

________________________________________________________________

________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-5

                           Form of Class B Certificate

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate:  6.640%                              B Certificates as of the Closing
                                           Date: $170,403,000

Date of Pooling and Servicing              Initial Certificate Principal
Agreement:  as of May 1, 1998              Balance of this Class B
                                           Certificate as of the Closing Date:
                                           $170,403,000

Closing Date:  May 28, 1998                Aggregate Stated Principal
                                           Balance of the Mortgage Loans
                                           as of the Closing Date:
                                           $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No. 337367 AC 0

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS IO CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE

95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected

Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:
                                         ---------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                       By:
                                          --------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

                       This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-6

                           Form of Class C Certificate

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST


Pass-Through                               Class Principal Balance of the Class
Rate:  6.730%                              C Certificates as of the Closing
                                           Date: $170,402,000



Date of Pooling and Servicing              Initial Certificate Principal
Agreement:  as of May 1, 1998              Balance of this Class C
                                           Certificate as of the Closing Date:
                                           $170,402,000

Closing Date:  May 28, 1998                Aggregate Stated Principal
                                           Balance of the Mortgage Loans
                                           as of the Closing Date:
                                           $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AD 8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE

95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the

Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected

Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:
                                         -----------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:
                                         ----------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

                       This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-7

                           Form of Class D Certificate

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST


Pass-Through                               Class Principal Balance of the Class
Rate:  6.778%                              D Certificates as of the Closing
                                           Date: $204,483,000

Date of Pooling and Servicing              Initial Certificate Principal
Agreement:  as of May 1, 1998              Balance of this Class D
                                           Certificate as of the Closing Date:
                                           $200,000,000

Closing Date:  May 28, 1998                Aggregate Stated Principal
                                           Balance of the Mortgage Loans
                                           as of the Closing Date:
                                           $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota, National
                                           Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AE 6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE

95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:
                                         ----------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:
                                         ----------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

                       This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-8

                           Form of Class E Certificate

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.778%                               E Certificates as of the Closing
                                           Date: $68,161,000

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class E Certificate as of the
                                           Closing Date: $68,161,000

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998


Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AF 3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE

95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E

Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this

Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the

Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent



                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-9

                           Form of Class F Certificate

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.778%                               F Certificates as of the Closing
                                           Date: $51,121,000

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class F Certificate as of the
                                           Closing Date: $51,121,000

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AH 9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL

REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL

BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.

            No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the

Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-10

                           Form of Class G Certificate

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST


Pass-Through                               Class Principal Balance of the Class
Rate: 7.000%                               G Certificates as of the Closing
                                           Date: $102,241,582

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class G Certificate as of the
                                           Closing Date: $102,241,582

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AJ 5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL

REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE

PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.

            No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the

Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-11

                           Form of Class H Certificate

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 7.000%                               H Certificates as of the Closing
                                           Date: $17,040,241

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement:  as of May 1, 1998              of this Class H Certificate as of the
                                           Closing Date: $10,309,530

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AK 2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B)

SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 7.000%                               H Certificates as of the Closing
                                           Date: $17,040,241

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class H Certificate as of the
                                           Closing Date: $6,730,711

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998


Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 2                          CUSIP No.337367 AK 2

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B)

SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-12

                           Form of Class J Certificate

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.150%                               J Certificates as of the Closing
                                           Date: $34,080,482

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class J Certificate as of the
                                           Closing Date: $20,619,060

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AL 0

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B)

SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________

________________________________________________________________________________

for the account of _____________________________________________________________

_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to

_________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

_______________________________________________________________________________.

            This information is provided by ________________________, the

Assignee named above, or ______________, as its agent.

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.150%                               J Certificates as of the Closing
                                           Date: $34,080,482



Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class J Certificate as of the
                                           Closing Date: $13,461,422

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998


Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 2                          CUSIP No.337367 AL 0

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B)

SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-13

                           Form of Class K Certificate

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate:  6.150%                              K Certificates as of the Closing
                                           Date: $51,120,723

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement:  as of May 1, 1998              of this Class K Certificate as of the
                                           Closing Date: $30,928,589

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AM 8

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B)

SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the

Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.150%                               K Certificates as of the Closing
                                           Date: $51,120,723

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class K Certificate as of the
                                           Closing Date: $20,192,134

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 2                          CUSIP No.337367 AM 8

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B)

SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the

Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-14

                           Form of Class L Certificate

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.150%                               L Certificates as of the Closing
                                           Date: $34,080,482

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class L Certificate as of the
                                           Closing Date: $20,619,060

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AN 6

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV

OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the

Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this

Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate:  6.150%                              L Certificates as of the Closing
                                           Date: $34,080,482

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement:  as of May 1, 1998              of this Class L Certificate as of the
                                           Closing Date: $13,461,422

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National  Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 2                          CUSIP No.337367 AN 6

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV

OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the

Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this

Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-15

                           Form of Class M Certificate

              CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate: 6.150%                               M Certificates as of the Closing
                                           Date: $17,040,241

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement: as of May 1, 1998               of this Class M Certificate as of the
                                           Closing Date: $17,040,241

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AP 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV

OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class M Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-16

                           Form of Class N Certificate

              CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                               Class Principal Balance of the Class
Rate:  6.150%                              N Certificates as of the Closing

Date of Pooling and Servicing              Initial Certificate Principal Balance
Agreement:  as of May 1, 1998              of this Class N Certificate as of the
                                           Closing Date: $34,080,488

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1                          CUSIP No.337367 AQ 9

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K, THE CLASS L AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV

OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND CLASS M CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the

Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class N Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, but taking into account possible future distributions of Additional Interest) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate

Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, Lehman Brothers Inc., the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

            Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-17

                          Form of Class R-I Certificate

                  CLASS R-I MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing              Percentage Interest evidenced by this
Agreement: as of May 1, 1998               Class R-I Certificate: 100%

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National

Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such
Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the

Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be made by check payable to ____________________
_______________________________________________________________________________.

            Applicable statements and notices should be mailed to
______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-18

                         Form of Class R-II Certificate

                  CLASS R-II MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing              Percentage Interest evidenced by this
Agreement:  as of May 1, 1998              Class R-II Certificate: 100%

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National

Organization, as paying agent (the "Paying Agent"), under clause (ii)(A) of such
Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the

Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be made by check payable to ____________________
_______________________________________________________________________________.

            Applicable statements and notices should be mailed to
______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-19

                         Form of Class R-III Certificate

                 CLASS R-III MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1998-C2

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   FIRST UNION-LEHMAN BROTHERS-BANK OF AMERICA
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing              Percentage Interest evidenced by this
Agreement:  as of May 1, 1998              Class R-III Certificate: 100%

Closing Date: May 28, 1998                 Aggregate Stated Principal Balance of
                                           the Mortgage Loans as of the Closing
                                           Date: $3,408,048,239

First Distribution Date:
June 18, 1998

Master Servicer:                           Trustee:
First Union National Bank                  Norwest Bank Minnesota,
                                           National Association

Special Servicer:
CRIIMI MAE Services Limited
Partnership

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), CRIIMI MAE Services Limited Partnership in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-III Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of this Class R-III Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-III Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National

Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such
Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the transfer of this Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-III Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, Lehman Brothers Inc. or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the

Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: May 28, 1998

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Certificate Registrar


                                      By:__________________________________
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION,
                                      as Authenticating Agent


                                      By:__________________________________
                                                 Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of Assignor


                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall be made by check payable to ____________________
_______________________________________________________________________________.

            Applicable statements and notices should be mailed to
______________________________________________________________________
_______________________________________________________________________________.

            This information is provided by ________________________, the Assignee named above, or ______________, as its agent.

                                    EXHIBIT B

                             Mortgage Loan Schedule

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
1        IBM Corporate Office Complex                                 Route 100 and Route 138
2        Broadmoor Austin                                             11501 Burnet Road
3        Fox Valley Mall                                              Route 59 and East New York Ave.
4        Hawthorn Center                                              Milwaukee Ave and Town Line Road
5        First Union Plaza                                            999 Peachtree Street
6        Oakwood Village                                              185 Route 206
7        Phillips Place                                               6800 Fairview Road
9        Musselman Portfolio (Roll-Up)                                Various
9a       Comfort Suites (Musselman-Newport)                           420 Riverboat Row
9b       Comfort Suites (Musselman-Louisville)                        1850 Resource Way
9c       Comfort Inn (Musselman-Brooks)                               149 Willabrook Drive
9d       Fairfield Inn (Musselman-Shepherdsville)                     362 Brenton Way
9e       Sleep Inn (Musselman-Louisville)                             1850 Priority Way
9f       Days Inn (Musselman-Glasgow)                                 105 Days Inn Boulevard
9g       Comfort Inn (Musselman-Glasgow)                              210 Calvary Drive
9h       Days Inn (Musselman-Pikeville)                               518 South Mayo Trail
9i       Days Inn (Musselman-Ashland)                                 12700 State Road 180
9j       Holiday Inn Express (Musselman-Cave City)                    SEQ of I-65 and Kentucky Highway 90
10       Ohio Edison Office Building                                  76 South Main Street
11       The Ridge Gardens Apartments                                 8509 Old Harford Road
12       Holiday Inn Downtown                                         138 Lafayette Street
13       Peach Tree Apartments                                        2002-2042 Peach Orchard Drive
14       St. Andrews Place                                            12100 St. Andrews Place
15       Hunt Club                                                    404 Christopher Ave
16       100 West Chestnut St.                                        100 West Chestnut St.
17       Hickory Ridge Commons Shopping Center                        SEC of Winchester Road and Ridgeway Road
18       Holly Hall                                                   2111 Holly Hall Drive
19       1066 Third Avenue (Royale Retail Condominiums)               1066 Third Avenue
20       Richardson Highlands                                         401 Sherwood Drive
21       Burke Centre                                                 Burke Centre Pkwy. & Rte. 123
22       Stallings Portfolio (Loan Level)                             Various
22a      367 Business & Professional Park (Stallings Portfolio)       12400-12528 Lusher Road
22b      Lindbergh Business Center (Stallings Portfolio)              3200-3318 North Highway 67
22c      94 Hemsath Business Center (Stallings Portfolio)             2350 Highway 94 Outer Road South
22d      201 S. Central (Stallings Portfolio)                         201 S. Central
22e      Medical Arts Building (Stallings Portfolio)                  52 Maryland Plaza
22f      Lindbergh Center (Stallings Portfolio)                       3319-3391 North Highway 67
22g      Brown I-270 Professional Building (Stallings Portfolio)      5494 Brown Road
22h      Jamestown Business Center (Stallings Portfolio)              4401-4459 North Highway 67
22i      94 Heritage Service Station Mall (Stallings Portfolio)       2550-2600 Old Highway 94 South
22j      Lindburgh Park (Stallings Portfolio)                         2420-2432 North Highway 67
22k      Marietta Plaza (Stallings Portfolio)                         13210-13290 New Halls Ferry Road
23       Brinker Trust 11                                             Various
23a      On The Border - Store #16                                    1121 I-20 West
23b      Macaroni Grill - Store #131                                  5133 S. Padre Island Dr.
23c      On The Border - Store #50                                    4301 S. Broadway
23d      On The Border - Store #17                                    1890 S. Stemmon Frwy.
23e      Chili's - Store #332                                         7621 F.M. 1960
23f      Macaroni Grill - Store #37                                   1670 W. I-20
23g      Chili's - Store #520                                         5025 E. 42nd St.
23h      Chili's - Store #272                                         3710 Call Field Dr.
23i      Chili's - Store #326                                         2800 Judson Rd.
24       Brinker Trust 9                                              6700-6750 LBJ Freeway
25       Quince Orchard I Apartments                                  805 Quince Orchard Blvd
26       Levittown Trace Apartments                                   3000 Ford Rd.
27       Chester Mall                                                 Route 17M


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
1        Somers               NY       10589        178,378,814.33  1,561,831.11           6.8300    185            10/01/13
2        Austin               TX       78758        154,000,000.00    933,582.22           7.0400    155            04/10/11
3        Aurora               IL       60504         85,527,649.00    497,129.46           6.7500    102            11/10/06
4        Vernon Hills         IL       60061         77,863,877.00    452,583.79           6.7500    126            11/10/08
5        Atlanta              GA       30309         64,000,000.00    415,102.78           6.7500    180            05/01/13
6        Mount Olive          NJ       07836         63,766,163.27    441,378.01           7.3600    355            12/01/27
7        Charlotte            NC       28200         25,328,344.54    165,094.21           6.7900    119            04/01/08
9        Various              KY       Various       23,892,525.17    180,051.65           7.6720    116            01/01/08
9a       Newport              KY       41071
9b       Louisville           KY       40299
9c       Brooks               KY       40109
9d       Shepherdsville       KY       40165
9e       Louisville           KY       40299
9f       Glasgow              KY       42141
9g       Glasgow              KY       42141
9h       Pikeville            KY       41501
9i       Ashland              KY       41102
9j       Cave City            KY       42127
10       Akron                OH       44308         22,468,036.24    150,903.88           7.0800     82            03/01/05
11       Baltimore            MD       21234         22,168,011.77    149,609.90           7.1100    140            01/01/10
12       New York             NY       10013         21,840,552.21    177,903.72           7.5500     56            01/01/03
13       Falls Church         VA       22043         21,172,007.68    146,423.13           7.3750    178            03/01/13
14       Miramar              FL       33023         20,942,733.05    138,025.22           6.8800    117            02/01/08
15       Gaithersburg         MD       20879         20,806,341.65    135,991.59           6.8000    117            02/01/08
16       Chicago              IL       60610         20,000,000.00    131,051.84           6.8500    120            05/01/08
17       Memphis              TN       38115         17,952,727.94    120,965.75           7.1000    117            02/01/08
18       Houston              TX       77054         17,697,000.00    131,585.62           8.1400    110            07/01/07
19       New York             NY       10021         17,344,007.86    117,403.24           7.1400    116            01/01/08
20       Marin City           CA       94965         16,847,577.42    116,160.25           7.3260     80            01/01/05
21       Burke                VA       22015         16,446,273.67    110,662.85           7.0800    176            01/01/13
22       St. Louis            MO       Various       16,277,350.35    110,311.64           7.1700    118            03/01/08
22a      St. Louis County     MO       63138
22b      Florissant           MO       63033
22c      St. Charles          MO       63303
22d      Clayton              MO       63105
22e      St. Louis            MO       63108
22f      Florissant           MO       63033
22g      Hazelwood            MO       63042
22h      Florissant           MO       63034
22i      St. Charles          MO       63303
22j      Florissant           MO       63033
22k      Florissant           MO       63033
23       Various              TX       Various       15,391,930.50     91,787.23           7.1560    234            11/01/17
23a      Arlington            TX       76017
23b      Corpus Christie      TX       78411
23c      Tyler                TX       75703
23d      Lewisville           TX       75067
23e      Houston              TX       77070
23f      Arlington            TX       76017
23g      Odessa               TX       79762
23h      Witchita Falls       TX       78603
23i      Longview             TX       75605
24       Dallas               TX       75240         15,373,841.14     91,679.34           7.1560    234            11/01/17
25       Gaithersburg         MD       20876         15,161,953.80    104,858.30           7.3750    178            03/01/13
26       Bristol              PA       19007         14,522,217.09     98,536.04           7.1700    177            02/01/13
27       Chester              NY       10918         14,488,711.07     99,013.93           7.2600    119            04/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
1                         N           0.0400          0.0050     N           -          30/360     Lehman Brothers
2                         Y           0.0400          0.0050     Y           2.0000     Act/360    Lehman Brothers
3                         N           0.0400          0.0050     Y           2.0000     Act/360    Lehman Brothers
4                         N           0.0400          0.0050     Y           2.0000     Act/360    Lehman Brothers
5                360      N           0.0900          0.0050     N           -          Act/360    First Union
6                         N           0.0900          0.0050     N           -          Act/360    First Union
7                359      N           0.0900          0.0050     N           -          Act/360    First Union
9                296      Both        0.0900          0.0050     N           -          Act/360    Lehman Brothers
9a                        N
9b                        N
9c                        Y
9d                        N
9e                        N
9f                        N
9g                        N
9h                        Y
9i                        N
9j                        N
10                        N           0.1150          0.0050     Y           2.0000     Act/360    Lehman Brothers
11               356      N           0.0900          0.0050     N           -          30/360     First Union
12               236      N           0.0900          0.0050     N           -          Act/360    Lehman Brothers
13               358      N           0.0900          0.0050     N           -          Act/360    First Union
14               357      N           0.0900          0.0050     N           -          Act/360    Lehman Brothers
15               357      N           0.0900          0.0050     N           -          30/360     First Union
16               360      N           0.0900          0.0050     N           -          Act/360    First Union
17                        N           0.0950          0.0050     Y           2.0000     Act/360    Lehman Brothers
18                        N           0.0900          0.0050     Y           5.0000     Act/360    First Union
19               356      N           0.0900          0.0050     N           -          Act/360    Lehman Brothers
20               356      N           0.0900          0.0050     N           -          Act/360    Lehman Brothers
21               356      N           0.0900          0.0050     N           -          Act/360    First Union
22                        N           0.1400          0.0050     Y           2.0000     Act/360    Lehman Brothers
22a                       N
22b                       N
22c                       N
22d                       N
22e                       N
22f                       N
22g                       N
22h                       N
22i                       N
22j                       N
22k                       N
23               311      N           0.0900          0.0050     N           -          30/360     First Union       Y
23a                       N
23b                       N
23c                       N
23d                       N
23e                       N
23f                       N
23g                       N
23h                       N
23i                       N
24               311      N           0.0900          0.0050     N           -          30/360     First Union       Y
25               358      N           0.0900          0.0050     N           -          Act/360    First Union
26                        N           0.0900          0.0050     Y           2.0000     Act/360    Lehman Brothers
27               359      N           0.0900          0.0050     N           -          Act/360    Lehman Brothers


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
1                                                          1.32        63.7     No         Y          N
2                                                          1.50        76.2     No         Y          Y
3                                                          1.91        61.5     No         Y          Y
4                                                          2.00        58.8     No         Y          Y
5                                                          1.40        61.0     No         Y          Y
6                                                          1.30        79.7     No         Y          Y
7                                                          1.29        78.6     No         Y          Y
9                                                          1.41        68.2     No         Y          N
9a                                                         2.08        34.1
9b                                                         3.12        92.8
9c                                                         1.65        83.2
9d                                                         0.96        63.6
9e                                                         1.73        75.4
9f                                                         1.21        80.5
9g                                                         1.15        73.4
9h                                                         1.64        82.8
9i                                                         1.22        73.4
9j                                                         0.64        83.1
10                                                         1.42        74.2     No         Y          Y
11                                                         1.37        79.7     No         N          N
12                                                         1.53        55.0     No         Y          Y
13                                                         1.29        78.4     No         N          Y
14                                                         1.33        77.6     No         Y          Y
15                                                         1.21        79.6     No         Y          N
16                                                         1.21        76.5     No         N          Y
17                                                         1.25        78.2     No         Y          Y
18                                                         1.22        80.4     No         N          N
19                                                         1.21        74.4     No         N          Y
20                                                         1.22        78.4     No         Y          Y
21                                                         1.51        66.6     No         Y          Y
22                                                         1.44        74.7     No         N          Y
22a                                                        1.45        76.8
22b                                                        1.39        69.9
22c                                                        1.38        74.7
22d                                                        1.45        73.3
22e                                                        1.61        76.8
22f                                                        1.40        76.8
22g                                                        1.43        76.8
22h                                                        1.42        76.8
22i                                                        1.48        83.8
22j                                                        1.44        76.8
22k                                                        1.39        61.6
23       Brinker International      Y       Y              1.00        99.8     No         Y          N
23a                                                        0.00         0.0
23b                                                        0.00         0.0
23c                                                        0.00         0.0
23d                                                        0.00         0.0
23e                                                        0.00         0.0
23f                                                        0.00         0.0
23g                                                        0.00         0.0
23h                                                        0.00         0.0
23i                                                        0.00         0.0
24       Brinker International      Y       Y              1.00       100.1     No         Y          N
25                                                         1.26        74.9     No         N          Y
26                                                         1.27        79.8     No         Y          Y
27                                                         1.40        74.7     No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
28       Peachtree Walk                                                1074-1075 Peachtree Walk
29       Statesboro Mall                                               U.S. Highway #80 And Brannen Street
30       Days Inn & Suites Historic Savannah                           201 West Bay Street
31       Shaws Sainsbury                                               50 Boston Post Road
32       Sandy Mall                                                    9405-9560 S. 700 East St. & 830 E. 9400 South St.
33       Consolidated Cap Care Properties (8)                          Various
33a      Wynne Skilled                                                 400 Arkansas Street
33b      Marianna                                                      Highway 79 West
33c      Forrest City Intermediate - 500 Kittle Road                   500 Kittle Road
33d      DeWitt                                                        1325 Liberty Drive
33e      Stuttgart                                                     West 20th Street
33f      Forrest City Skilled - 603 Kittle Road                        603 Kittle Road
33g      Helena Skilled - 116 November                                 116 November Drive
33h      Helena Intermediate - 111 Hospital                            111 Hospital Drive
34       Stone Creek / Waters Landing                                  12840 Locbury Circle
35       Temple City Square                                            8847 Las Tunas Drive and 8913 Elm Avenue
36       Hechinger Commons Shopping Center                             3101-3231 Duke Street
37       Steeplechase / Largo                                          150 Steeplechase Way
38       Sandy Springs Plaza                                           6221 - 6351 Roswell Road NE
39       The Plantation at Lafayette                                   211 Liberty Ave.
40       North Atherton Place                                          North Atherton & Vairo Road
41       Woodholme Medical Building                                    1838 Greene Tree Road
42       GTE Stemmons Crossing                                         9999 West Technology Boulevard
43       Highland Pinetree Apartments                                  1501 S. Highland Avenue
44       Westmont Business Park (Roll-up)                              Various
44a      SWC of Burr Oak Drive and Chestnut Avenue (Westmont)          SWC of Burr Oak Drive and Chestnut Avenue
44b      2-44 Plaza Drive (Westmont)                                   22-44 Plaza Drive
44c      825 North Cass Avenue (Westmont)                              825 North Cass Avenue
44d      640-650 Blackhawk Drive (Westmont)                            640-650 Blackhawk Drive
45       Wyndham Garden Hotel                                          3350 Avenue of the Arts
46       Hulen Bend Center                                             6080 South Hulen Road
47       Cineplex Odeon Movie Theater                                  6150 East Avenue
48       Rose Hill II                                                  4910-4926 Knickerbocker Drive
49       Golf Glen Mart Plaza                                          9000-9196 Golf Road
50       Clearwater Crossing Shopping Center                           NWC 82nd Street/Dean Road
51       Rivercrest Village Apartments                                 7928 La Riviera Drive
52       Super K-Mart Center                                           111 Constitution Drive
53       Quince Orchard II Apartments                                  805 Quince Orchard Blvd
54       Market at Wolfcreek                                           Germantown Parkway Highway 64 on Stage Road
55       Brinker Trust 5                                               0
55a      Macaroni Grill - Store #106                                   780 Cobb Place Blvd.
55b      On The Border - Store #24                                     8555 S. Quebec St.
55c      Chili's - Store #364                                          3030 S. Glenstone
55d      Chili's - Store #523                                          301 Constitution
55e      Chili's - Store #256                                          2107 N. Veterans Pkwy.
55f      Chili's - Store #421                                          3580 Broadway
56       Brinker Trust 7                                               Various
56a      Macaroni Grill - Store #53                                    39300 Seven Mile Rd.
56b      Macaroni Grill - Store #84                                    2572 Citiplace Court
56c      On The Border - Store #40                                     8101 Giacosa Dr.
56d      Chili's - Store #500                                          2319 Iowa St.
56e      Chili's - Store #404                                          9610 Hwy 5
56f      Chili's - Store #314                                          1388 Kildaire Farm Rd.
57       Northwind                                                     1680 Sky Mountain Road
58       Brinker Trust 2                                               Various
58a      Macaroni Grill - Store #50                                    11100 West Markham
58b      Macaroni Grill - Store #115                                   740 SE Maynard Rd.
58c      Chili's - Store #470                                          1706 E. Cheyenne Mountain Rd.
58d      Chili's - Store #302                                          3795 E. Main St.


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
28       Atlanta              GA       30309        14,452,038.73     96,468.86           7.0000       116            01/01/08
29       Statesboro           GA       30458        14,288,507.76     96,100.57           7.1000       119            04/01/08
30       Savannah             GA       31401        13,770,454.32    100,548.92           7.3400       118            03/01/08
31       Orange               CT       44601        13,760,326.29     95,052.20           7.1250       297            02/01/23
32       Sandy                UT       84093        13,738,706.98     91,386.77           6.9900        83            04/01/05
33       Various              AR       Various      13,404,516.00    110,828.06           7.7500       236            01/01/18
33a      Wynne                AR       72396
33b      Marianna             AR       72342
33c      Forrest City         AR       72335
33d      Dewitt               AR       72042
33e      Stuttggart           AR       72160
33f      Forrest City         AR       72335
33g      Helena               AR       72342
33h      Helena               AR       72342
34       Germantown           MD       20866        13,365,532.22     87,357.98           6.8000       117            02/01/08
35       Temple City          CA       91780        13,269,824.24     91,405.09           7.3400       119            04/01/08
36       Alexandria           VA       22314        13,230,217.88     87,043.07           6.8750       154            03/01/11
37       Largo                MD       20772        13,205,943.83     86,314.90           6.8000       117            02/01/08
38       Sandy Springs
            (Atlanta)         GA       30328        13,189,312.81     88,374.69           7.0625       119            04/01/08
39       Lafayette            LA       70508        12,750,000.00     89,499.33           7.5400       114            11/01/07
40       Patton Township      PA       16802        12,469,243.47     88,666.62           7.0400       298            03/01/23
41       Baltimore            MD       21208        12,443,167.58     90,924.24           7.6000       115            12/01/07
42       Dallas               TX       77071        12,400,000.00     83,582.95           7.1300       120            05/01/08
43       Fullerton            CA       92632        12,389,735.13     82,081.54           6.9500       119            04/01/08
44       Westmont             IL       60559        12,218,749.98     83,732.84           7.2700        81            02/01/05
44a      Westmont             IL       60559
44b      Westmont             IL       60559
44c      Westmont             IL       60559
44d      Westmont             IL       60559
45       Costa Mesa           CA       92626        12,204,210.32     89,255.38           7.3400       117            02/01/08
46       Fort Worth           TX       76132        12,168,124.07     82,234.84           7.1300       117            02/01/08
47       Hodgkins             IL       60525        12,124,123.68     93,793.98           7.9900       297            02/01/23
48       Alexandria           VA       22310        11,980,750.16     80,846.22           7.1250       118            03/01/08
49       Niles                IL       60714        11,863,983.65     82,799.48           7.4500        80            01/01/05
50       Indianapolis         IN       46250        11,569,846.73     78,425.57           7.1600       177            02/01/13
51       Sacramanto           CA       95826        11,564,174.06     79,904.97           7.3480       116            01/01/08
52       West Monroe          LA       71292        11,283,800.93     94,734.07           8.3400       254            07/01/19
53       Gaithersburg         MD       20878        10,979,483.59     75,932.83           7.3750       178            03/01/13
54       Memphis              TN       38101        10,947,916.37     78,400.40           7.6825       173            10/01/12
55       0                    GA       Various      10,671,795.87     63,639.47           7.1560       234            11/01/17
55a      Kennesaw             GA       30144
55b      Highlands Ranch      CO       80126
55c      Springfield          MO       65804
55d      W. Monroe            LA       71292
55e      Bloomington          IL       61704
55f      Edmond               OK       73013
56       Various              MI       Various      10,585,153.28     63,122.81           7.1560       234            11/01/17
56a      Livonia              MI       48152
56b      Baton Rouge          LA       70808
56c      Memphis              TN       38133
56d      Lawrence             KS       66046
56e      Douglasville         GA       30135
56f      Cary                 NC       27511
57       Reno                 NV       89503        10,585,106.73     71,414.16           7.1250       118            03/01/08
58       Various              AR       Various      10,513,286.94     62,694.24           7.1560       234            11/01/17
58a      Little Rock          AR       72211
58b      Cary                 NC       27511
58c      Colorado Springs     CO       80906
58d      St. Charles          IL       60174


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
28               356     N            0.0900          0.0050     N            -         Act/360    First Union
29               359     N            0.0900          0.0050     N            -         Act/360    Lehman Brothers
30               298     N            0.0900          0.0050     N            -         Act/360    Lehman Brothers
31                       N            0.0900          0.0050     N            -          30/360    First Union          Y
32               359     N            0.0900          0.0050     N            -         Act/360    Lehman Brothers
33                       N            0.0900          0.0050     N            -         Act/360    First Union
33a                      N
33b                      N
33c                      N
33d                      N
33e                      N
33f                      N
33g                      N
33h                      N
34               357     N            0.0900          0.0050     N            -          30/360    First Union
35               359     N            0.1400          0.0050     N            -         Act/360    Lehman Brothers
36               358     N            0.0900          0.0050     N            -         Act/360    First Union
37               357     N            0.0900          0.0050     N            -          30/360    First Union
38               359     N            0.0900          0.0050     N            -         Act/360    First Union
39               360     N            0.0900          0.0050     N            -         Act/360    First Union
40                       Y            0.1400          0.0050     N            -          30/360    Lehman Brothers
41               319     N            0.0900          0.0050     N            -         Act/360    First Union
42               360     N            0.0900          0.0050     N            -         Act/360    Lehman Brothers
43                       N            0.1400          0.0050     Y            2.0000    Act/360    Lehman Brothers
44               357     N            0.1400          0.0050     N            -         Act/360    Lehman Brothers
44a                      N
44b                      N
44c                      N
44d                      N

45               297     N            0.0900          0.0050     N            -         Act/360    Lehman Brothers
46                       N            0.0900          0.0050     Y            2.0000    Act/360    Lehman Brothers
47                       N            0.0900          0.0050     N            -          30/360    Lehman Brothers
48               358     N            0.0900          0.0050     N            -          30/360    First Union
49                       N            0.0900          0.0050     Y            2.0000    Act/360    Lehman Brothers
50                       N            0.1500          0.0050     Y            2.0000    Act/360    Lehman Brothers
51               356     N            0.0900          0.0050     N            -         Act/360    Lehman Brothers
52                       N            0.0400          0.0050     N            -          30/360    Lehman Brothers      Y
53               358     N            0.0900          0.0050     N            -         Act/360    First Union
54               353     N            0.1500          0.0050     N            -         Act/360    Lehman Brothers
55               311     N            0.0900          0.0050     N            -          30/360    First Union          Y
55a                      N
55b                      N
55c                      N
55d                      N
55e                      N
55f                      N

56               311     N            0.0900          0.0050     N            -          30/360    First Union          Y
56a                      N
56b                      N
56c                      N
56d                      N
56e                      N
56f                      N

57               358     N            0.0900          0.0050     N            -         Act/360    First Union
58               311     N            0.0900          0.0050     N            -          30/360    First Union          Y
58a                      N
58b                      N
58c                      N
58d                      N


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
28                                                         1.26        72.3     No         Y          Y
29                                                         1.41        71.8     No         Y          Y
30                                                         1.40        74.4     No         N          Y
31       J. Sainsbury PLC                                  1.00        99.0     No         N          N
32                                                         1.29        72.3     No         Y          Y
33                                                         2.00        55.4     No         Y          N
33a                                                        0.00         0.0
33b                                                        0.00         0.0
33c                                                        0.00         0.0
33d                                                        0.00         0.0
33e                                                        0.00         0.0
33f                                                        0.00         0.0
33g                                                        0.00         0.0
33h                                                        0.00         0.0
34                                                         1.27        79.8     No         Y          N
35                                                         1.29        79.9     No         Y          Y
36                                                         1.43        71.9     No         Y          Y
37                                                         1.30        79.8     No         Y          N
38                                                         1.30        79.9     No         Y          Y
39                                                         1.21        75.0     No         N          Y
40                                                         1.42        75.1     No         Y          N
41                                                         1.40        71.5     No         N          N
42                                                         1.27        71.3     No         Y          Y
43                                                         1.33        78.2     No         N          Y
44                                                         1.31        72.6     No         Y          Y
44a                                                        0.00        72.6
44b                                                        0.00        72.6
44c                                                        0.00        72.6
44d                                                        0.00        72.6
45                                                         1.40        56.8     No         Y          Y
46                                                         1.21        74.9     No         Y          Y
47                                                         1.25        74.4     No         Y          N
48                                                         1.26        79.9     No         N          N
49                                                         1.20        78.6     No         Y          Y
50                                                         1.31        78.7     No         Y          Y
51                                                         1.24        79.8     No         Y          Y
52       K-Mart                                            1.02        93.3     No         Y          N
53                                                         1.25        74.9     No         N          Y
54                                                         1.44        71.4     LB-H       Y          N
55       Brinker International     Y        Y              1.00        99.7     No         Y          N
55a                                                        0.00         0.0
55b                                                        0.00         0.0
55c                                                        0.00         0.0
55d                                                        0.00         0.0
55e                                                        0.00         0.0
55f                                                        0.00         0.0
56       Brinker International     Y        Y              1.00        99.8     No         Y          N
56a                                                        0.00         0.0
56b                                                        0.00         0.0
56c                                                        0.00         0.0
56d                                                        0.00         0.0
56e                                                        0.00         0.0
56f                                                        0.00         0.0
57                                                         1.27        79.7     No         Y          Y
58       Brinker International     Y        Y              1.00        99.9     No         Y          N
58a                                                        0.00         0.0
58b                                                        0.00         0.0
58c                                                        0.00         0.0
58d                                                        0.00         0.0

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number    Property Name                                                 Address
(i)       (ii)                                                          (ii)
58e       Chili's - Store # 309                                         9009 E. 71st Street
58f       Chili's - Store #329                                          1161 Old Salem Rd.
59        Concorde Centre II Office Building                            2999 NE 191st Street
60        Sundance West Apartments                                      3245 Clover Way
61        Old Farm                                                      3751 Appian Way
62        River Reach                                                   628 River Reach Dr.
63        Maplewood Center                                              8200-8300 Shoppers Square
64        Health Care South(6 Prop)                                     Various
64a       Toombs Nursing Home                                           181 Oxley Drive
64b       Brentwood Terrace Health Center                               115 Brentwood Drive
64c       Lee County Health Care                                        214 Main Street
64d       Liliann G. Carter Nursing Home                                225 Hospital Street
64e       Sparta Health Care Center                                     Broad Street/Military Highway 22
64f       Oconee Health Care Center                                     107 Ridgview Drive
65        Spinnaker Reach Apartments                                    3875 San Pablo Rd.
66        Inverrary 441 Apartments                                      1196 NW 40th Avenue
67        Eastland Plaza                                                678 North Wilson Way
68        Woodhaven Apartments                                          625 South Redwood Road
69        Best Western Greenfield Inn                                   3000 Enterprise Drive
70        Hampton Inn Pensacola Beach                                   Two Via Del Luna
71        Plaza LaFayette                                               13011 - 13051 Newport Avenue
72        The Broun Portfolio Consolidation                             Various
72a       The Glen                                                      148 Governors Court
72b       The Mews Apartments                                           249 Meadows Drive
72c       Meadowlark Apartments                                         101 Meadowlark Drive
73        North Willow Commons Shopping Center                          1410-1520 West 86th Street
74        International Club Apartments                                 1900 SW 122nd Avenue
75        Village Green Apartments                                      222 South Clovis Avenue
76        Liberty Gardens                                               101 Liberty Garden Road
77        Park Forest                                                   7529 Fleta
78        Kings Harbor Multicare Center                                 2000 East Gun Hill Road
80        Briarcliffe Lakeside Apartments                               1750 East 22nd Street
81        Daytona Beach Hilton Oceanfront Resort                        2637 S. Atlantic Avenue
82        Valley Manor                                                  141C Marina Drive
83        North Oaks Plaza                                              7151 Natural Bridge Road
84        The Morrison Building                                         6525 Morrison Boulevard
85        Sandstone Apartments                                          405 East Prince Road
86        Innsbrook Village                                             800 E Nichols Blvd
87        1616 Walnut Street                                            1616 Walnut Street
88        Century Village Apartments                                    4801 Spencer Street
89        Hampton Inn (Louisville)                                      800 Phillips Lane
90        Hampton Inn & Suites - Pineville                              401 Towne Centre Boulevard
91        La Villita Apartments                                         1550  E Harmon
92        White Marlin Mall, Phase I                                    North Side of U.S. Route 50
93        Claremont Retirement Village                                  7041 Bent Tree Blvd.
94        Brookside West Apartments                                     420 Berman Road
95        Harris Boulevard I                                            5100 West Harris Bouldevard
96        Scott Mountain by the Brook                                   7828 SE Aspen Summit Drive
97        Classic Portfolio (Roll-up)                                   Various
97a       2 Horatio Street (Classic Portfolio)                          2 Horatio Street
97b       162 W. 56th Street (Classic Portfolio)                        162 W. 56th Street
97c       400 E. 52nd Street (Classic Portfolio)                        400 E. 52nd Street
97d       45 E. 66th Street (Classic Portfolio)                         45 E. 66th Street
97e       129 E. 82nd Street (Classic Portfolio)                        129 E. 82nd Street
98        Oak Hills Medical Plaza                                       7345 Medical Center Drive
99        North Point - Springhouse Phase I                             5010 Split Rail Drive
100       Kensington Club Apartments                                    14250 Kimberley Lane
101       Village Green Office Park                                     5655 Lindero Canyon Road
102       West Georgia Commons                                          North Side of Lafayette Parkway
103       Colleyville Court                                             4904 Colleyville Road
104       Tlaquepaque Arts & Crafts Village                             336 State Highway 179
105       Innsbrook Shoppes                                             4206 Cox Road


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
58e      Tulsa                OK       74133
58f      Conyers              GA       30207
59       Aventura             FL       33180        10,500,000.00   72,199.14           7.3300       120            05/01/08
60       Reno                 NV       89509        10,092,322.04   68,214.00           7.1250       116            01/01/08
61       Lexington            KY       40517         9,968,198.82   67,878.82           7.2000       116            01/01/08
62       Orlando              FL       32828         9,932,082.23   69,128.75           7.4400       358            03/01/28
63       Manassas Park        VA       20111         9,745,742.13   67,657.93           7.3960       116            01/01/08
64       Various              GA       Various       9,717,397.08   81,666.44           7.9500       115            12/01/07
64a      Lyons                GA       30436
64b      Waynesboro           GA       30830
64c      Leesburg             GA       31763
64d      Plains               GA       31780
64e      Sparta               GA       31087
64f      Oconee               GA       31067
65       Jacksonville         FL       32224         9,687,495.88   67,624.66           7.4700       358            03/01/28
66       Lauderhill           FL       33133         9,586,461.99   64,579.81           7.1100       118            03/01/08
67       Stockton             CA       95202         9,565,038.58   66,304.81           7.3750       115            12/01/07
68       Salt Lake City       UT       84104         9,530,000.00   70,860.08           8.1400       110            07/01/07
69       Allen Park           MI       48101         9,265,237.21   67,761.23           7.3400       177            02/01/13
70       Pensacola Beach      FL       32561         9,250,000.00   65,731.55           7.0600       120            05/01/08
71       Tustin               CA       92780         9,242,654.04   62,537.63           7.1600       155            04/01/11
72       Atlanta              GA       Various       9,237,003.50   62,318.96           7.1250       118            03/01/08
72a      Cartersville         GA       30120
72b      Loganville           GA       30249
72c      McDonough            GA       30253
73       Washington Township  IN       46278         9,205,383.81   61,469.42           7.0100       177            02/01/13
74       Miami                FL       33175         9,186,994.22   61,826.94           7.1000       118            03/01/08
75       Frenso               CA       93727         9,177,123.74   63,824.51           7.4200       116            01/01/08
76       Bergenfield          NJ       07621         9,136,905.79   61,182.74           7.0500       118            03/01/08
77       St. Louis            MO       63123         8,970,695.39   60,361.55           7.0800       176            01/01/13
78       Bronx                NY       10469         8,951,209.01   74,664.64           7.8900       237            02/01/18
80       Wheaton              IL       60187         8,776,084.48   57,956.81           6.9000       117            02/01/08
81       Daytona Beach Shores FL       32118         8,281,860.32   59,886.06           7.2300       118            02/29/08
82       Edison               NJ       08817         8,174,179.08   55,938.46           7.2500       176            01/01/13
83       Northwoods           MO       63121         8,093,897.78   56,220.97           7.4250       239            04/01/18
84       Charlotte            NC       28211         8,050,981.33   58,286.68           7.2000       115            12/01/07
85       Tuscon               AZ       85705         7,983,000.00   59,357.40           8.1400       110            07/01/07
86       Sparks               NV       89434         7,924,512.91   53,743.19           7.1590       116            01/01/08
87       Philadelphia         PA       19103         7,794,129.65   54,165.35           7.4300       119            04/01/08
88       Las Vegas            NV       89119         7,774,993.83   52,729.16           7.1590       116            01/01/08
89       Louisville           KY       40209         7,771,500.87   57,641.31           7.5000       117            02/01/08
90       Pineville            NC       28134         7,766,189.12   59,557.21           7.8750       116            01/01/08
91       Las Vegas            NV       89119         7,765,332.63   53,771.69           7.3560       114            11/01/07
92       Ocean City           MD       21842         7,743,942.22   52,816.11           7.2400       119            04/01/08
93       Columbus             OH       43235         7,589,517.39   51,587.90           7.2000       118            03/01/08
94       Augusta              GA       30909         7,579,696.26   50,562.99           7.0000       117            02/01/08
95       Charlotte            NC       28269         7,400,000.00   57,817.15           7.1000       240            05/01/18
96       Portland             OR       97266         7,377,558.77   51,438.18           7.4400       116            01/01/08
97       New York             NY       Various       7,201,769.35   49,645.50           7.3300       117            02/01/08
97a      New York             NY       10001
97b      New York             NY       10001
97c      New York             NY       10001
97d      New York             NY       10021
97e      New York             NY       10028
98       West Hills           CA       91307         7,181,443.42   48,921.50           7.2100       117            02/01/08
99       Winston-Salem        NC       27106         7,171,377.96   48,945.88           7.2150       115            12/01/07
100      Houston              TX       77079         7,131,286.58   48,146.75           7.1200       117            02/01/08
101      Westlake Village     CA       91362         7,096,616.22   51,601.86           7.8630       114            11/01/07
102      LaGrange             GA       30241         7,094,294.06   47,714.27           7.1000       119            04/01/08
103      Collyville           TX       76034         7,081,449.20   47,857.98           7.1300       117            02/01/08
104      Sedona               AZ       86336         7,055,984.78   49,447.89           7.5100       118            03/01/08
105      Glen Allen           VA       23060         7,000,000.00   48,228.05           7.3500       180            05/01/13


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
58e                      N
58f                      N
59               360     N            0.1150          0.0050     N          -           Act/360    Lehman Brothers
60               356     N            0.0900          0.0050     N          -           Act/360    Bank of America
61               356     N            0.0900          0.0050     N          -           Act/360    First Union
62                       N            0.0900          0.0050     N          -           Act/360    First Union
63                       N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
64               235     N            0.0900          0.0050     N          -           Act/360    First Union
64a                      N
64b                      N
64c                      N
64d                      N
64e                      N
64f                      N
65                       N            0.0900          0.0050     N          -           Act/360    First Union
66               358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
67               355     N            0.0900          0.0050     N          -           Act/360    First Union
68                       N            0.0900          0.0050     Y          5.0000      Act/360    First Union
69               297     N            0.0900          0.0050     N          -           Act/360    First Union
70               300     N            0.1500          0.0050     N          -           Act/360    Lehman Brothers
71               359     N            0.0900          0.0050     N          -           Act/360    First Union
72               358     N            0.0900          0.0050     N          -           Act/360    First Union
72a                      N
72b                      N
72c                      N
73                       N            0.0950          0.0050     Y          2.0000      Act/360    Lehman Brothers
74               358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
75               357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
76               358     N            0.1150          0.0050     N          -           Act/360    First Union
77               356     N            0.0900          0.0050     N          -            30/360    First Union
78                       Y            0.0900          0.0050     N          -           Act/360    First Union
80                       N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
81                       N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
82               356     N            0.0900          0.0050     N          -           Act/360    First Union
83                       N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
84               295     N            0.0900          0.0050     N          -            30/360    First Union
85                       N            0.0900          0.0050     Y          5.0000      Act/360    First Union
86               356     N            0.0900          0.0050     N          -           Act/360    Bank of America
87               359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
88               356     N            0.0900          0.0050     N          -           Act/360    Bank of America
89               297     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
90               296     N            0.0900          0.0050     N          -           Act/360    First Union
91               354     N            0.0900          0.0050     N          -           Act/360    Bank of America
92               359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
93               358     N            0.0900          0.0050     N          -           Act/360    First Union
94               357     N            0.0900          0.0050     N          -           Act/360    First Union
95                       N            0.0900          0.0050     N          -           Act/360    First Union
96               356     N            0.0900          0.0050     N          -           Act/360    First Union
97                       Both         0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
97a                      N
97b                      N
97c                      Y
97d                      N
97e                      N
98                       N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
99               355     N            0.0900          0.0050     N          -            30/360    First Union
100              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
101              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
102              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
103                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
104                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
105              360     N            0.0900          0.0050     N          -           Act/360    First Union


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
58e                                                        0.00        0.0
58f                                                        0.00        0.0
59                                                         1.30       73.4      No         Y          Y
60                                                         1.57       74.8      No         Y          Y
61                                                         1.31       79.8      No         Y          Y
62                                                         1.26       84.9      No         N          Y
63                                                         1.45       73.3      No         Y          Y
64                                                         1.71       60.3      No         Y          N
64a                                                        0.00        0.0
64b                                                        0.00        0.0
64c                                                        0.00        0.0
64d                                                        0.00        0.0
64e                                                        0.00        0.0
64f                                                        0.00        0.0
65                                                         1.21       83.5      No         N          Y
66                                                         1.36       79.9      No         N          Y
67                                                         1.26       79.7      No         Y          Y
68                                                         1.26       73.3      No         N          N
69                                                         1.40       64.3      No         Y          Y
70                                                         2.20       60.9      No         Y          Y
71                                                         1.26       73.9      No         Y          Y
72                                                         1.50       79.5      No         N          Y
72a                                                        0.00        0.0
72b                                                        0.00        0.0
72c                                                        0.00        0.0
73                                                         1.32       78.7      No         Y          Y
74                                                         1.31       79.9      No         N          Y
75                                                         1.22       78.3      No         N          Y
76                                                         1.33       79.8      No         Y          Y
77                                                         1.41       70.4      No         N          N
78                                                         2.33       20.8      No         Y          N
80                                                         1.25       79.8      No         Y          Y
81                                                         1.48       59.2      No         Y          Y
82                                                         1.25       79.4      No         N          Y
83                                                         1.30       74.9      No         N          Y
84                                                         1.68       64.9      No         N          N
85                                                         1.19       79.8      No         N          N
86                                                         1.53       74.8      No         Y          Y
87                                                         1.42       71.5      No         Y          Y
88                                                         1.39       74.8      No         Y          Y
89                                                         1.49       74.7      No         Y          Y
90                                                         1.38       74.5      Panos      Y          N
91                                                         1.33       79.2      No         Y          Y
92                                                         1.35       71.7      No         Y          Y
93                                                         1.64       69.0      No         Y          Y
94                                                         1.30       75.8      No         N          Y
95                                                         1.26       71.7      No         N          Y
96                                                         1.25       78.5      No         N          Y
97                                                         1.34       72.0      No         Y          Y
97a                                                        0.00        0.0
97b                                                        0.00        0.0
97c                                                        0.00        0.0
97d                                                        0.00        0.0
97e                                                        0.00        0.0
98                                                         1.34       68.4      No         Y          Y
99                                                         1.29       79.7      No         N          N
100                                                        1.26       77.9      No         Y          Y
101                                                        1.46       74.7      No         Y          N
102                                                        1.32       68.5      No         Y          Y
103                                                        1.29       74.8      No         Y          Y
104                                                        1.25       73.5      No         Y          Y
105                                                        1.35       74.9      No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
106      Glen Harbor Plaza                                            S/W/C School Street and Highland Road
107      Hulen Fashion Center                                         5200 South Hulen Street
108      Decatur Crossing Shopping Center                             248 South Decatur Blvd
109      Montgomery Street                                            135 Montgomery Street
110      City Place                                                   133 Stuart Street
111      Sunscape West Apartments                                     8840 19th St.
112      Orangebrook Manor Apartments                                 5400 Yarmouth Avenue
113      Trinity Place Apartments                                     1331 Trinity Place
114      Le Med Apartments                                            950 W. Sierra Madre Avenue
115      Pleasant Hills Villas                                        5520 Pleasant Hill Avenue
116      Westminster Plaza                                            12109-12121 Westheimer Road
117      Legacy Apartments                                            1411 East Orangewood Avenue
118      Valley Breeze Apartments                                     1394 Oro Vista Road
119      City Center Building                                         227 Bronough Street
120      Dublin Mall                                                  U.S. Highway 80 and Shamrock Drive
121      Fountain Court                                               6355-6605 Manatee Avenue
122      New Market Mall                                              NEQ I 270 & Sawmill Road
123      Highgate Apartments                                          5710 Fourth St.
124      Playa Blanca Apartments                                      1905-79 Avenida Del Mexico
125      Minges Brook Mall                                            5700 Beckley Road
126      The Addison                                                  831 E. Morehead St.
127      Carolina Apartments                                          401 Highway 54 Bypass
128      Holiday Inn Lynchburg                                        601 Main Street
129      PalmTree Plaza                                               3513-3533 Canon Road
130      Victoria Apartments                                          414-444 South Ardmore Avenue
131      Pelham at Hyland Business Center                             Pelham Road at Hyland Road
132      Franklin Plaza                                               281-339 Bickett Boulevard
133      Cumberland Green                                             26 Ladow Avenue
134      Spring Center                                                8627 16th Street
135      Rose Hill I                                                  6200-6268 Rose Hill Drive
136      Officemax and Best Buy                                       2420 & 2452 East Springs Drive
137      Two Executive Boulevard                                      Two Executive Boulevard
138      Green Grove                                                  99 Green Grove
139      Constantine Village                                          26 Constantine Place
141      Shoppes of Olney                                             3110-3134 Olney Sandy Spring Road
142      United HealthCare Office Bldg                                13621 NW 12th Street
143      Linden Court Apartments                                      372 S. Ironwood Ave.
144      Serra Commons Apartments                                     1580 Southgate Boulevard
145      A & P Grocery Store                                          179 Stonington Road (U.S. Route 1)
146      540 Atlantic Avenue                                          540 Atlantic Avenue
147      Maple Leaf Plaza                                             540 Water Street
148      Holiday Inn City Center                                      175 East Town Street
149      53, 53-West, and 102 Commerce Center                         10551 and 10791 NW 53rd Street and 5401 and 5405 N
150      K & K Warehousing - 701 Fourth Avenue                        701 Fourth Avenue
151      Emerald Apartments                                           964 President Avenue
152      MacArthur Plaza I & II                                       7945 MacArthur Boulevard and 6500 Seven Locks Road
153      Mount Vernon                                                 38-A Mount Vernon Drive
154      Evergreen Plaza                                              1710 Route 38
155      21 DuPont Circle                                             21 DuPont Circle
156      1-3 Parklands Drive (Parkland Office Park)                   1-3 Parklands Drive
157      Payne Ranch Centre                                           SWC of Grand Ave. & Peyton Drive
158      Leonardine Gardens                                           110 Leonardine Avenue
159      Kroger La Grange                                             203 Commerce Avenue
160      Park Encino Apartments                                       5325 Newcastle Avenue
161      Wickes Shopping Center                                       800 Central Expressway North
162      Ashby Square West Shopping Center                            SEC of West Broad Street & Tuckernuck Drive
163      Hampton Inn Detroit Metro Airport                            30847 Flynn Drive
164      Commerce Park of Palm Beach County                           3111 Fortune Way
165      Forest Glen Apartments                                       1639 North Forest Road
166      Home - Springhouse Phase II                                  5010 Split Rail Drive


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
106      Glen Cove             NY      11542        6,990,558.40    47,942.40              7.2900     70            03/01/04
107      Fort Worth            TX      76132        6,968,150.86    51,619.17              7.1200    129            02/01/09
108      Las Vegas             NV      89107        6,943,380.22    47,643.31              7.2630    114            11/01/07
109      Jersey City           NJ      07302        6,900,000.00    46,184.25              7.0600    360            05/01/28
110      Boston                MA      02116        6,892,159.81    51,080.19              7.5200    119            04/01/08
111      Rancho Cucamonga      CA      91701        6,839,980.49    45,389.35              6.9600    118            03/01/08
112      Encino                CA      91316        6,838,693.78    45,798.00              7.0510    118            03/01/08
113      Middletown            OH      45042        6,794,491.45    45,514.91              7.0600    119            04/01/08
114      Azusa                 CA      91702        6,744,467.08    44,907.92              7.0000    119            04/01/08
115      Las Vegas             NV      89103        6,732,378.75    45,521.57              7.1350    117            02/01/08
116      Houston               TX      77077        6,690,963.03    45,887.73              7.2900    118            03/01/08
117      Phoenix               AZ      85020        6,683,917.14    47,431.40              7.6270    117            02/01/08
118      San Diego             CA      92154        6,671,562.47    47,173.54              7.5710    114            11/01/07
119      Tallahassee           FL      32301        6,656,983.36    44,140.29              6.9400    117            02/01/08
120      Dublin                GA      31021        6,594,695.89    44,354.11              7.1000    119            04/01/08
121      Bradenton             FL      34209        6,592,324.44    48,238.06              7.3750    119            04/01/08
122      Columbus              OH      43235        6,584,429.79    44,978.88              7.2400     57            02/01/03
123      Lubbock               TX      79416        6,583,249.29    45,247.68              7.3000    117            02/01/08
124      San Diego             CA      92154        6,582,428.06    43,998.65              7.0200    117            02/01/08
125      Battle Creek          MI      49015        6,574,953.93    45,922.40              7.4500    235            12/01/17
126      Charlotte             NC      28204        6,555,555.55    48,773.42              7.5000    114            11/01/07
127      Carrboro              NC      27510        6,547,029.36    45,320.04              7.3900    359            04/01/28
128      Lynchburg             VA      24504        6,493,025.24    49,631.01              7.8750    119            04/01/08
129      Oceanside             CA      92056        6,474,751.79    46,231.31              7.0700    297            02/01/23
130      Los Angeles           CA      90020        6,458,862.87    43,421.03              7.0710    116            01/01/08
131      Greenville            SC      29615        6,402,356.16    43,986.27              7.3000    117            02/01/08
132      Louisburg             NC      27549        6,395,007.39    43,659.28              7.2500    239            04/01/18
133      Millville             NJ      08332        6,381,293.31    45,298.80              7.6250    116            01/01/08
134      Silver Spring         MD      20910        6,350,417.94    42,885.03              7.1100    175            12/01/12
135      Alexandria            VA      22310        6,322,891.20    42,773.51              7.1500    118            03/01/08
136      Madison               WI      53704        6,320,000.00    42,429.81              7.0900    120            05/01/08
137      Montebello            NY      10901        6,295,095.15    43,019.85              7.2600    119            04/01/08
138      Keyport               NJ      07735        6,294,961.98    42,444.27              7.1250    179            04/01/13
139      Summit                NJ      07836        6,276,579.44    43,105.37              7.2800    355            12/01/27
141      Olney                 MD      20832        6,244,629.40    40,578.93              6.7600    191            04/01/14
142      Sunrise               FL      33304        6,200,000.00    45,013.94              7.3000    128            01/01/09
143      Rialto                CA      92376        6,190,931.25    41,082.33              6.9600    118            03/01/08
144      Daly City             CA      94014        6,177,199.24    42,631.87              7.3300    115            12/01/07
145      Stonington            CT      06355        6,163,226.67    45,600.94              7.4200    293            10/01/22
146      Brooklyn              NY      11217        6,123,872.54    47,466.70              8.0000    116            01/01/08
147      Chardon               OH      44024        6,077,175.58    41,612.75              7.2500    115            12/01/07
148      Columbus              OH      43215        6,073,664.24    46,677.41              7.9000     80            01/01/05
149      Sunrise               FL      33321        5,993,027.80    43,872.20              7.3800    119            04/01/08
150      Menominee             MI      49858        5,989,329.78    48,795.22              7.6250    119            04/01/08
151      Toms River            NJ      08753        5,984,430.12    40,605.51              7.1700    177            02/01/13
152      Cabin John            MD      20818        5,983,970.74    39,918.15              7.0000    117            02/01/08
153      Vernon                CT      06066        5,982,462.46    42,467.63              7.6250    116            01/01/08
154      Mount Holly           NJ      08060        5,982,208.81    42,170.84              7.5530    116            01/01/08
155      Washington            DC      20036        5,795,439.34    39,408.99              7.2100    119            04/01/08
156      Darien                CT      06820        5,792,389.77    40,158.03              7.4000    118            03/01/08
157      Chino Hills           CA      91709        5,785,128.07    39,526.89              7.2400    177            02/01/13
158      South River           NJ      08882        5,784,398.59    38,431.86              6.9600    357            02/01/28
159      LaGrange              GA      30241        5,774,542.54    42,557.86              7.3750    236            01/01/18
160      Encino                CA      91316        5,727,244.22    38,354.74              7.0510    118            03/01/08
161      Plano                 TX      75074        5,707,136.81    38,831.45              7.2100    118            03/01/08
162      Richmond              VA      23220        5,685,607.37    39,193.83              7.3300    117            02/01/08
163      Romulus               MI      48174        5,678,693.80    41,531.07              7.3400    177            02/01/13
164      Wellington            FL      33414        5,585,217.47    37,520.58              7.0700    117            02/01/08
165      La Grange Park        IL      60526        5,575,834.45    39,133.01              7.4940    114            11/01/07
166      Winston-Salem         NC      27106        5,502,009.30    37,003.16              7.0750    116            01/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
106              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
107                      Y            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
108              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
109                      N            0.0900          0.0050     N          -           Act/360    First Union
110              299     Y            0.0900          0.0050     N          -           Act/360    Lehman Brothers
111                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
112              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
113              359     Y            0.0900          0.0050     N          -            30/360    First Union
114                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
115              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
116              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
117              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
118              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
119                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
120              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
121              299     N            0.0900          0.0050     N          -           Act/360    First Union
122                      N            0.0900          0.0050     Y          2.0000       30/360    Lehman Brothers
123              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
124                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
125                      N            0.0900          0.0050     Y          2.0000       30/360    Lehman Brothers
126              294     N            0.0900          0.0050     N          -           Act/360    First Union
127                      N            0.0900          0.0050     N          -           Act/360    First Union
128              299     N            0.0900          0.0050     N          -           Act/360    First Union
129                      N            0.0900          0.0050     N          -           Act/360    First Union
130              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
131                      N            0.1500          0.0050     Y          2.0000      Act/360    Lehman Brothers
132              359     N            0.0900          0.0050     N          -           Act/360    First Union
133              356     N            0.0900          0.0050     N          -           Act/360    First Union
134              355     N            0.0900          0.0050     N          -           Act/360    First Union
135              358     N            0.0900          0.0050     N          -            30/360    First Union
136              360     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
137              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
138              359     N            0.0900          0.0050     N          -           Act/360    First Union
139                      N            0.0900          0.0050     N          -           Act/360    First Union
141              359     N            0.0900          0.0050     N          -           Act/360    First Union
142              300     N            0.0900          0.0050     N          -           Act/360    First Union
143                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
144              355     N            0.1650          0.0050     N          -           Act/360    Lehman Brothers
145                      Y            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
146              296     N            0.0900          0.0050     N          -           Act/360    First Union
147              355     N            0.0900          0.0050     N          -           Act/360    First Union
148              296     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
149              299     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
150              239     N            0.0900          0.0050     N          -           Act/360    First Union
151                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
152              357     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
153              356     N            0.0900          0.0050     N          -           Act/360    First Union
154              356     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
155              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
156              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
157                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
158                      N            0.0900          0.0050     N          -           Act/360    First Union
159              293     N            0.0900          0.0050     N          -            30/360    First Union         Y
160              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
161              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
162                      N            0.1500          0.0050     Y          2.0000      Act/360    Lehman Brothers
163              297     N            0.0900          0.0050     N          -           Act/360    First Union
164                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
165              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
166              356     N            0.0900          0.0050     N          -            30/360    First Union


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
106                                                        1.32       69.9      No         Y          Y
107                                                        1.28       72.6      No         Y          Y
108                                                        1.44       73.9      No         Y          Y
109                                                        1.26       49.3      No         Y          Y
110                                                        1.50       62.7      No         Y          Y
111                                                        1.30       72.0      No         Y          Y
112                                                        1.40       72.1      No         Y          Y
113                                                        1.33       80.9      No         Y          N
114                                                        1.27       78.9      No         N          Y
115                                                        1.31       77.4      No         Y          Y
116                                                        1.36       73.5      No         Y          Y
117                                                        1.34       74.0      No         Y          N
118                                                        1.20       76.5      No         Y          Y
119                                                        1.47       73.2      No         Y          Y
120                                                        1.30       71.7      No         Y          Y
121                                                        1.27       74.9      No         Y          Y
122                                                        1.21       74.8      No         N          N
123                                                        1.37       79.3      No         Y          Y
124                                                        1.32       79.1      No         Y          Y
125                                                        1.30       78.5      No         Y          N
126                                                        1.25       76.5      No         N          Y
127                                                        1.26       77.9      No         Y          Y
128                                                        1.50       58.5      No         Y          N
129                                                        1.39       71.9      No         Y          Y
130                                                        1.57       79.7      No         Y          Y
131                                                        1.28       74.0      No         Y          Y
132                                                        1.25       79.9      No         Y          Y
133                                                        1.30       70.9      No         N          N
134                                                        1.41       74.7      No         Y          Y
135                                                        1.26       74.4      No         Y          N
136                                                        1.34       79.0      No         Y          Y
137                                                        1.32       74.9      No         Y          Y
138                                                        1.22       79.7      No         N          Y
139                                                        1.68       67.9      No         Y          Y
141                                                        1.45       68.6      No         Y          Y
142                                                        1.54       50.0      No         Y          Y
143                                                        1.41       79.9      No         Y          Y
144                                                        1.23       76.6      No         Y          Y
145      A & P                                             1.05       96.3      No         Y          N
146                                                        1.42       69.0      No         Y          N
147                                                        1.30       76.0      No         N          Y
148                                                        1.64       47.1      No         Y          N
149                                                        1.38       74.9      No         Y          Y
150                                                        1.45       69.4      K&K        Y          N
151                                                        1.45       79.8      No         Y          Y
152                                                        1.47       78.0      No         Y          Y
153                                                        1.52       63.0      No         N          N
154                                                        1.31       73.9      No         N          Y
155                                                        1.31       72.4      No         Y          Y
156                                                        1.40       72.4      No         Y          Y
157                                                        1.58       60.3      No         Y          Y
158                                                        1.27       79.8      No         N          Y
159      Kroger Company            Y        Y              1.02       95.5      No         Y          N
160                                                        1.34       74.3      No         Y          Y
161                                                        1.52       73.6      No         Y          Y
162                                                        1.36       77.9      No         Y          Y
163                                                        1.44       64.5      No         Y          Y
164                                                        1.54       60.7      No         N          Y
165                                                        1.56       78.5      No         Y          Y
166                                                        1.36       79.7      No         N          N

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
167      Southside Comfort Inn                                        120 West Third Street
168      Mill Park Apartments                                         2900 McCann Road
169      Warehouse Specialists - Enterprise Park 3.5, 4, 5            8511-8555 Martin Drive
170      Grand Central Station Shopping Center                        8756 Research Blvd
171      Ramada Inn Newburgh                                          1055 Union Avenue
172      73 Spring Street Limited Partnership                         67-73 Spring Street
173      Beacon Mill Village                                          2 Main Street
174      Club at Woodland Pond                                        13801 North 37th Street
175      La Maison                                                    2308 & 2408 Houma Blvd
176      Connecticut Avenue Days Inn                                  4400 Connecticut Avenue, NW
177      Dill Creek Commons Shopping Center                           1360 West Wade Hampton Blvd.
178      Whole Foods Market                                           711 University Avenue
179      One Sentry Parkway                                           One Sentry Parkway
180      Hampton Inn - Matthews                                       9615 Independence Point Parkway
181      Cambridge House                                              250 Bellbrook Avenue
182      Alta Vista Gardens Apartments                                1425  North Alta Vista Blvd.
183      Kato Road                                                    48835-48881  Kato Road
184      Hearthside                                                   8214 Wilson Drive
185      Hampton Inn - Concord                                        612 Dicken Place
186      Reddmans Pier Apartments                                     5826 Reddman Road
187      Budgetel Inn                                                 3701 SW 38th Avenue
188      Hillside Village Center                                      E/S Route 111
189      Kroger Huntsville                                            8404 South Memorial Parkway
191      Thrifty's (Roll-Up)                                          Various
191a     Thrifty's Neighborhood Center (South Pasadena)               900-914 Fair Oaks Avenue
191b     2421 West Rosecrans Avenue (Thrifty's-Gardena)               2421 West Rosecrans Avenue
191c     Thrifty Drug Store No. 650 (Thrifty's Calexico)              244 E. 3rd Street
191d     72 Springstowne Center (Thrifty's Vallejo)                   72 Springtowne Center
192      Kelly House                                                  106 St. Philip Street
193      Tiffany Corner Shopping Center                               NEQ of Cactus Road and 67th Avenue
194      Timbers of Pine Hollow Apartments                            2020 Plantation Drive
195      Hampton Inn - Gatlinburg, TN                                 967 Parkway
197      Agoura Hills Town Center                                     30105-30135 Agoura Road
198      Foxhill Apartments                                           1900 South Missouri Street
200      Southpoint Shopping Center                                   12855 Gulf Freeway
201      Provincial Towers Apartments                                 34 South Main Street
202      Royal Palms Mobile Home/RV Park                              7901 E. Ben White Boulevard
203      K&K Warehousing - 3100 Woleske Rd                            3100 Woleske Road
204      Park Plaza - Salem                                           123-129 South Broadway
205      Fairesta Apartments                                          3250 Fairesta Street
206      Villa Park I                                                 8040 Villa Park Drive
207      Cody's Books                                                 1716 4Th Street
208      Village Faire Shoppes                                        1100-1198 South Coast Highway
209      South Trust Building                                         402 Kentucky Avenue
210      South Ridge Apartments                                       440 West Oak Ridge Road
211      Fairfield Inn Shreveport                                     6245 Westport Avenue
212      Santa Ana Plaza                                              710-810 South Harbor Blvd
213      Oxford Point                                                 106 Old Lincoln Highway
214      Minges Creek Plaza                                           5420 Beckley Road
215      TransFlorida Bank Plaza                                      1347-1671 South University Drive
216      Chesapeake Square                                            U.S. Highway No. 13
217      Orchard Plaza                                                Plank Road and Orchard Avenue
218      Sunnyview                                                    4502 Sunnyview Drive
219      Plaza Codorniz                                               4300 North Miller Road
220      J.P. Morgan Building                                         109 Royal Palm Way
221      Villa Creek Apartments                                       2601 McBride Lane
222      Seminary Place Shopping Center                               9440-9524 Georgia Avenue
223      Vernon Gardens                                               695 Talcottville Road
224      Kingston Apartments                                          2701-2731 North Andrews Avenue


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
167      Bethlehem            PA       18018        5,493,855.16    41,092.76              7.6250    179            04/01/13
168      Longview             TX       75605        5,486,000.00    40,791.02              8.1400    110            07/01/07
169      Clayton              WI       54956        5,467,635.82    50,790.54              7.4375    178            03/01/13
170      Austin               TX       78758        5,394,496.51    38,358.39              7.3750    116            01/01/08
171      Newburgh             NY       12550        5,394,205.59    41,231.91              7.8750    119            04/01/08
172      New York             NY       10012        5,382,520.27    36,326.14              7.1100    116            01/01/08
173      Beacon Falls         CT       06403        5,377,345.73    38,220.86              7.6250    354            11/01/27
174      Tampa                FL       33613        5,355,892.91    36,892.42              7.3400    119            04/01/08
175      Metairie             LA       70001        5,355,527.84    35,336.83              6.9100    119            04/01/08
176      Washington           DC       20008        5,350,000.00    39,536.03              7.5000    120            05/01/08
177      Greer                SC       29650        5,349,731.63    42,764.71              7.3000    236            01/01/18
178      San Diego            CA       92103        5,331,911.30    36,727.23              7.3400    119            04/01/08
179      Whitpain Township    PA       19422        5,292,378.31    35,367.88              7.0300    118            03/01/08
180      Matthews             NC       28105        5,277,025.94    40,468.36              7.8750    116            01/01/08
181      Bristol              TN       37620        5,271,218.92    43,919.90              7.8750    237            02/01/18
182      Los Angeles          CA       90046        5,246,083.97    35,532.44              7.1460    116            01/01/08
183      Fremont              CA       94539        5,183,443.80    35,275.87              7.1940    116            01/01/08
184      Ralston              NE       68127        5,120,000.00    33,634.76              6.8750    120            05/01/08
185      Concord              NC       28025        5,077,892.90    38,941.25              7.8750    116            01/01/08
186      Charlotte            NC       28212        5,019,965.16    34,262.12              7.2150    115            12/01/07
187      Ocala                FL       34474        4,994,436.22    37,438.78              7.6500    119            04/01/08
188      Smithtown            NY       11787        4,993,729.36    35,020.64              6.9000    119            04/01/08
189      Huntsville           AL       35801        4,987,105.52    36,799.57              7.3750    236            01/01/18
191      Various              CA       Various      4,936,933.47    33,165.45              7.0700    117            02/01/08
191a     South Pasadena       CA       91030
191b     Gardena              CA       90249
191c     Calexico             CA       92231
191d     Vallejo              CA       94591
192      Charleston           SC       29403        4,907,580.45    32,343.91              6.8800    117            02/01/08
193      Glendale             AZ       85304        4,904,313.30    33,091.81              7.1161     81            02/01/05
194      Conroe               TX       77301        4,896,093.16    33,061.84              7.1400    119            04/01/08
195      Gatlinburg           TN       37738        4,865,111.39    36,423.12              7.6250    118            03/01/08
197      Agoura Hills         CA       91301        4,850,614.46    36,169.49              7.8750    114            11/01/07
198      Casper               WY       82609        4,787,972.59    33,152.41              7.3750    117            02/01/08
200      Houston              TX       77034        4,735,219.11    32,596.91              7.3100     80            01/01/05
201      Wilkes-Barre         PA       18701        4,662,868.47    31,638.46              7.1700    177            02/01/13
202      Austin               TX       78741        4,600,000.00    31,598.81              7.3200    120            05/01/08
203      Marinette            WI       54153        4,591,819.50    37,409.67              7.6250    119            04/01/08
204      Salem                NH       03079        4,588,483.58    31,786.73              7.3800    117            02/01/08
205      Glendale             CA       91214        4,587,970.90    30,991.05              7.1250    117            02/01/08
206      Richmond             VA       23228        4,573,974.74    34,368.49              7.6250    175            12/01/12
207      Berkeley             CA       94710        4,493,754.73    30,469.35              7.1750    118            03/01/08
208      Laguna Beach         CA       92651        4,489,166.80    31,804.30              7.6100    177            02/01/13
209      Lakeland             FL       33801        4,488,810.52    31,218.51              7.4200    117            02/01/08
210      Orlando              FL       32809        4,485,830.01    30,697.93              7.2500    116            01/01/08
211      Shreveport           LA       71129        4,483,464.26    33,137.61              7.4600    117            02/01/08
212      Santa Ana            CA       92704        4,482,358.10    30,965.66              7.3460    116            01/01/08
213      Falls Township       PA       19030        4,479,383.97    34,209.10              8.1300    114            11/01/07
214      Battle Creek         MI       49015        4,445,732.34    32,043.08              7.4900    119            04/01/08
215      Plantation           FL       33324        4,393,961.09    29,926.28              7.2200    118            03/01/08
216      Onley                VA       23418        4,393,749.31    29,510.09              7.0800    118            03/01/08
217      Logan Township       PA       16601        4,389,461.37    31,690.20              7.2100    298            03/01/23
218      Oklahoma City        OK       73135        4,356,682.39    30,113.44              7.3750    119            04/01/08
219      Scottsdale           AZ       85251        4,246,854.08    29,754.46              7.5130    119            04/01/08
220      Palm Beach           FL       33480        4,196,597.85    28,112.15              7.0600    119            04/01/08
221      Santa Rosa           CA       95403        4,196,581.00    28,041.50              7.0350     83            04/01/05
222      Silver Spring        MD       20901        4,191,649.51    31,835.49              6.7100    239            04/01/18
223      Vernon               CT       06066        4,188,585.76    27,661.21              6.9000    177            02/01/13
224      Wilton Manors        FL       33311        4,180,514.34    30,901.16              7.4500     56            01/01/03


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
167              299     N            0.0900          0.0050     N          -           Act/360    First Union
168                      N            0.0900          0.0050     Y          5.0000      Act/360    First Union
169                      N            0.0900          0.0050     N          -           Act/360    First Union
170              326     N            0.0900          0.0050     N          -           Act/360    First Union
171              299     N            0.0900          0.0050     N          -           Act/360    First Union
172                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
173                      N            0.0900          0.0050     N          -           Act/360    First Union
174              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
175              359     N            0.0900          0.0050     N          -           Act/360    First Union
176              300     Both         0.0900          0.0050     N          -           Act/360    First Union
177                      N            0.0900          0.0050     N          -           Act/360    First Union
178              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
179                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
180              296     N            0.0900          0.0050     N          -           Act/360    First Union
181                      N            0.0900          0.0050     N          -           Act/360    First Union
182              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
183              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
184              360     N            0.0900          0.0050     N          -           Act/360    First Union
185              296     N            0.0900          0.0050     N          -           Act/360    First Union
186              355     N            0.0900          0.0050     N          -           30/360     First Union
187              299     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
188              299     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
189              292     N            0.0900          0.0050     N          -           30/360     First Union         Y
191              357     Both         0.1400          0.0050     N          -           Act/360    Lehman Brothers
191a                     Both
191b                     Both
191c                     Both
191d                     Both
192              357     Both         0.0900          0.0050     N          -           Act/360    First Union
193              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
194              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
195              298     N            0.0900          0.0050     N          -           Act/360    First Union
197              324     N            0.0900          0.0050     N          -           Act/360    First Union
198              357     N            0.0900          0.0050     N          -           Act/360    First Union
200                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
201                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
202              360     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
203              239     N            0.0900          0.0050     N          -           Act/360    First Union
204              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
205              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
206              295     N            0.0900          0.0050     N          -           30/360     First Union
207              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
208                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
209              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
210                      N            0.1650          0.0050     Y          2.0000      Act/360    Lehman Brothers
211              297     N            0.0900          0.0050     N          -           Act/360    First Union
212              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
213              321     N            0.0900          0.0050     N          -           Act/360    First Union
214              323     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
215              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
216                      N            0.1500          0.0050     Y          2.0000      Act/360    Lehman Brothers
217                      N            0.1400          0.0050     N          -           30/360     Lehman Brothers
218              359     N            0.0900          0.0050     N          -           Act/360    First Union
219              359     N            0.0900          0.0050     N          -           Act/360    Bank of America
220              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
221              359     N            0.0900          0.0050     N          -           Act/360    Bank of America
222                      N            0.0900          0.0050     N          -           Act/360    First Union
223              357     N            0.0900          0.0050     N          -           Act/360    First Union
224                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
167                                                        1.54       74.2      No         Y          N
168                                                        1.25       78.4      No         N          N
169                                                        1.27       63.6      WSI II     Y          Y
170                                                        1.26       74.4      No         N          Y
171                                                        1.40       69.6      No         Y          N
172                                                        1.39       74.8      No         Y          Y
173                                                        1.50       71.7      No         N          N
174                                                        1.30       79.9      No         Y          Y
175                                                        1.49       79.9      No         Y          Y
176                                                        1.51       70.9      No         Y          Y
177                                                        1.29       74.4      No         Y          Y
178                                                        1.25       79.9      No         N          Y
179                                                        1.36       57.7      No         Y          Y
180                                                        1.52       74.6      Panos      Y          N
181                                                        1.37       78.7      No         Y          N
182                                                        1.31       74.9      No         Y          Y
183                                                        1.62       64.8      No         Y          Y
184                                                        1.31       80.0      No         Y          Y
185                                                        1.40       73.6      Panos      Y          N
186                                                        1.26       79.7      No         N          N
187                                                        1.49       74.5      No         Y          N
188                                                        1.72       60.2      No         Y          Y
189      Kroger Company            Y        Y              1.02       94.1      No         Y          N
191                                                        1.35       73.1      No         Y          Y
191a                                                       1.20       66.5
191b                                                       1.41       80.3
191c                                                       1.52       79.8
191d                                                       1.51       80.2
192                                                        1.32       77.3      No         N          Y
193                                                        1.31       74.7      No         N          Y
194                                                        1.28       75.3      No         Y          Y
195                                                        1.44       74.9      No         Y          N
197                                                        1.39       74.6      No         Y          N
198                                                        1.29       73.7      No         N          Y
200                                                        1.30       75.2      No         Y          Y
201                                                        1.23       77.7      No         Y          Y
202                                                        1.37       78.6      No         Y          Y
203                                                        1.44       76.4      K&K        Y          N
204                                                        1.26       78.4      No         Y          Y
205                                                        1.28       79.8      No         Y          Y
206                                                        1.32       65.8      No         Y          N
207                                                        1.48       62.9      No         Y          Y
208                                                        1.26       56.1      No         Y          N
209                                                        1.26       70.7      No         Y          Y
210                                                        1.25       73.5      No         N          Y
211                                                        1.41       69.0      No         Y          Y
212                                                        1.36       74.7      No         Y          Y
213                                                        1.34       72.8      No         Y          N
214                                                        1.40       74.0      No         N          Y
215                                                        1.49       72.0      No         Y          Y
216                                                        1.28       75.1      No         Y          Y
217                                                        1.31       74.4      No         Y          N
218                                                        1.34       79.9      No         Y          Y
219                                                        1.26       72.0      No         Y          Y
220                                                        1.28       71.1      No         Y          Y
221                                                        1.39       73.6      No         Y          Y
222                                                        1.55       55.9      No         Y          Y
223                                                        1.25       76.2      No         Y          Y
224                                                        1.27       78.4      No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
225      Glengary Shopping Center                                     5950-6010 Westerville Road
226      1696 and 1700 to 1712 Newport Boulevard                      1696 and 1700 to 1712 Newport Boulevard
227      Tarzana Tennis Club Apts.                                    18440 Hatteras Street
228      Ramada Inn & Suites                                          1410 South Country Club Drive
229      L.A. Community College                                       2340  Firestone Boulevard
230      Walgreens Pharmacy (Chicago)                                 NWC West Fullerton Avenue & North Central Avenue
231      Karl Plaza Shopping Center                                   1620 Dublin Granville Road
232      Villa Serrano                                                201 South Magnolia
233      Kendale Plaza Shopping Center                                S/E Corner of Lee Avenue and Main Street
234      Sunrise Vista                                                300 South Val Vista Drive
235      Best Buy (Little Rock)                                       Chenal Parkway & Bowman Road
236      Alice Nettell Tower                                          550 Third Avenue North
237      Seagate Facility                                             5898 Condor Drive
238      Hunters Crossing                                             2801 Bill Owens Parkway
239      54-57 South Street                                           54-57 South Street
240      Hansen Village Apartments                                    11821 Foothill Boulevard
241      Oakwood Apartments                                           4050 NE 1st Avenue
242      Lake Loft Center                                             641 West Lake Street
243      5210 Maryland Way Office Building                            NEC of Maryland Way and Westwood Place
244      Milestone                                                    Hopewell Road
245      Fashion Village and East Colonial Shopping Centers           3817 & 3907-3915 East Colonial Drive
246      Arnold Industrial Park                                       1361 Airport Road North
247      Derby Ridge                                                  67 Blue Stone Court
248      Ventana Row                                                  2352 Shattuck Avenue
249      New Hampshire Apartments                                     445 South New Hampshire Ave
250      Superstition Marketplace                                     1155 South Power Road
251      Blue Grass Plaza                                             2417 Welsh Road (PA 532)
252      Merrill Crossing Shopping Ctr.                               9119 Merrill Road
253      River Creek Apartments                                       2525 Center West Parkway
254      Village Green                                                1000-1013 Village Green, 1005-1013 Milan Drive
255      Spartan Square Shopping Center                               1435-1499 W. Main St.
256      Winn Dixie Eustis                                            1951 State Road 19 North
257      Versailles of Rockford                                       5145 East State Street
258      Lynnwood Manor Health Care Center                            5821 188th Street S.W.
259      Tri-County Square                                            U.S. Highway 25E
260      Bethesda Court Hotel                                         7740 Wisconsin Avenue
261      Winn Dixie Orangeburg                                        1481 Chestnut Street
262      Roswell Mill Office Buildings                                85 Mill Street
263      Highland Tech Center                                         8925,8955,8985 East Nichols Avenue
264      Stor-All Properties                                          Various
264a     1880 Dr. Andre's Way                                         1880 Dr. Andre's Way
264b     7388 Central Industrial Way                                  7388 Central Industrial Way
264c     330-358 Northeast 4th Street                                 330-358 Northeast 4th Street
265      Parole Office Park                                           130, 132 and 134 Holiday Court
266      McEvers Corners                                              975 Dawsonville Road
267      Windscape II Apartments                                      3099 Parhan Drive
268      Courtyards Apartments                                        1906 Sam Houston Drive
269      Miami Gardens Plaza                                          18351 Northwest 27th Avenue
270      Village South                                                1243 Bay Area Blvd
271      Webtron Building                                             2030 W. McNab Road
272      Fairway Center                                               9115 Southwest Oleson Road
273      Santa Fe Square                                              Northeast Corner of Southern Avenue & Gilbert Road
274      Gomes Plaza                                                  1057-1075 Blossom Hill Road
275      Covington Square                                             4828 Zenith Street
276      Best Buy (Sioux Falls)                                       2104 W. 41st Street
277      Parkway Nursing Home                                         525 13th Street


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
225      Blendon Township     OH       43081        4,174,404.10    28,713.70              7.3200    118            03/01/08
226      Costa Mesa           CA       92627        4,164,473.16    28,758.54              7.3600    118            03/01/08
227      Tarzana              CA       91356        4,150,453.39    27,795.14              7.0510    118            03/01/08
228      Mesa                 AZ       85210        4,145,337.26    30,911.49              7.5900    239            04/01/18
229      South Gate           CA       90280        4,121,706.60    44,695.39              7.2280    135            08/01/09
230      Chicago              IL       60630        4,119,422.58    30,785.00              7.3600    236            01/01/18
231      Columbus             OH       43229        4,114,484.43    28,301.54              7.3200    118            03/01/08
232      Anaheim              CA       92804        4,111,868.60    29,639.51              7.7768    115            12/01/07
233      Sanford              NC       27330        4,094,344.90    27,830.32              7.2000    118            03/01/08
234      Mesa                 AZ       85204        4,093,770.79    26,734.40              6.8020    118            03/01/08
235      Little Rock          AR       72211        4,092,586.34    33,004.26              7.4900    239            04/01/18
236      Virginia             MN       55792        4,085,108.18    29,397.77              7.1600    297            02/01/23
237      Moorpark             CA       93021        4,082,680.29    28,929.34              7.5930    114            11/01/07
238      Longview             TX       75605        4,076,595.82    26,898.18              6.9100    119            04/01/08
239      Morristown           NJ       07016        4,000,000.00    29,235.19              7.3750    120            05/01/08
240      Lake View Terrace    CA       91342        3,996,904.34    27,395.66              7.2900    119            04/01/08
241      Oakland Park         FL       33334        3,990,036.80    27,722.49              7.4100    177            02/01/13
242      Chicago              IL       60661        3,987,665.78    27,575.23              7.3560    116            01/01/08
243      Brentwood            TN       37027        3,987,379.97    27,259.93              7.2400    116            01/01/08
244      Williamsport         MD       21795        3,956,704.30    29,374.90              7.5000    296            01/01/23
245      Orlando              FL       32803        3,932,520.25    28,736.26              7.9100    113            10/01/07
246      Naples               FL       34104        3,925,345.74    28,796.66              7.3750    117            02/01/08
247      Lakeside Park        KY       41017        3,888,336.27    27,296.08              7.5100    116            01/01/08
248      Berkeley             CA       94704        3,881,505.61    28,345.44              7.3120     80            01/01/05
249      Los Angeles          CA       90020        3,836,194.01    26,777.54              7.4460    115            12/01/07
250      Mesa                 AZ       85206        3,800,000.00    26,453.96              7.2500    177            02/01/13
251      Philadelphia         PA       19114        3,793,244.60    26,226.90              7.1000    118            03/01/08
252      Jacksonville         FL       32211        3,790,289.55    25,948.48              7.2600    117            02/01/08
253      Augusta              GA       30901        3,788,034.64    25,922.70              7.2500    116            01/01/08
254      Norfolk              NE       68701        3,787,735.69    25,601.30              7.1250    116            01/01/08
255      Salem                VA       24523        3,785,732.36    29,006.90              6.8000    238            03/01/18
256      Eustis               FL       32726        3,781,369.71    29,851.29              7.0300    232            09/01/17
257      Rockford             IL       61108        3,750,108.50    25,243.05              7.0900    117            02/01/08
258      Lynnwood             WA       98037        3,746,037.63    28,868.62              7.9700    119            04/01/08
259      Corbin               KY       40701        3,688,584.07    25,499.53              7.3530    116            01/01/08
260      Bethesda             MD       28014        3,636,395.34    26,641.67              7.3600    117            02/01/08
261      Orangeburg           SC       29115        3,614,562.16    26,554.05              7.2600    228            05/01/17
262      Roswell              GA       30075        3,614,244.75    25,470.75              7.5500    116            01/01/08
263      Englewood            CO       80112        3,597,169.25    24,460.75              7.2100    239            04/01/18
264      Various              FL       Various      3,594,923.24    24,217.43              7.1100    118            03/01/08
264a     Delray Beach         FL       33445
264b     Riviera Beach        FL       33404
264c     Delray Beach         FL       33445
265      Annapolis            MD       21401        3,594,810.39    23,999.26              7.0200    118            03/01/08
266      Gainesville          GA       30504        3,591,540.48    26,206.88              7.3300    298            03/01/23
267      Grand Prairie        TX       75052        3,591,189.64    24,081.59              7.0540    117            02/01/08
268      Victoria             TX       77901        3,591,078.89    25,023.98              7.4400    117            02/01/08
269      Miami                FL       33056        3,591,048.41    24,974.81              7.4200    117            02/01/08
270      Clear Lake City      TX       77058        3,577,012.99    23,601.84              6.9100    119            04/01/08
271      Ft. Lauderdale       FL       33309        3,547,375.75    24,870.75              7.5200    119            04/01/08
272      Portland             OR       97223        3,547,372.24    24,853.72              7.5130    119            04/01/08
273      Mesa                 AZ       85204        3,496,073.89    26,092.78              7.6000     83            04/01/05
274      San Jose             CA       95123        3,492,968.16    26,264.41              7.6750    118            03/01/08
275      Metairie             LA       70001        3,477,096.43    22,942.57              6.9100    119            04/01/08
276      Sioux Falls          SD       57105        3,475,000.00    24,131.36              7.4300    120            05/01/08
277      Snohomish            WA       98290        3,446,354.62    26,559.13              7.9700    119            04/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
225                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
226              358     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
227              358     N            0.0900          0.0050     N          -         Act/360      Bank of America
228              299     N            0.0900          0.0050     N          -         Act/360      First Union
229                      N            0.0900          0.0050     N          -          30/360      Bank of America
230              282     N            0.0400          0.0050     N          -          30/360      Lehman Brothers     Y
231                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
232                      N            0.1650          0.0050     Y          2.0000    Act/360      Lehman Brothers
233              358     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
234              358     N            0.0900          0.0050     N          -         Act/360      Bank of America
235                      N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
236                      N            0.1400          0.0050     N          -          30/360      Lehman Brothers
237              354     N            0.0900          0.0050     N          -         Act/360      Bank of America
238              359     N            0.0900          0.0050     N          -         Act/360      First Union
239              300     N            0.0900          0.0050     N          -         Act/360      First Union
240              359     N            0.0900          0.0050     N          -         Act/360      First Union
241                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
242              356     N            0.0900          0.0050     N          -         Act/360      Bank of America
243                      N            0.1500          0.0050     Y          2.0000     30/360      Lehman Brothers
244                      N            0.1150          0.0050     N          -         Act/360      First Union
245              353     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
246              297     N            0.0900          0.0050     N          -         Act/360      First Union
247              356     N            0.0900          0.0050     N          -         Act/360      First Union
248              296     N            0.0900          0.0050     N          -         Act/360      Bank of America
249              355     N            0.0900          0.0050     N          -         Act/360      Bank of America
250              336     N            0.0900          0.0050     N          -         Act/360      First Union
251              328     N            0.1150          0.0050     N          -         Act/360      First Union
252              357     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
253              356     N            0.0900          0.0050     N          -          30/360      Lehman Brothers
254              356     N            0.0900          0.0050     N          -         Act/360      First Union
255                      N            0.0900          0.0050     N          -         Act/360      First Union
256                      N            0.0900          0.0050     N          -          30/360      First Union         Y
257                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
258              299     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
259                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
260              297     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
261              288     N            0.0900          0.0050     N          -          30/360      First Union         Y
262                      N            0.1500          0.0050     Y          2.0000    Act/360      Lehman Brothers
263                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
264                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
264a                     N
264b                     N
264c                     N
265                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
266                      N            0.1400          0.0050     N          -          30/360      Lehman Brothers
267              357     N            0.0900          0.0050     N          -          30/360      Bank of America
268              357     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
269              357     N            0.1700          0.0050     N          -         Act/360      Lehman Brothers
270              359     N            0.0900          0.0050     N          -         Act/360      First Union
271              359     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
272              359     N            0.0900          0.0050     N          -         Act/360      Bank of America
273              299     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
274              298     N            0.0900          0.0050     N          -         Act/360      Bank of America
275              359     N            0.0900          0.0050     N          -         Act/360      First Union
276              360     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
277              299     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
225                                                        1.32       74.5      No         Y          Y
226                                                        1.53       74.6      No         Y          Y
227                                                        1.42       74.8      No         Y          Y
228                                                        1.40       75.9      Inn of
                                                                                  Pays     Y          Y
229                                                        1.24       73.6      No         Y          N
230      Walgreen Company          Y        Y              1.02       94.7      No         Y          N
231                                                        1.30       73.5      No         Y          Y
232                                                        1.20       76.6      No         N          N
233                                                        1.38       73.4      No         Y          Y
234                                                        2.06       46.8      No         Y          Y
235                                                        1.26       74.4      No         Y          Y
236                                                        1.31       69.2      No         Y          N
237                                                        1.31       70.8      No         Y          Y
238                                                        1.26       79.9      No         Y          Y
239                                                        1.57       63.5      No         Y          Y
240                                                        1.26       66.6      No         Y          Y
241                                                        1.31       79.8      No         Y          Y
242                                                        1.54       70.9      No         Y          Y
243                                                        1.36       79.0      No         Y          N
244                                                        1.32       74.7      No         N          Y
245                                                        1.33       76.4      No         Y          N
246                                                        1.35       56.1      No         Y          Y
247                                                        1.32       69.2      No         N          Y
248                                                        1.60       58.5      No         Y          Y
249                                                        1.26       79.9      No         Y          Y
250                                                        1.46       58.0      No         Y          Y
251                                                        1.28       71.6      No         Y          Y
252                                                        1.40       73.6      No         Y          Y
253                                                        1.41       74.3      No         Y          N
254                                                        1.57       80.6      No         Y          Y
255                                                        1.65       64.6      No         Y          Y
256      Winn-Dixie Stores, Inc.                           1.03       86.4      No         Y          N
257                                                        1.23       79.8      No         Y          Y
258                                                        2.29       47.4      No         Y          N
259                                                        1.46       75.3      LB-B       Y          Y
260                                                        1.58       66.1      No         Y          Y
261      Winn-Dixie Stores, Inc.   Y        Y              1.03       95.1      No         Y          N
262                                                        1.31       65.9      No         Y          Y
263                                                        1.26       74.9      No         N          Y
264                                                        1.31       74.1      No         Y          Y
264a                                                       0.00        0.0
264b                                                       0.00        0.0
264c                                                       0.00        0.0
265                                                        1.34       78.2      No         Y          Y
266                                                        1.25       74.8      No         Y          N
267                                                        1.53       75.8      No         Y          N
268                                                        1.26       79.8      No         Y          Y
269                                                        1.66       71.8      No         Y          Y
270                                                        1.35       79.9      No         Y          Y
271                                                        1.35       74.7      No         N          Y
272                                                        1.29       71.0      No         Y          Y
273                                                        2.00       30.9      No         N          Y
274                                                        1.60       53.7      No         Y          N
275                                                        1.35       79.9      No         Y          Y
276                                                        1.25       77.2      No         N          Y
277                                                        2.23       51.6      No         Y          N

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
278      Grand Manor Nursing and Rehab Center                         3645 Cook Avenue
279      Terrace View Apartments                                      525 Vaughn Avenue
280      Hillsdale Manor                                              4710-4738 Wakefield Road
281      Amerihost Inn- Players                                       203 Front Street
282      Walgreens (Las Vegas)                                        9420 Lake Mead Boulevard
283      Metro Plaza                                                  1407-1411 East-West Hgwy & 8397-8399 Colesville Rd
284      Fidelity Federal Bank Building                               6350 Laurel Canyon Boulevard
285      White Mountain Village                                       20 East White Mountain Boulevard
286      Forestwood On the Creek Apts.                                9601 Forest Lane
287      Shepherdsville Square                                        Kentucky Highway 44
288      Westbrook                                                    3463-3560 53rd Ave
289      100 Broadway                                                 64, 100 & 102 Broadway
290      Staples Hazelton                                             180 Susquehanna Boulevard
291      Treetops Terace Condominiums                                 93-116 Tree Top Court
292      Estero Woods Village                                         22770 South Tamiami Trail
293      Green Center (MCG)                                           East Gude Drive and Taft Street
294      Warehouse Specialists - Fond Du Lac II                       170 W. Larsen Drive
295      Walgreens Pharmacy (Chicago Heights)                         SWC of Western Avenue and Lincoln Highway
296      Everett I-5 Mini-Storage                                     13026 4th Avenue West
297      Buck Run/Timberline Condominiums                             4689 Buck Run Square
298      Marketplace Shopping Center (Williamsburg-Loan Level)        Various
298a     Rivergate Business Center   (Williamsburg-Prop Level)        309 McLaws Circle
298b     Marketplace Shopping Center (Williamsburg-Prop Level)        240 McLaws Circle
299      Mooresmill Village                                           2453 Coronet Way, NE
300      The Pontiac Building                                         542 South Dearborn
301      Best Buy Retail Bldg.                                        6900 South Westnedge Avenue
302      Sussex Downs Apartments                                      1125 Magnoilia Drive
303      Foothills Villas Apartments                                  2601-2675 West Second Street
304      Lincoln Arms Apartments                                      190 C Street
305      2-32 Brighton & 1101-1113 Commonwealth                       2-32 Brighton & 1101-1113 Commonwealth
306      Manchester Square                                            Kentucky Highway 8 at U.S. Highway 421
307      Northgate Villas Apartments                                  2305 Carville Drive
308      South Brook                                                  5101 Linbar Drive
309      The Promenade Apartments                                     2330-2332  West Glenrosa Avenue
310      Swall Towers East                                            310 S. Swall Drive
311      Pinnacle                                                     7131 Pinnacle Drive
312      Hillside Village Plaza                                       50 Route 111
313      Access Self Storage of Wayne                                 575 Route 23
314      Kaiser Permanente Health Center                              65 Kane Street
315      Winn Dixie Morganton                                         111 Independence Boulevard
316      Swall Towers West                                            311 S. Swall Drive
317      Wind & Sea Shopping Center                                   4140-4150 Capitola Road
318      Grandview                                                    1319 E. 45th Street
319      Salt Lake Medical Plaza Office Building                      24 South 1100 East
320      Pep Boys Union                                               2525 U.S. Highway 22
321      9031 Snowden Square Drive                                    9031 Snowden Square Drive
322      Carriage Hills Apartments                                    114-116 Surrey Circle
323      Village on the Pike Shopping Center                          2940 Covington Pike
325      San Leandro Furniture Center                                 2756 Alvarado Boulevard
326      General Cinema                                               4016 East 82nd Street
327      Westlake Commerce Center                                     31121-31131  Via Colinas
328      Valencia Gardens Apartments                                  2704 to 2734 Juniper Avenue
329      Barnes & Noble                                               12170 Jefferson Avenue
330      Mcghan Medical Buildings                                     5511, 5531, 5551, & 5571 Ekwill Street
331      Woodmere Apartments                                          2135 West County Line Road
332      Safeway Milton Freewater                                     455 North Columbia St.
333      Rite Aid Portage                                             Westnedge Avenue and Kilgore Road


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
278      St Louis             MO       63113        3,435,045.19    26,342.61              7.8750    176            01/01/13
279      Toms River           NJ       08753        3,431,073.27    23,280.49              7.1700    177            02/01/13
280      Baltimore            MD       21207        3,426,847.77    23,339.63              7.2100    117            02/01/08
281      Metroplois           IL       62960        3,419,679.83    28,057.25              7.6250    235            12/01/17
282      Las Vegas            NV       89134        3,396,544.93    27,051.35              7.2000    234            11/01/17
283      Silver Spring        MD       20910        3,394,966.40    22,415.15              6.9100    178            03/01/13
284      North Hollywood      CA       91606        3,392,923.73    25,103.59              7.4900    118            03/01/08
285      Pinetop-Lakeside     AZ       85935        3,390,568.02    22,120.18              6.7800    117            02/01/08
286      Dallas               TX       75243        3,389,912.30    23,889.81              7.5500    116            01/01/08
287      Shepardsville        KY       41065        3,389,509.68    23,432.00              7.3530    116            01/01/08
288      Columbus             NE       68601        3,385,039.59    22,879.48              7.1250    116            01/01/08
289      Menands              NY       12204        3,380,435.75    27,099.85              7.3600    117            02/01/08
290      West Hazelton        PA       18201        3,361,990.84    27,437.69              7.6000    237            02/01/18
291      Blommingdale         NJ       07403        3,350,000.00    22,852.91              7.2500    180            05/01/13
292      Estero               FL       33928        3,349,272.58    22,761.81              7.1800     80            01/01/05
293      Rockville            MD       20850        3,343,708.47    26,335.70              7.1800    119            04/01/08
294      Fond Du Lac          WI       54935        3,330,287.28    30,936.05              7.4375    178            03/01/13
295      Chicago Heights      IL       60630        3,297,412.39    24,512.00              7.4300    236            01/01/18
296      Everett              WA       98204        3,295,515.58    22,534.20              7.2600    118            03/01/08
297      Roanoke              VA       24014        3,295,363.42    22,232.71              7.1250    118            03/01/08
298      Williamsburg         VA       23185        3,291,905.50    23,074.08              7.5000    117            02/01/08
298a     Williamsburg         VA       23185
298b     Williamsburg         VA       23185
299      Atlanta              GA       30318        3,291,194.91    27,834.85              9.0625    297            02/01/23
300      Chicago              IL       60605        3,289,824.29    22,749.56              7.3560    116            01/01/08
301      Portage              MI       49002        3,287,692.89    24,078.45              7.3560    117            02/01/08
302      Franklin             TN       37064        3,266,130.06    21,612.98              6.9200    117            02/01/08
303      San Bernadino        CA       92410        3,264,848.02    27,132.04              7.7700    234            11/01/17
304      Sparks               NV       89431        3,252,040.67    22,054.99              7.1590    116            01/01/08
305      Boston               MA       02215        3,246,220.37    23,753.59              7.3750    119            04/01/08
306      Manchester           KY       40165        3,239,972.50    22,398.23              7.3530    116            01/01/08
307      Reno                 NV       89512        3,231,170.58    21,303.98              6.8840    117            02/01/08
308      Nashville            TN       37211        3,213,139.91    22,175.45              7.3300    175            12/01/12
309      Phoenix              AZ       85015        3,208,099.19    22,090.70              7.3070    115            12/01/07
310      Los Angeles          CA       90048        3,197,448.60    21,591.40              7.1400    119            04/01/08
311      Ft. Myers            FL       33907        3,191,724.41    21,699.56              7.1900    117            02/01/08
312      Smithtown            NY       11787        3,191,710.26    21,677.91              7.1800    117            02/01/08
313      Wayne Township       NJ       07470        3,188,308.05    23,647.72              7.5000    117            02/01/08
314      West Hartford        CT       06119        3,184,959.64    22,704.46              7.6500    113            10/01/07
315      Morganton            NC       28655        3,154,360.17    24,999.29              7.0000    229            06/01/17
316      Los Angeles          CA       90048        3,147,488.47    21,254.03              7.1400    119            04/01/08
317      Capitola             CA       95010        3,146,055.81    22,206.73              7.5840    118            03/01/08
318      Kearny               NE       68847        3,143,820.62    21,249.08              7.1250    116            01/01/08
319      Salt Lake City       UT       84102        3,134,338.76    22,379.95              7.0700    117            02/01/08
320      Union Township       NJ       07083        3,124,248.80    22,684.52              7.4100    234            11/01/17
321      Columbia             MD       21045        3,117,577.56    26,103.34              7.8750    234            11/01/17
322      Chamblee             GA       30341        3,113,343.36    26,667.99              8.1200     51            08/01/02
323      Memphis              TN       38134        3,097,528.33    20,916.67              7.1400    119            04/01/08
325      San Leandro          CA       94577        3,093,291.66    22,472.96              7.2830    118            03/01/08
326      Indianapolis         IN       46250        3,090,238.46    21,147.46              7.2500    176            01/01/13
327      Westlake Village     CA       91362        3,086,819.64    21,809.54              7.5630    114            11/01/07
328      Boulder              CO       80301        3,071,470.37    20,058.78              6.7900    117            02/01/08
329      Newport News         VA       23602        3,058,550.65    22,400.26              7.3560    117            02/01/08
330      Goleta               CA       93111        3,033,799.44    20,935.68              7.3290    115            12/01/07
331      Jackson              NJ       08527        3,032,111.26    20,573.46              7.1700    177            02/01/13
332      Milton Freewater     OR       98762        3,022,231.31    23,478.58              7.2500    231            08/01/17
333      Portage              MI       49081        3,010,493.00    22,542.69              7.1250    236            01/01/18


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
278              296     N            0.0900          0.0050     N          -         Act/360      First Union
279                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
280              357     N            0.0900          0.0050     N          -          30/360      First Union
281                      N            0.0900          0.0050     N          -         Act/360      First Union
282                      N            0.0400          0.0050     N          -          30/360      Lehman Brothers     Y
283              358     N            0.0900          0.0050     N          -         Act/360      First Union
284              298     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
285                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
286              356     N            0.0900          0.0050     N          -         Act/360      First Union
287                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
288              356     N            0.0900          0.0050     N          -         Act/360      First Union
289              237     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
290                      N            0.0900          0.0050     N          -          30/360      First Union         Y
291              360     N            0.0900          0.0050     N          -         Act/360      First Union
292              356     N            0.0900          0.0050     N          -         Act/360      First Union
293              239     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
294                      N            0.0900          0.0050     N          -         Act/360      First Union
295              290     N            0.0400          0.0050     N          -          30/360      Lehman Brothers     Y
296              358     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
297              358     N            0.0900          0.0050     N          -         Act/360      First Union
298                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
298a                     N
298b                     N
299                      N            0.0900          0.0050     N          -          30/360      First Union
300              356     N            0.0900          0.0050     N          -         Act/360      Bank of America
301              297     N            0.0900          0.0050     N          -         Act/360      Bank of America
302              357     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
303                      N            0.0900          0.0050     N          -          30/360      Lehman Brothers
304              356     N            0.0900          0.0050     N          -         Act/360      Bank of America
305              299     N            0.0900          0.0050     N          -         Act/360      First Union
306                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
307              357     N            0.0900          0.0050     N          -         Act/360      Bank of America
308              355     N            0.0900          0.0050     N          -         Act/360      First Union
309              355     N            0.0900          0.0050     N          -         Act/360      Bank of America
310              359     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
311              357     N            0.0900          0.0050     N          -         Act/360      First Union
312              357     N            0.1400          0.0050     N          -         Act/360      Lehman Brothers
313              297     N            0.0900          0.0050     N          -         Act/360      First Union
314              353     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
315                      N            0.0900          0.0050     N          -          30/360      First Union         Y
316              359     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
317              358     N            0.0900          0.0050     N          -         Act/360      Bank of America
318              356     N            0.0900          0.0050     N          -         Act/360      First Union
319              297     Y            0.1400          0.0050     N          -         Act/360      Lehman Brothers
320                      N            0.0900          0.0050     N          -          30/360      First Union         Y
321                      N            0.0900          0.0050     N          -         Act/360      First Union
322              231     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
323              359     N            0.0900          0.0050     N          -         Act/360      Lehman Brothers
325              298     N            0.0900          0.0050     N          -         Act/360      Bank of America
326                      N            0.0950          0.0050     Y          2.0000    Act/360      Lehman Brothers
327              354     N            0.0900          0.0050     N          -         Act/360      Bank of America
328                      N            0.1400          0.0050     Y          2.0000    Act/360      Lehman Brothers
329              297     N            0.0900          0.0050     N          -         Act/360      Bank of America
330              355     N            0.0900          0.0050     N          -         Act/360      Bank of America
331                      N            0.0900          0.0050     Y          2.0000    Act/360      Lehman Brothers
332                      N            0.0900          0.0050     N          -          30/360      First Union         Y
333              266     N            0.0900          0.0050     N          -          30/360      First Union         Y


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
278                                                        1.98       74.7     No           Y        N
279                                                        1.24       79.8     No           Y        Y
280                                                        1.25       74.8     No           N        N
281                                                        1.40       68.4     No           Y        N
282      Walgreen Company                                  1.29       69.0     No           Y        N
283                                                        1.50       73.6     No           Y        Y
284                                                        1.31       72.2     No           N        Y
285                                                        1.39       73.7     No           N        Y
286                                                        1.27       70.6     No           Y        Y
287                                                        1.56       73.3     LB-C         Y        Y
288                                                        1.47       80.6     No           Y        Y
289                                                        1.36       67.6     No           Y        Y
290      Staples                                           1.00       96.1     No           N        N
291                                                        1.29       79.8     No           Y        Y
292                                                        1.40       79.7     No           N        Y
293                                                        1.28       69.7     No           Y        Y
294                                                        1.35       62.8     WSI II       Y        Y
295      Walgreen Company          Y        Y              1.02       94.2     No           Y        N
296                                                        1.53       64.6     No           Y        Y
297                                                        1.30       76.6     No           Y        Y
298                                                        1.32       74.1     No           Y        Y
298a                                                       1.32       77.8
298b                                                       1.32       69.6
299                                                        1.20       75.3     No           N        N
300                                                        1.69       70.0     No           Y        Y
301                                                        1.36       73.1     No           Y        Y
302                                                        1.27       79.7     No           Y        Y
303                                                        1.29       65.3     No           N        N
304                                                        1.56       74.8     No           Y        Y
305                                                        1.30       61.3     No           Y        Y
306                                                        1.81       66.8     LB-B         Y        Y
307                                                        1.39       74.8     No           Y        Y
308                                                        1.79       49.4     No           N        Y
309                                                        1.44       79.7     No           Y        Y
310                                                        1.29       79.9     No           Y        Y
311                                                        1.40       79.1     No           N        Y
312                                                        1.30       72.5     No           Y        Y
313                                                        1.82       65.1     No           Y        Y
314                                                        1.28       75.8     No           Y        N
315      Winn-Dixie Stores, Inc.                           1.04       90.1     No           Y        N
316                                                        1.28       76.3     No           Y        Y
317                                                        1.30       74.9     No           Y        Y
318                                                        1.44       80.6     No           Y        Y
319                                                        1.48       63.6     No           Y        Y
320      Pep Boys                                          1.04       99.5     No           N        N
321                                                        1.28       69.3     No           N        N
322                                                        1.56       77.8     No           Y        N
323                                                        1.39       73.8     No           Y        Y
325                                                        1.42       60.0     No           Y        Y
326                                                        1.29       79.2     No           Y        Y
327                                                        1.49       70.2     No           Y        Y
328                                                        1.29       79.8     No           N        Y
329                                                        1.29       74.6     No           Y        Y
330                                                        1.64       74.0     No           Y        Y
331                                                        1.30       79.8     No           Y        Y
332      Safeway                                           1.05       94.4     No           Y        N
333      Rite Aid Corp.            Y        Y              1.00       97.1     No           Y        N

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
334      Rain Forest Apartments                                       17714 Red Oak Drive
335      Nexstar Pharmaceuticals Building                             2860 Wilderness Place
336      Meadowrock Apartments                                        1598 Becky Court
337      544 Lawrence Expressway                                      540-548 Lawrence Expressway
338      Courtyard At Scottsdale North                                9160 East Shea Boulevard
339      Mountain Vista Apartments                                    4400 E Busby Drive
340      Walgreen St John                                             9280 Wicker Avenue
341      Timberfalls Apartments                                       2600 East 113th Ave.
342      Chancellor Care Center of Delmar                             101 E. Delaware Avenue
343      118 South Clinton Street                                     118 S Clinton Street
344      University Village Shopping Center                           2441,2529-2539 University Boulevard
345      Walgreen Lafayette                                           SEC 18TH Street and State Road 26
346      Northfield Lodge                                             603 East Northfield Boulevard
347      Greenbrier Valley Mall                                       U.S. Route 219
348      Somserset Chambers                                           156-158 Summer Street
349      Village Plaza of Margate                                     1360-1456 N. State Rd. 7
350      Bentley Avenue Apartments                                    1633 South Bentley Avenue
351      Pheasant Glen                                                447 West Clinton Avenue
352      Maple Plaza Shopping Center                                  1102-1198 E. West Maple Road
354      Old Country Plaza                                            3940 Plank Road Road
355      West Court Office Building                                   2448 Holly Avenue
356      Walgreen Miami                                               9675 Northwest 41st Street
357      Paradise Shopping Plaza                                      NEQ of 40th Street and Thunderbird Road
358      Century Analysis, Inc., Building                             60 Berry Drive
359      Americana Apartments                                         3701 East Chapman Avenue
360      Warehouse Specialists - Stevens Point I & II                 4400 Industrial Park Rd. & 2557 Leahy Court
361      Dolly Creek Shopping Center                                  2409 Acton Road
362      Littleton Lyne                                               119-125 Littleton Road
363      Raintree Apartments                                          7601 North 9th Avenue
364      Auburn Blvd Mini Storage                                     6230 Auburn Blvd
365      Springs Office Building                                      2101 West State Road 434
366      Covington Club Apartments                                    1308 W. Covington Court
367      Park East Apartments                                         1845 Summit Place, N.W.
368      Shadow Trail Apartments                                      15520 Foothill Boulevard
369      Inn at Saratoga                                              20645 Fourth Street
370      Regency Park Apartments                                      2973 West Swain Road
371      Marketplace at Ken Caryl                                     10143 West Chatfield Avenue
372      Three West Carillo Building                                  931-939 State Street
373      Linda Granada                                                16600 San Fernanado Mission
374      633 Building                                                 633 Germantown Pike
375      Shoreline  View Alzheimer Care Center                        9324 North Harborview Drive
376      Tudor Gardens Apartments                                     15128-15144 Burbank Blvd
377      Cobblestone Village                                          1237-1263 North Riverside Av.
378      K-Mart Plaza Shopping Center (Galveston)                     6105-6327 Stewart Road
379      303 Winding Road                                             303 Winding Road
381      Amerihost Inn - Hammond                                      7813 Indianapolis Boulevard
382      Holiday Inn Express - Albany, GA                             911 East Oglethorpe Blvd.
383      Hillside Apartments                                          501 Eric Avenue
384      Walgreen Store (Wolfcreek)                                   SEC of Germantown Parkway & U.S. Highway 64
385      Southgate Village Life Care Center                           4101 SW Martin Drive
386      Walgreen Houston                                             10850 Scarsdale Boulevard
387      Kushner Seiden Madison 64th LP                               26 East 64th Street
388      Miramar/Chapparone Auto Center                               6590-6598 Miramar Road
389      Stor-It Rental Storage                                       1435 Malad Street
390      Jefferson Centre                                             105 East Jefferson Boulevard
391      Best Western - Dunn                                          603 Spring Branch Road
392      Ocean Villa Townhomes #2                                     4400-4600 Dallas Drive
393      Central Park Professional Center                             1450 Madruga Avenue


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
334      Houston              TX       77090        2,997,655.06    20,444.95              7.2400    119            04/01/08
335      Boulder              CO       80301        2,997,612.80    20,262.20              7.1500    119            04/01/08
336      Santa Rosa           CA       95403        2,997,495.94    19,774.06              6.9080    119            04/01/08
337      Sunnyvale            CA       95086        2,996,584.65    22,185.35              7.5080    119            04/01/08
338      Scottsdale           AZ       85257        2,989,267.88    20,888.17              7.4570    115            12/01/07
339      Sierra Vista         AZ       85635        2,988,062.61    20,383.96              7.2100    115            12/01/07
340      St. John             IN       46373        2,960,504.00    23,177.84              7.0000    235            12/01/17
341      Tampa                FL       33612        2,955,617.80    19,514.37              6.9100    118            03/01/08
342      Delmar               DE       19940        2,944,904.07    22,845.76              8.0000    115            12/01/07
343      Chicago              IL       60661        2,940,903.52    20,336.73              7.3560    116            01/01/08
344      Houston              TX       77005        2,936,468.90    23,757.60              9.0100    170            07/01/12
345      Lafayette            IN       47905        2,922,389.00    22,526.56              6.8750    238            03/01/18
346      Murfreesboro         TN       37130        2,897,305.71    19,995.72              7.3300    175            12/01/12
347      Fairlea              WV       24901        2,891,052.37    19,986.12              7.3530    116            01/01/08
348      Summerville          MA       02143        2,876,550.45    20,705.64              7.1900    299            04/01/23
349      Margate              FL       33063        2,843,054.28    24,758.22              7.5000    203            04/01/15
350      Los Angeles          CA       90025        2,836,527.64    20,172.12              7.6250    113            10/01/07
351      State College        PA       16803        2,815,365.88    22,099.99              8.7000    296            01/01/23
352      Walled Lake          MI       48390        2,792,929.95    19,253.10              7.3300    117            02/01/08
354      Fredericksburg       VA       22407        2,778,954.47    22,130.53              7.2500    236            01/01/18
355      Annapolis            MD       21401        2,745,987.29    18,240.45              6.9700    118            03/01/08
356      Miami                FL       33178        2,718,069.24    22,627.10              7.5000    223            12/01/16
357      Phoenix              AZ       85032        2,697,988.17    18,841.83              7.4800    119            04/01/08
358      Pacheco              CA       94553        2,696,563.47    18,915.78              7.5200    118            03/01/08
359      Orange               CA       92869        2,688,048.26    18,648.23              7.3750    114            11/01/07
360      Stevens Point        WI       54481        2,684,112.12    24,933.54              7.4375    178            03/01/13
361      Vestavia Hills       AL       35243        2,672,871.41    18,067.13              7.1500    119            04/01/08
362      Ayer                 MA       01432        2,656,383.08    20,607.49              8.0000    115            12/01/07
363      Pensacola            FL       32514        2,652,844.86    17,625.65              6.9600     81            02/01/05
364      Citrus Heights       CA       95621        2,639,793.95    18,949.99              7.1300    117            02/01/08
365      Altomonta Springs/
            Longwood          FL       32714        2,639,786.71    18,941.49              7.1250    117            02/01/08
366      Peoria               IL       61614        2,596,257.41    17,343.29              7.0260    118            03/01/08
367      Washington           DC       20009        2,596,160.04    17,158.40              6.9200    118            03/01/08
368      Sylmar               CA       91342        2,593,160.14    17,455.30              7.0900    117            02/01/08
369      Saratoga             CA       95070        2,588,127.92    19,298.41              7.5500    116            01/01/08
370      Stockton             CA       95207        2,587,545.22    18,299.01              7.5670    113            10/01/07
371      Littleton            CO       80127        2,547,125.71    18,960.54              7.5700    119            04/01/08
372      Santa Barbara        CA       93101        2,546,696.96    17,744.49              7.4510    118            03/01/08
373      Granda Hills         CA       91344        2,542,686.75    18,215.68              7.7200    116            01/01/08
374      Plymouth Meeting     PA       19401        2,540,682.96    18,844.28              7.5000    117            02/01/08
375      Gig Harbor           WA       98332        2,538,946.43    19,470.63              7.8750    116            01/01/08
376      Los Angeles          CA       91411        2,538,067.74    17,159.17              7.1130    114            11/01/07
377      Medford              OR       97501        2,500,000.00    17,054.41              7.2500    120            05/01/08
378      Galveston            TX       77551        2,494,392.42    17,813.27              7.0900    118            03/01/08
379      Bethpage             NY       11804        2,491,811.51    16,716.60              7.0500     80            01/01/05
381      Hammond              IN       46324        2,481,770.36    20,139.83              7.5000    236            01/01/18
382      Albany               GA       31705        2,479,063.65    20,911.00              8.0000    235            12/01/17
383      Bowling Green        KY       42101        2,472,995.16    16,566.09              7.0600    119            04/01/08
384      Memphis              TN       38133        2,467,814.73    20,287.76              7.5000    230            07/01/17
385      Topeka               KS       66612        2,464,054.16    18,694.39              7.7500    116            01/01/08
386      Houston              TX       77089        2,459,764.86    19,656.00              7.2700    235            12/01/17
387      New York             NY       10021        2,453,681.46    16,748.18              7.2300    357            02/01/28
388      San Diego            CA       92121        2,448,027.16    16,448.26              7.0900    119            04/01/08
389      Boise                ID       83705        2,447,179.29    18,783.43              7.8750    175            12/01/12
390      South Bend           IN       46601        2,446,687.19    16,763.20              7.2800    118            03/01/08
391      Dunn                 NC       28334        2,416,635.89    24,305.97              8.6250    175            12/01/12
392      Oxnard               CA       93033        2,396,690.52    16,292.54              7.2010    118            03/01/08
393      Coral Gables         FL       33146        2,396,615.50    16,144.95              7.1100    118            03/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
334              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
335              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
336              359     N            0.0900          0.0050     N          -           Act/360    Bank of America
337              299     N            0.0900          0.0050     N          -           Act/360    Bank of America
338              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
339              355     N            0.0900          0.0050     N          -            30/360    Bank of America
340                      N            0.0900          0.0050     N          -            30/360    First Union         Y
341                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
342              295     N            0.0900          0.0050     N          -           Act/360    First Union
343              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
344              350     N            0.1650          0.0050     N          -           Act/360    Lehman Brothers
345                      N            0.0900          0.0050     N          -            30/360    First Union         Y
346              355     N            0.0900          0.0050     N          -           Act/360    First Union
347                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
348                      N            0.0900          0.0050     N          -            30/360    First Union
349                      N            0.0900          0.0050     N          -           Act/360    First Union
350              353     N            0.0900          0.0050     N          -           Act/360    Bank of America
351              356     N            0.0900          0.0050     N          -           Act/360    First Union
352                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
354                      N            0.0900          0.0050     N          -           Act/360    First Union
355                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
356                      N            0.0900          0.0050     N          -            30/360    First Union         Y
357              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
358                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
359              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
360                      N            0.0900          0.0050     N          -           Act/360    First Union
361              359     N            0.1100          0.0050     N          -           Act/360    Lehman Brothers
362              295     N            0.0900          0.0050     N          -           Act/360    First Union
363              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
364              297     N            0.0900          0.0050     N          -           Act/360    First Union
365              297     Y            0.0900          0.0050     N          -           Act/360    First Union
366              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
367                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
368                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
369                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
370              353     N            0.0900          0.0050     N          -           Act/360    Bank of America
371              299     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
372              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
373              356     N            0.0900          0.0050     N          -           Act/360    First Union
374              297     N            0.0900          0.0050     N          -           Act/360    First Union
375              296     N            0.0900          0.0050     N          -           Act/360    First Union
376              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
377              360     N            0.0900          0.0050     N          -           Act/360    First Union
378                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
379                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
381                      N            0.0900          0.0050     N          -           Act/360    First Union
382                      N            0.0900          0.0050     N          -           Act/360    First Union
383              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
384                      N            0.1500          0.0050     N          -           Act/360    Lehman Brothers
385              296     N            0.1150          0.0050     N          -           Act/360    First Union
386                      N            0.0900          0.0050     N          -            30/360    First Union         Y
387                      N            0.0900          0.0050     N          -           Act/360    First Union
388              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
389              295     N            0.0900          0.0050     N          -           Act/360    First Union
390              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
391                      Y            0.0900          0.0050     N          -           Act/360    First Union
392              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
393              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
334                                                        1.31       76.5      No         Y          Y
335                                                        1.32       71.4      No         N          Y
336                                                        1.41       68.1      No         Y          Y
337                                                        1.50       66.6      No         Y          Y
338                                                        1.79       59.8      No         Y          Y
339                                                        1.30       74.7      No         Y          N
340      Walgreen Company                                  1.00       93.2      No         Y          N
341                                                        1.41       79.9      No         N          Y
342                                                        1.45       68.5      No         Y          N
343                                                        1.74       73.5      No         Y          Y
344                                                        1.29       69.9      No         N          N
345      Walgreen Company                                  1.08       87.5      No         Y          N
346                                                        1.30       66.6      No         N          Y
347                                                        1.30       70.5      LB-C       Y          Y
348                                                        1.26       79.9      No         N          N
349                                                        1.26       71.1      No         Y          Y
350                                                        1.21       70.9      No         Y          N
351                                                        1.18       84.8      No         Y          N
352                                                        1.38       57.0      No         Y          Y
354                                                        1.36       70.4      No         Y          Y
355                                                        1.29       78.5      No         Y          Y
356      Walgreen Company                                  1.10       77.1      No         N          N
357                                                        1.39       74.7      No         Y          Y
358                                                        1.27       74.9      No         Y          Y
359                                                        1.40       74.7      No         Y          Y
360                                                        1.34       59.7      WSI        Y          Y
361                                                        1.38       77.5      No         Y          Y
362                                                        1.26       78.1      No         N          N
363                                                        1.54       69.8      No         Y          Y
364                                                        1.38       73.8      No         Y          Y
365                                                        1.30       68.8      No         N          Y
366                                                        1.42       79.3      No         Y          Y
367                                                        1.30       79.6      No         Y          Y
368                                                        1.32       78.6      No         Y          Y
369                                                        3.53       39.8      No         Y          Y
370                                                        1.28       78.7      No         Y          Y
371                                                        1.31       74.7      No         Y          Y
372                                                        1.27       67.0      No         Y          Y
373                                                        1.31       77.3      No         N          N
374                                                        1.30       68.7      No         Y          Y
375                                                        1.37       74.7      No         Y          N
376                                                        1.44       74.7      No         Y          Y
377                                                        1.25       72.5      No         Y          Y
378                                                        1.31       65.6      No         Y          Y
379                                                        1.25       62.3      No         Y          Y
381                                                        1.42       62.8      No         Y          Y
382                                                        1.51       66.1      No         Y          N
383                                                        1.33       79.8      No         Y          Y
384                                                        1.19       83.1      LB-H       Y          Y
385                                                        1.61       74.7      No         Y          N
386      Walgreen Company                                  1.03       87.1      No         N          N
387                                                        1.45       74.4      No         Y          Y
388                                                        1.45       74.2      No         N          Y
389                                                        1.36       74.2      No         Y          N
390                                                        1.57       74.1      No         Y          Y
391                                                        1.88       69.1      No         Y          N
392                                                        1.42       80.2      No         Y          Y
393                                                        1.26       68.5      No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
394      Safeguard Self Storage                                       1007-09 Edgewood Road
395      Tuscany Village Phase I                                      235 Ocala
396      Concord Village West                                         137-A West Concord Drive
397      Peoria Town Center                                           8110-8140  Peoria Avenue
398      Days Inn - Forest Park                                       5116 Highway 85
399      Tech Center                                                  300 Kimberton Road
400      Amerihost Inn - Parkersburg                                  401 37th Street
401      Comfort Inn - Gaffney, SC                                    143 Corona Drive
402      Food Pavilion                                                1000 West  4th Avenue
403      Eckerd Drug Store (Lexington)                                NWC of Columbia Avenue and Old Chapin Road
404      Keep It Self Storage - Santa Clarita                         25333 San Fernando Road
405      Country Creek                                                398 Bethel Avenue
406      1803 Park Center Drive                                       1803 Park Center Drive
407      Willow Trace Apartments                                      8100 Pines Road
408      Walgreen Coral Springs                                       5480 University Drive
409      Fox Crossing                                                 6410 Walther Avenue
410      Emmorton Village Shopping Center                             3101-05 Emmorton Road (Rt. 24)
411      Slauson Plaza                                                9402-9448  Slauson Avenue
412      Walgreen Chicago                                             1546 North Central Ave.
413      Warehouse Specialists - Specialists Ave # 1-4                720 - 772 Specialists Avenue
414      Wanamassa Gardens Apartments                                 1515 Allen Avenue
415      Inn of Payson                                                801 North Beeline Highway
416      River Oaks Apartments                                        3001 Medical Arts Street
417      Val Halla                                                    1224 Lake Avenue
418      Timm Office Building                                         136 West Canon Perdido Street
419      Twin Fountains Apartments                                    2135 South Depew Street
420      Hillcroft Plaza Shopping Center                              6401 Hillcroft
421      Plantation House                                             2625 Hudnell Street
422      Olde Towne Shopping Center                                   210-800 Olde Towne Road
423      5 Walk-Up Residential Buildings (Formerly 70 East)           70 East 3rd, 157,162 Stanton, 166,178 Norfolk
424      Comfort Inn - Franklin                                       4206 Franklin Commons Court
425      Days Inn (Winter Park)                                       901 North Orlando Avenue
426      Office Depot Aurora                                          SEC East Mississippi Avenue & South Potomac Street
427      Tara Woods Apartments                                        661 Sherwood Drive
428      Sneaker Stadium                                              Hurfville Road (Route 41)
429      Andora Apartments                                            3305 Linda Drive
430      1212-1216 Broadway                                           1212-1216 Broadway
431      3610 Birch Street (Apollo Office Building)                   3610 Birch Street
432      Walgreens Pharmacy (Miami)                                   15900 Northwest 27th Avenue
433      Eckerd Ventnor                                               6701 Ventnor Avenue
434      Capitol Warehouse Building                                   4355 Duraform Lane
435      North Oaks Manor Apartments                                  600-616 North Oaks Drive
436      6100 Capital Center                                          6100 South Fashion Blvd
437      Rite Aid Virginia Beach                                      324 Virginia Beach Blvd
438      Rite Aid Roanoke                                             1168 Peters Creek Road
439      The Business Centre at Riverside                             1362 Brass Mill Road
440      The Manors Apartments                                        985 Manor Drive
441      FAA Building                                                 8808 Beck Road
442      Eckerd Houma                                                 7015 West Park Avenue
443      Antelope Valley Mall                                         1201 W Avenue P
444      Chateau Imperial                                             3000-3320 Parklane Drive
445      Glenoaks Apartments                                          1019 East Glenoaks Blvd
446      Lucky/Sav-On Center                                          2006 Avenue K
447      Eckerd Winslow                                               S.W. Willaimstown - New Freedom Road
448      Walgreens - Richmond                                         11119 Hull Street Road
449      Stoughton Plaza                                              397-423 Washington Street
450      PetsMart Inc.                                                2677 East Main Street
451      Cobblestone Village Shopping Center                          2001-2099 East Orangethorpe Avenue
452      Villa d'Venus                                                3124 Lake Villa Drive


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
394      Edgewood             MD       21040        2,394,644.70    16,814.03              7.5200    117            02/01/08
395      Tallahassee          FL       32304        2,392,627.30    16,576.20              7.3750    116            01/01/08
396      Clarksvile           TN       37042        2,391,173.89    16,502.66              7.3300    175            12/01/12
397      Peoria               AZ       85354        2,388,976.76    17,193.89              7.7500    113            10/01/07
398      Forest Park          GA       30050        2,382,514.19    20,710.39              8.8750    114            11/01/07
399      Phoenixville         PA       19460        2,382,499.53    19,334.24              7.5000    116            01/01/08
400      Parkersburg          WV       26101        2,378,907.69    19,518.09              7.6250    235            12/01/17
401      Gaffney              SC       29341        2,360,068.62    19,907.27              8.0000    235            12/01/17
402      Kennewick            WA       99336        2,343,111.70    15,743.34              7.0900    119            04/01/08
403      Lexington            SC       29072        2,340,959.27    17,274.09              7.5700    232            09/01/17
404      Santa Clarita        CA       91350        2,339,388.61    17,550.14              7.6200    236            01/01/18
405      Sanger               CA       93757        2,326,171.64    16,721.06              7.7500    175            12/01/12
406      Orlando              FL       32835        2,322,167.35    16,560.29              7.6900    118            03/01/08
407      Shreveport           LA       71129        2,322,000.00    17,265.18              8.1400    110            07/01/07
408      Coral Springs        FL       33076        2,320,085.38    18,521.79              7.1250    230            07/01/17
409      Baltimore            MD       21206        2,319,272.57    15,499.53              7.0200    117            02/01/08
410      Abingdon             MD       21009        2,291,829.34    16,698.72              7.3000    117            02/01/08
411      Pico Rivera          CA       90660        2,280,921.21    16,318.43              7.7060    116            01/01/08
412      Chicago              IL       60639        2,261,719.41    17,671.97              7.0000    236            01/01/18
413      Menasha              WI       54956        2,261,613.00    21,008.81              7.4375    178            03/01/13
414      Wannamassa           NJ       07712        2,254,135.36    15,294.74              7.1700    177            02/01/13
415      Payson               AZ       85541        2,247,472.01    16,759.24              7.5900    239            04/01/18
416      Austin               TX       78705        2,246,834.81    15,151.07              7.1200    118            03/01/08
417      Metairie             LA       70002        2,222,177.00    14,796.33              7.0000    119            04/01/08
418      Santa Barbara        CA       93101        2,222,028.77    15,299.34              7.3300    118            03/01/08
419      Denver               CO       80227        2,216,216.51    14,802.98              7.0000     79            12/05/04
420      Houston              TX       77081        2,205,232.78    16,045.30              7.3000    118            03/01/08
421      Dallas               TX       75235        2,200,000.00    16,358.05              8.1400    110            07/01/07
422      Vestiva Hills        AL       35216        2,197,192.71    15,397.79              7.5100    118            03/01/08
423      New York             NY       10002        2,197,106.08    15,217.35              7.3900    118            03/01/08
424      Franklin             TN       37064        2,196,876.93    17,560.57              7.8750    179            04/01/13
425      Winter Park          FL       32789        2,195,718.51    16,747.44              7.8400    118            03/01/08
426      Aurora               CO       80012        2,194,462.46    19,361.62              7.6250    173            10/01/12
427      Jonesboro            GA       30236        2,194,360.59    15,241.76              6.7800    118            03/01/08
428      Deptford             NJ       08096        2,193,031.27    14,963.14              7.2200    116            01/01/08
429      Dallas               TX       75220        2,192,153.17    17,295.09              7.1800    238            03/01/18
430      New York             NY       10001        2,189,021.81    17,162.53              8.1250    115            12/01/07
431      Newport Beach        CA       92660        2,183,388.13    15,322.75              7.5300    119            04/01/08
432      Miami                FL       33054        2,170,234.76    16,922.34              7.4500    230            07/01/17
433      Ventnor City         NJ       08408        2,167,394.14    15,565.49              7.3100    233            10/01/17
434      Windsor              WI       53598        2,156,227.94    22,952.35              7.5010    142            03/01/10
435      Osseo                MN       55369        2,154,267.86    14,427.15              7.0390    117            02/01/08
436      Murray               UT       84107        2,153,054.25    15,757.56              7.9390    115            12/01/07
437      Virginia Beach       VA       23451        2,149,999.09    17,186.93              7.1700    231            08/01/17
438      Roanoke              VA       24017        2,145,860.84    16,985.41              7.1700    236            01/01/18
439      Belcamp              MD       21017        2,145,240.02    15,121.54              7.5600    117            02/01/08
440      Palm Springs         FL       33461        2,142,586.73    15,217.57              7.6250    115            12/01/07
441      Van Buren Township   MI       48111        2,141,611.88    23,552.00              7.0600    159            08/01/11
442      Houma                LA       70364        2,126,984.61    15,030.92              7.0900    233            10/01/17
443      Palmdale             CA       93551        2,125,000.00    16,744.03              7.2100    120            05/01/08
444      Hastings             NE       68901        2,120,000.00    13,926.89              6.8750    120            05/01/08
445      Glendale             CA       91206        2,112,568.12    14,282.49              7.1130    114            11/01/07
446      Lancaster            CA       93536        2,106,979.91    14,339.19              7.1880    115            12/01/07
447      Winslow Township     NJ       08095        2,106,916.60    15,577.28              7.6900    234            11/01/17
448      Richmond             VA       23112        2,100,455.05    17,827.32              7.7700    223            12/01/16
449      Stoughton            MA       02072        2,098,425.83    14,611.67              7.4500    119            04/01/08
450      Plainfield           IN       46168        2,098,410.02    14,539.98              7.4000    119            04/01/08
451      Placentia            CA       92670        2,098,381.24    14,411.26              7.3100    119            04/01/08
452      Metairie             LA       70002        2,098,247.85    13,844.65              6.9100    119            04/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
394              357     N            0.0900          0.0050     N          -            30/360    First Union
395              356     N            0.0900          0.0050     N          -           Act/360    First Union
396              355     N            0.0900          0.0050     N          -           Act/360    First Union
397              353     N            0.0900          0.0050     N          -           Act/360    Bank of America
398              258     N            0.0900          0.0050     N          -           Act/360    First Union
399              236     N            0.0900          0.0050     N          -           Act/360    First Union
400                      N            0.0900          0.0050     N          -           Act/360    First Union
401                      N            0.0900          0.0050     N          -           Act/360    First Union
402              359     N            0.0900          0.0050     N          -           Act/360    First Union
403              280     N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
404              296     N            0.0900          0.0050     N          -           Act/360    First Union
405              355     N            0.0900          0.0050     N          -           Act/360    First Union
406              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
407                      N            0.0900          0.0050     Y          5.0000      Act/360    First Union
408                      N            0.0900          0.0050     N          -            30/360    First Union         Y
409              357     N            0.0900          0.0050     N          -            30/360    First Union
410              297     N            0.0900          0.0050     N          -            30/360    First Union
411              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
412                      N            0.0900          0.0050     N          -            30/360    First Union         Y
413                      N            0.0900          0.0050     N          -           Act/360    First Union
414                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
415              299     N            0.0900          0.0050     N          -           Act/360    First Union
416              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
417              359     N            0.0900          0.0050     N          -           Act/360    First Union
418              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
419              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
420                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
421                      N            0.0900          0.0050     Y          5.0000      Act/360    First Union
422                      N            0.1500          0.0050     Y          2.0000      Act/360    Lehman Brothers
423                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
424              263     N            0.0900          0.0050     N          -           Act/360    First Union
425              298     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
426                      Y            0.0900          0.0050     N          -            30/360    First Union         Y
427              298     N            0.0900          0.0050     N          -            30/360    Lehman Brothers
428                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
429                      N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
430              295     N            0.1150          0.0050     N          -           Act/360    First Union
431              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
432              257     N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
433                      N            0.0900          0.0050     N          -            30/360    First Union         Y
434                      N            0.0900          0.0050     N          -            30/360    Bank of America
435              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
436              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
437                      N            0.0900          0.0050     N          -            30/360    First Union         Y
438                      N            0.0900          0.0050     N          -            30/360    First Union         Y
439              357     N            0.0900          0.0050     N          -            30/360    First Union
440              355     N            0.0900          0.0050     N          -           Act/360    First Union
441                      Y            0.0900          0.0050     N          -            30/360    Lehman Brothers
442                      N            0.0900          0.0050     N          -            30/360    First Union         Y
443              240     N            0.0900          0.0050     N          -           Act/360    First Union
444              360     N            0.0900          0.0050     N          -           Act/360    First Union
445              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
446              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
447                      N            0.0900          0.0050     N          -            30/360    First Union         Y
448                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
449              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
450              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
451              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
452              359     N            0.0900          0.0050     N          -           Act/360    First Union


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
394                                                        1.36       71.5      No         N          N
395                                                        1.41       77.2      No         Y          Y
396                                                        1.41       67.4      No         N          Y
397                                                        1.54       74.7      No         Y          N
398                                                        1.41       62.7      No         Y          N
399                                                        1.32       70.1      No         Y          Y
400                                                        1.42       56.6      No         Y          N
401                                                        1.41       69.4      No         Y          N
402                                                        1.42       75.0      No         Y          Y
403      JC Penney                 Y        Y              1.07       97.5      No         Y          N
404                                                        1.35       74.3      No         Y          N
405                                                        1.25       68.2      No         N          N
406                                                        1.38       74.9      No         Y          N
407                                                        1.27       63.6      No         N          N
408      Walgreen Company                                  1.05       83.6      No         Y          N
409                                                        1.33       74.8      No         N          N
410                                                        1.31       71.6      No         N          N
411                                                        1.49       74.8      No         Y          N
412      Walgreen Company                                  1.57       58.8      No         Y          N
413                                                        2.23       38.7      No         Y          Y
414                                                        1.20       77.7      No         Y          Y
415                                                        1.40       48.3      Inn of
                                                                                   Pays    Y          Y
416                                                        1.43       73.7      No         Y          Y
417                                                        1.44       79.9      No         Y          Y
418                                                        1.32       74.1      No         N          Y
419                                                        1.66       67.0      No         Y          Y
420                                                        1.48       71.1      No         Y          Y
421                                                        1.72       80.0      No         N          N
422                                                        1.38       73.2      No         Y          Y
423                                                        2.05       48.3      No         Y          Y
424                                                        1.65       64.6      No         Y          N
425                                                        1.54       70.8      No         Y          N
426      Office Depot                                      1.05       86.1      No         Y          N
427                                                        1.58       72.0      No         Y          N
428                                                        1.30       73.7      No         Y          Y
429                                                        1.21       69.6      No         Y          Y
430                                                        1.38       47.6      No         N          N
431                                                        1.25       78.0      No         Y          Y
432      Walgreen Company          Y        N              1.01       94.4      No         Y          N
433      JC Penney                                         1.01       99.4      No         N          N
434                                                        1.32       74.4      No         Y          N
435                                                        1.53       79.8      No         Y          Y
436                                                        1.28       74.9      BA - 1     Y          N
437      Rite Aid Corp.                                    1.12       94.5      No         Y          N
438      Rite Aid Corp.                                    1.12       87.2      No         Y          N
439                                                        1.43       69.2      No         N          N
440                                                        1.34       75.8      No         N          N
441                                                        1.10       63.0      No         Y          N
442      JC Penney                                         1.24       85.8      No         N          N
443                                                        1.30       74.6      No         Y          Y
444                                                        1.39       80.0      No         Y          Y
445                                                        1.48       74.7      No         Y          Y
446                                                        1.57       56.3      No         Y          Y
447      JC Penney                                         1.00       97.1      No         N          N
448      Walgreen Company                                  1.03       85.7      No         Y          N
449                                                        1.29       74.9      No         N          Y
450                                                        1.27       79.2      No         Y          Y
451                                                        1.54       58.3      No         Y          Y
452                                                        1.35       79.9      No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
453      Eckerd Drugs                                                 State Route 211 and Blumel Road
454      3848-3870 East Foothill Boulevard (East Pasadena)            3848-3870 East Foothill Boulevard
455      Westporte Apartments                                         2805 Larchmont Lane
456      Best Western St. Augustine                                   2445 State Road 16
457      Nalley Valley Self Storage                                   2201 S. Tacoma Way
458      Woodley Apartments                                           7035 Woodley Avenue
459      Hidden Park Apartments                                       10613 Lookaway Drive
460      Saum Apartments                                              1919 South Grand Boulevard
461      Days Inn/Kingsland                                           1050 East King Avenue
462      P Street                                                     1743 P Street
463      Canoga Apartments                                            10400 East Canoga Avenue
464      Rite Aid Pharmacy (Liberty)                                  Route 52
465      Woodway Apartments                                           2895 Dorthy Jeanie Drive
466      CVS Pharmacy (Philadelphia)                                  1099 Washington Avenue
467      Eckerd Wildwood                                              4201 Atlantic Ave.
468      Arrow Press Properties                                       52-60 West 200 South Street
469      Northbrook Apartments                                        584 East Bullard Ave.
470      Best Western Statesville                                     1121 Morland Drive
471      CVS Drug Store (Martinsville)                                S.R. 39 & Randolph Street
472      Sunnyside Acres Mobile Home Park                             905 West Sunnyside Road
473      Auto/Retail Facility (Lauderhill)                            6440 W. Commercial Boulevard
474      Campostella Corners Shopping Center                          South Military Highway/Campostella Road
475      Shops at State Bridge                                        5950 State Bridge Road
476      901 W. Jackson Boulevard                                     901 W Jackson Boulevard
477      155 North Beacon Street                                      155 North Beacon Street
478      Eckerd Oviedo                                                Mitchell Hammock & Lockwood
479      Fairfield Inn (Musselman-Mt.Sterling)                        105 Stone Trace Drive
480      Hampton Inn (Musselman-Elizabethtown)                        1035 Executive Drive
481      Stone Pine Center                                            20-40 Stone Pine Road
482      CVS Pharmacy (Vernon)                                        142 Talcottville Road
483      Shannon Square                                               3605-45 Library Road
484      The Aspens                                                   10130 Donner Trail Road
485      Casa Del Sol                                                 951-969 Contra Costa Blvd.
486      Newtonian Gardens                                            70 West End Avenue
487      Rite Aid Gaylord                                             419 Main Street
488      Springwood Village Shopping Center                           6-48 West 7200 South
489      Bella Mar                                                    825 Ocean Avenue
490      Amerihost Inn - Macomb                                       1646 North Lafayette
491      Amerihost Inn-Lancaster                                      1721 River Valley Circle North
492      Amerihost Inn - Logan                                        12819 State Road 664
493      Amerihost Inn- Jeffersonville                                11431 Allen Road NW
494      Eckerd Drug Store (Jacksonville)                             NWC Southside Boulevard and Touchton Road
495      CVS Brazil                                                   SEC Forest Ave & National Ave
496      Gardner Plaza                                                Pearson Boulevard
497      Lobo Canyon Shopping Center                                  700 East Roosevelt Ave.
498      Officemax Free-Standing Retail/Commercial Building           South Side of Route 611
499      Saint Charles Place                                          2199 Southwest 81st Ave.
500      The In-Line Retail Shop Space (Peoria)                       8940 and 8960 West Bell Road
501      Western Hills Shopping Center                                Highway 105 West
502      Eckerd Drug Store (Ft. Myers)                                South Side of Palm Beach Boulevard (S.R. 80)
503      Keep it Self Storage - Van Nuys                              6827 Woodley Avenue
504      Crystal Inn (Brigham City)                                   480 Westland Drive
505      421 Germantown Pike                                          421 Germantown Pike
506      Katella/Knott Shopping Center                                7003-7063 Katella Avenue
507      Amerihost Inn-Sycamore                                       1475 South Peace Rd.
509      Eckerd Shreveport                                            Mansfield Rd/Bert Kouns Ind Loop
510      825 Pine Street Apartments                                   825 Pine Street
511      Ocean Villa Townhomes #1                                     4330-4204 Dallas Drive


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
453      Wallkill             NY       10941        2,098,030.42    14,875.83              7.3750    119            04/01/08
454      Pasadena             CA       91107        2,096,994.77    14,041.94              7.0500    142            03/01/10
455      Peoria               IL       61615        2,096,775.81    13,631.73              6.7580    118            03/01/08
456      St. Augustine        FL       32092        2,096,489.79    17,728.96              8.1250    239            04/01/18
457      Tacoma               WA       98409        2,095,512.36    15,314.50              7.3500    238            03/01/18
458      Van Nuys             CA       91406        2,093,358.54    14,294.38              7.2280    116            01/01/08
459      St Louis             MO       63137        2,093,340.17    14,274.46              7.2140    116            01/15/08
460      St Louis             MO       63104        2,093,340.17    14,274.46              7.2140    116            01/15/08
461      Kingsland            GA       31548        2,093,196.67    17,402.23              7.8750    238            03/01/18
462      Washington           DC       20036        2,092,352.17    14,504.18              7.3750    115            12/01/07
463      Chatsworth           CA       91311        2,090,173.44    14,131.08              7.1130    114            11/01/07
464      Liberty              NY       12754        2,080,599.32    15,014.60              7.0200    236            01/01/18
465      Fayetteville         AR       72704        2,078,377.40    14,189.27              7.2500    119            04/01/08
466      Philadelphia         PA       19147        2,074,140.20    14,743.00              6.9700    237            02/01/18
467      Wildwood             NJ       08260        2,072,762.95    16,094.97              7.6900    236            01/01/18
468      Salt Lake City       UT       84101        2,064,387.08    15,187.48              7.9990    116            01/01/08
469      Fresno               CA       93710        2,057,124.09    13,914.77              7.1510    118            03/01/08
470      Statesville          NC       28677        2,051,019.67    20,330.46              8.3750    175            12/01/12
471      Martinsville         IN       46151        2,038,393.46    16,350.34              7.3200    235            12/01/17
472      Idaho Falls          ID       83402        2,022,107.75    13,551.35              7.0580    118            03/01/08
473      Lauderhill           FL       33119        1,997,734.77    14,831.90              7.5400    119            04/01/08
474      Chesapeake           VA       23320        1,997,261.83    13,616.41              7.2300    118            03/01/08
475      Alpharetta           GA       30136        1,995,371.55    14,033.68              6.9200    118            03/01/08
476      Chicago              IL       60607        1,993,832.91    13,787.61              7.3560    116            01/01/08
477      Brighton             MA       02135        1,993,519.50    15,271.08              7.8750     81            02/01/05
478      Oveido               FL       32765        1,991,102.10    15,682.26              7.1600    223            12/01/16
479      Mt. Sterling         KY       40353        1,991,043.78    15,004.30              7.6720    116            01/01/08
480      Elizabethtown        KY       42701        1,991,043.78    15,004.30              7.6720    116            01/01/08
481      Half Moon Bay        CA       94019        1,989,373.41    15,123.65              7.7630    115            12/01/07
482      Vernon               CT       06066        1,969,899.72    15,748.24              7.2500    234            11/01/17
483      Castle Shannon       PA       15234        1,947,537.00    13,701.51              7.5500    118            03/01/08
484      Truckee              CA       96161        1,947,409.68    13,436.28              7.3510    118            03/01/08
485      Pleasant Hill        CA       94523        1,946,082.26    14,633.03              7.6750    118            03/01/08
486      Newton               NJ       07860        1,945,508.29    14,132.09              7.8700    117            02/01/08
487      Gaylord              MI       49735        1,943,949.59    14,201.31              7.1250    236            01/01/18
488      Midvale              UT       84047        1,943,757.63    14,252.71              7.9590    115            12/01/07
489      Santa Monica         CA       90403        1,941,881.28    15,212.24              8.1250    116            01/01/08
490      Macomb               IL       61455        1,932,862.50    15,858.45              7.6250    235            12/01/17
491      Lancaster            OH       43130        1,932,862.50    15,858.45              7.6250    235            12/01/17
492      Logan                OH       43138        1,908,082.25    15,655.13              7.6250    235            12/01/17
493      Octa                 OH       43128        1,908,082.25    15,655.13              7.6250    235            12/01/17
494      Jacksonville         FL       32216        1,905,798.57    13,875.41              7.2800    236            01/01/18
495      Brazil               IN       47834        1,900,652.99    14,839.26              6.9375    234            11/01/17
496      Gardner              MA       01440        1,898,520.76    12,974.24              7.2600    119            04/01/08
497      Grants               NM       87020        1,897,834.17    14,040.83              7.5000    119            04/01/08
498      Stroud Township      PA       18360        1,897,760.17    13,782.33              7.2900    119            04/01/08
499      Miramar              FL       33025        1,894,978.07    12,720.60              7.0625    117            02/01/08
500      Peoria               AZ       85345        1,893,035.93    14,260.71              8.2400    114            11/01/07
501      Montgomery           TX       77356        1,892,853.54    13,891.55              7.6560    116            01/01/08
502      Ft. Myers Shores     FL       33905        1,892,262.33    14,814.38              6.9200    232            09/01/17
503      Van Nuys             CA       91406        1,891,488.86    14,251.60              7.6700    236            01/01/18
504      Brigham City         UT       84302        1,891,128.86    13,929.79              7.4100    176            12/31/12
505      Plymouth Meeting     PA       19462        1,891,079.46    13,886.71              7.3750    116            01/01/08
506      Stanton              CA       90680        1,888,355.34    17,472.09              7.3690    178            03/01/13
507      Sycamore             IL       60178        1,883,301.94    15,451.82              7.6250    235            12/01/17
509      Shreveport           LA       71118        1,864,065.74    13,867.66              7.7800    232            09/01/17
510      San Francisco        CA       94108        1,862,440.71    13,456.40              7.7960    114            11/01/07
511      Oxnard               CA       93033        1,847,448.95    12,558.83              7.2010    118            03/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
453              329     N            0.0900          0.0050     N          -           Act/360    First Union
454                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
455              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
456                      N            0.0900          0.0050     N          -           Act/360    First Union
457              298     N            0.0900          0.0050     N          -           Act/360    First Union
458              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
459              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
460              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
461                      N            0.0900          0.0050     N          -           Act/360    First Union
462              355     N            0.0900          0.0050     N          -           Act/360    First Union
463              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
464              286     N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
465              359     N            0.0900          0.0050     N          -           Act/360    First Union
466                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
467                      N            0.0900          0.0050     N          -            30/360    First Union         Y
468              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
469              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
470                      N            0.0900          0.0050     N          -           Act/360    First Union
471                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
472              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
473              299     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
474              358     N            0.1500          0.0050     N          -           Act/360    Lehman Brothers
475                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
476              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
477              297     N            0.0900          0.0050     N          -            30/360    First Union
478                      N            0.0900          0.0050     N          -            30/360    First Union         Y
479              296     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
480              296     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
481              295     N            0.0900          0.0050     N          -           Act/360    Bank of America
482                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
483                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
484              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
485              298     N            0.0900          0.0050     N          -           Act/360    Bank of America
486              357     N            0.0900          0.0050     N          -           Act/360    First Union
487              283     N            0.0900          0.0050     N          -            30/360    First Union         Y
488              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
489              296     N            0.0900          0.0050     N          -           Act/360    First Union
490                      N            0.0900          0.0050     N          -           Act/360    First Union
491                      N            0.0900          0.0050     N          -           Act/360    First Union
492                      N            0.0900          0.0050     N          -           Act/360    First Union
493                      N            0.0900          0.0050     N          -           Act/360    First Union
494              296     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
495                      N            0.0900          0.0050     N          -            30/360    First Union         Y
496              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
497              299     N            0.0900          0.0050     N          -           Act/360    First Union
498              299     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
499              357     N            0.0900          0.0050     N          -           Act/360    First Union
500              354     N            0.1650          0.0050     N          -           Act/360    Lehman Brothers
501                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
502                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
503              296     N            0.0900          0.0050     N          -           Act/360    First Union
504                      N            0.1650          0.0050     Y          2.0000      Act/360    Lehman Brothers
505              296     N            0.0900          0.0050     N          -           Act/360    First Union
506                      N            0.0900          0.0050     N          -            30/360    Bank of America
507                      N            0.0900          0.0050     N          -           Act/360    First Union
509                      N            0.0900          0.0050     N          -            30/360    First Union         Y
510              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
511              358     N            0.0900          0.0050     N          -           Act/360    Bank of America


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
453                                                        1.36       77.1      No         Y          Y
454                                                        1.29       78.3      No         N          Y
455                                                        1.53       74.1      No         Y          Y
456                                                        1.71       69.9      No         Y          N
457                                                        1.31       67.6      No         Y          Y
458                                                        1.57       74.8      No         Y          Y
459                                                        1.48       77.5      No         Y          Y
460                                                        1.49       77.5      No         Y          Y
461                                                        1.67       71.0      No         Y          N
462                                                        1.25       76.8      No         N          Y
463                                                        1.43       74.9      No         Y          Y
464      Rite Aid Corp.            Y        Y              1.03       97.9      No         Y          N
465                                                        1.31       79.9      No         Y          Y
466      CVS Corporation                                   1.03       96.9      No         Y          N
467      JC Penney                                         1.00       94.2      No         N          N
468                                                        1.11       75.1      BA - 1     Y          N
469                                                        1.34       69.0      No         Y          Y
470                                                        1.40       66.2      No         N          N
471      Revco D.S. Inc.                                   1.03       93.9      No         Y          N
472                                                        1.31       74.9      No         Y          Y
473                                                        1.41       74.7      No         Y          Y
474                                                        1.30       76.8      No         Y          Y
475                                                        1.34       74.5      No         Y          Y
476                                                        1.54       68.8      No         Y          Y
477                                                        1.45       76.7      No         N          N
478      JC Penney                                         1.13       75.9      No         Y          N
479                                                        1.53       68.7      No         Y          N
480                                                        1.70       55.3      No         Y          N
481                                                        1.51       69.8      No         Y          N
482      CVS Corporation                                   1.35       63.6      No         Y          N
483                                                        1.34       74.9      No         Y          Y
484                                                        1.25       77.0      No         Y          Y
485                                                        1.57       56.4      No         Y          N
486                                                        1.31       64.9      No         N          N
487      Rite Aid Corp.            Y        Y              1.00      102.3      No         Y          N
488                                                        1.30       74.8      BA - 1     Y          N
489                                                        1.42       35.3      No         N          N
490                                                        1.42       69.0      No         Y          N
491                                                        1.49       55.2      No         Y          N
492                                                        1.40       63.6      No         Y          N
493                                                        1.41       63.6      No         Y          N
494                                                        1.21       77.8      No         Y          Y
495      Revco D.S. Inc.                                   1.03       98.7      No         N          N
496                                                        1.54       65.5      No         Y          Y
497                                                        1.33       73.0      No         Y          Y
498                                                        1.33       73.0      No         Y          Y
499                                                        1.50       72.9      No         Y          Y
500                                                        1.42       64.5      No         N          N
501                                                        1.28       67.6      No         Y          N
502      JC Penney                                         1.10       82.6      No         Y          N
503                                                        1.32       68.8      No         Y          N
504                                                        1.49       59.1      No         Y          Y
505                                                        1.26       74.2      No         Y          Y
506                                                        1.45       53.7      No         Y          N
507                                                        1.41       67.3      No         Y          N
509      JC Penney                                         1.24       82.9      No         N          N
510                                                        1.20       70.0      No         Y          N
511                                                        1.40       80.3      No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
512      Revco Pharmacy (Decatur)                                     SWC of Candler Road and Misty Candler Road
513      Burbank Villas Apartments                                    14640 Burbank Blvd
514      Crestwood Apartments                                         1428 Raymond Street
515      121 Greene Street                                            121 Green Street
516      Payson Center                                                SEC of State Route 87 and State Route 260
517      Sunrise Condominiums                                         550 El Camino Real
518      Village Woods Commons Shopping Center                        42 Nichols Street
519      Days Inn (Prescott Valley)                                   7875 East Highway 69
520      Inbus Engineering Building                                   6233 Industrial Way
521      CVS Pharmacy (Lancaster)                                     32-54 W. Lemon Street
522      Warehouse Specialists - 1097 Ehlers Road                     1097 Ehlers Road
523      Cedars St. Paul Apts.                                        1276 Wilson Avenue
524      McClintock Office Plaza                                      4700 S. McClintock Drive
525      Galaxy Shopping Center                                       2300 Planet Avenue
526      Crestwood Station Shopping Center                            Kentucky Highway 146
527      Village Pines                                                25 South Lincoln Ave.
528      395-435 East O'Keefe Street                                  395-435 East O'Keefe Street
529      Price Savers Center                                          2049 West Broadway Road
530      Indian Village Shopping Center                               SEC of Indian School Road and 16th Street
531      Caledon Wood Professional Park                               Pelham Road
532      4445 West 16th Street                                        4445 W. 16th Avenue
533      6 Fortune Drive                                              6 Fortune Drive
534      Fairmount Apartments                                         345-57 W. Johnson Streets
535      Palms Apartments                                             11007- Palms Blvd
536      Georgetown Village Apartments                                1421 Reidville Road
537      336 Washington Street (Boston Private)                       336 Washington Street
538      CVS Tipton                                                   711 East Jefferson St
539      State Farm Cranford                                          70 Myrtle Street
540      La Jolla Court Apartments                                    1322 North La Jolla Boulevard
541      CVS York                                                     820 Edgewood Road
542      Hodges Warehouse (Hodges II)                                 800 South Madison Avenue
543      Kling Street Apartments                                      11922 Kling Street
544      Eckerd Drug Store (Camden)                                   SWC of DeKalb Street and Campbell Street
545      CVS Drug Store (Mableton)                                    5846-5856 Mableton Parkway
546      CVS Rockville                                                NWC US 36 & SR 41
547      CVS Edinburgh                                                NEC US 31 & Eisenhower Rd
548      Fry's Greenfield Plaza                                       NEC Greenfield Road and University Drive
549      Target Center                                                15329 Palmdale Blvd.
550      CVS Greece                                                   3750 Mt. Read Boulevard
551      Ames Plaza (Amenia)                                          Route 22
552      North Creek Townhomes                                        515- 112th ST. S.E.
553      Hilltop Village Shopping Center                              U.S. Highway 158
554      Friendly Square Shopping Center                              11651 West 64th Avenue
555      Eckerd Oldsmar                                               3771 Tampa Road
556      Henderson Mall                                               675 Mall Ring Circle
557      Anchor Self Storage - Glendora                               700 E. Acosta
558      8614 Burton Way Apts.                                        8614 Burton Way
559      Four Industrial Buildings (Great S.W. Industrial)            Various
560      Spa Business Center                                          145-155 East 6100 South
561      Warehouse Specialists - Harrison Street                      2440 Harrison Street
562      Port Jefferson Medical Park                                  5380 Nesconset Highway
563      Ashcroft Industrial Park                                     7313-7399 Ashcroft
564      8586-8588 Potter Park Drive (Palmer Ranch)                   8586-8588 Potter Park Drive
565      New Hampshire Apartments                                     345 South New Hampshire St.
566      Villa Fontana Apartments                                     7540 S.W. 59th Court


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
512      Decatur              GA       30032        1,840,419.99    14,490.34              7.1000    236            01/01/18
513      Los Angeles          CA       91411        1,824,386.08    12,217.72              7.0510    118            03/01/08
514      Boise                ID       83701        1,817,376.36    12,132.96              7.0200    118            03/01/08
515      New York             NY       10012        1,800,000.00    12,536.60              7.4600    120            05/01/08
516      Payson               AZ       85541        1,797,620.30    12,426.02              7.3700    118            03/01/08
517      Burlingame           CA       94010        1,794,157.35    12,091.72              7.0960    116            01/01/08
518      Ogden                NY       14559        1,792,241.27    13,785.55              7.9100    116            01/01/08
519      Prescott             AZ       86314        1,790,697.82    14,984.31              7.9360    237            02/01/18
520      Livermoore           CA       94550        1,777,871.31    16,590.22              7.4060    176            01/01/13
521      Lancaster            PA       17603        1,765,000.00    12,193.04              6.9000    249            02/01/19
522      Menasha              WI       54956        1,764,555.20    16,391.49              7.4375    178            03/01/13
523      St. Paul             MN       55106        1,757,481.94    11,769.67              7.0510    118            03/01/08
524      Tempe                AZ       85282        1,748,704.62    12,251.84              7.5130    119            04/01/08
525      Salina               KS       67401        1,745,149.43    12,706.94              7.8900    116            01/01/08
526      Crestwood            KY       40014        1,744,600.57    12,060.59              7.3530    116            01/01/08
527      Orchard Park         NY       14127        1,742,848.98    12,796.06              7.3800    116            01/01/08
528      East Palo Alto       CA       94303        1,741,530.67    11,910.80              7.2500    117            02/01/08
529      Mesa                 AZ       85202        1,722,787.60    12,049.64              7.4900    238            03/01/18
530      Phoenix              AZ       85016        1,708,262.64    15,127.09              7.6400    200            01/01/15
531      Greenville           SC       29615        1,705,674.66    11,746.57              7.3200    117            02/01/08
532      Hialeah              FL       33012        1,698,200.81    12,171.66              7.7400    118            03/01/08
533      Billerica            MA       01821        1,697,966.99    12,233.01              7.2000    119            04/01/08
534      Philadelphia         PA       19144        1,697,942.60    12,151.15              7.1250    119            04/01/08
535      Los Angeles          CA       90034        1,697,751.38    11,733.37              7.3680    118            03/01/08
536      Spartanburg          SC       29306        1,697,602.64    11,436.01              7.1100    118            03/01/08
537      Wellesley            MA       02181        1,697,590.85    11,413.09              7.0900    178            03/01/13
538      Tipton               IN       46072        1,668,582.84    13,339.39              7.2500    234            11/01/17
539      Cranford             NJ       07016        1,666,978.73    18,546.86              7.5625    115            12/01/07
540      Goodyear             AZ       85338        1,652,187.67    12,116.49              7.3600     80            01/01/05
541      York                 PA       17402        1,645,957.00    12,688.15              6.8500    237            02/01/18
542      Okmulgee             OK       74447        1,645,107.98    15,493.27              7.7100    179            04/01/13
543      Los Angeles          CA       91607        1,635,711.37    11,048.98              7.1250    117            02/01/08
544      Camden               SC       29020        1,631,475.16    12,252.21              7.4200    234            11/01/17
545      Mableton             GA       30059        1,605,822.34    11,434.20              6.9700    236            01/01/18
546      Rockville            IN       47872        1,604,207.35    12,524.77              6.9375    234            11/01/17
547      Edinburgh            IN       46124        1,599,803.95    12,789.54              7.2500    234            11/01/17
548      Mesa                 AZ       85205        1,597,884.71    11,045.35              7.3700    118            03/01/08
549      Victorville          CA       92392        1,596,484.25    11,514.45              7.2010    118            03/01/08
550      Greece               NY       14616        1,595,748.59    11,316.72              7.0000    236            01/01/18
551      Amenia               NY       12501        1,595,195.82    11,176.48              7.4900    116            01/01/08
552      Everett              WA       98208        1,594,881.62    10,828.14              7.1700    116            01/01/08
553      Oxford               NC       27565        1,594,743.67    11,860.17              7.5200    116            01/01/08
554      Arvada               CO       80004        1,588,764.57    10,868.18              7.2700    119            04/01/08
555      Oldsmar              FL       34677        1,587,542.88    12,595.46              7.3000    224            01/01/17
556      Henderson            NV       89014        1,575,000.00    12,147.87              7.2100    120            05/01/08
557      Glendora             CA       91740        1,556,622.29    11,305.96              7.2800    118            03/01/08
558      Los Angeles          CA       90048        1,548,751.88    10,406.04              7.0900    119            04/01/08
559      Ft. Worth            TX       75224        1,546,386.62    11,333.65              7.3800    118            03/01/08
560      Murray               UT       84107        1,545,038.11    11,329.08              7.9590    115            12/01/07
561      Neenah               WI       54956        1,540,879.18    14,313.70              7.4375    178            03/01/13
         Port Jefferson
562      Station              NY       11776        1,520,687.32    10,967.47              7.7900    116            01/01/08
563      Houston              TX       77081        1,515,445.10    10,628.06              7.5000    116            01/01/08
564      Sarasota             FL       34238        1,498,880.08    10,457.42              7.4700    119            04/01/08
565      Los Angeles          CA       90020        1,498,839.13    10,273.37              7.2900     83            04/01/05
566      South Miami          FL       33143        1,496,067.38    10,090.60              7.1100    117            02/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
512                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
513              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
514              358     N            0.0900          0.0050     N          -           Act/360    First Union
515              360     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
516              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
517              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
518                      N            0.0900          0.0050     Y          3.0000      Act/360    Lehman Brothers
519                      N            0.0900          0.0050     N          -            30/360    Lehman Brothers
520                      N            0.0900          0.0050     N          -            30/360    Bank of America
521                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
522                      N            0.0900          0.0050     N          -           Act/360    First Union
523              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
524              359     N            0.0900          0.0050     N          -           Act/360    Bank of America
525                      N            0.1650          0.0050     Y          2.0000      Act/360    Lehman Brothers
526                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
527              296     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
528              357     N            0.0900          0.0050     N          -           Act/360    First Union
529                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
530                      Y            0.1650          0.0050     N          -            30/360    Lehman Brothers
531                      N            0.1500          0.0050     Y          2.0000      Act/360    Lehman Brothers
532              358     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
533              299     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
534              299     N            0.0900          0.0050     N          -           Act/360    First Union
535              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
536              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
537                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
538                      N            0.0900          0.0050     N          -            30/360    First Union         Y
539                      N            0.0900          0.0050     N          -            30/360    First Union         Y
540              296     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
541                      N            0.0900          0.0050     N          -            30/360    First Union         Y
542                      N            0.0900          0.0050     N          -            30/360    Lehman Brothers
543              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
544                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
545                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
546                      N            0.0900          0.0050     N          -            30/360    First Union         Y
547                      N            0.0900          0.0050     N          -            30/360    First Union         Y
548              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
549              298     N            0.0900          0.0050     N          -           Act/360    Bank of America
550                      N            0.0900          0.0050     N          -            30/360    First Union         Y
551              356     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
552              356     N            0.0900          0.0050     N          -           Act/360    First Union
553                      N            0.1500          0.0050     Y          2.0000      Act/360    Lehman Brothers
554              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
555                      N            0.0900          0.0050     N          -            30/360    First Union         Y
556              252     N            0.0900          0.0050     N          -           Act/360    First Union
557              298     N            0.0900          0.0050     N          -           Act/360    First Union
558              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
559              298     N            0.0900          0.0050     N          -            30/360    Lehman Brothers
560              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
561                      N            0.0900          0.0050     N          -           Act/360    First Union
562                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
563                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
564              359     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
565              359     N            0.0900          0.0050     N          -           Act/360    First Union
566              357     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
512      Revco D.S. Inc.                                   0.95       80.5      No         Y          N
513                                                        1.34       73.0      No         Y          Y
514                                                        1.31       63.8      No         N          Y
515                                                        1.37       75.0      No         Y          Y
516                                                        1.36       71.9      LB-E       N          Y
517                                                        1.30       64.7      No         Y          Y
518                                                        1.34       74.7      No         Y          N
519                                                        1.45       74.6      No         Y          N
520                                                        1.38       53.2      No         Y          N
521      CVS Corporation                                   1.08       98.1      No         Y          N
522                                                        1.54       53.5      WSI        Y          Y
523                                                        1.51       78.1      No         Y          Y
524                                                        1.34       74.4      No         Y          Y
525                                                        1.40       72.7      No         N          N
526                                                        1.85       38.8      LB-B       Y          Y
527                                                        1.26       79.2      No         Y          Y
528                                                        1.27       72.6      No         Y          Y
529                                                        1.38       74.9      No         N          Y
530                                                        1.45       74.3      No         N          N
531                                                        1.34       74.8      No         Y          Y
532                                                        1.42       60.7      No         Y          N
533                                                        1.36       60.6      No         Y          Y
534                                                        1.26       77.2      No         Y          Y
535                                                        1.34       74.8      No         Y          Y
536                                                        1.25       78.6      No         Y          Y
537                                                        1.36       72.2      No         N          Y
538      Revco D.S. Inc.                                   1.03       95.4      No         N          N
539      State Farm                                        1.00       79.4      No         N          N
540                                                        1.33       74.6      No         Y          Y
541      CVS Corporation                                   1.00       98.3      No         N          N
542                                                        1.29       65.8      LB-F       Y          N
543                                                        1.28       79.8      No         Y          Y
544      JC Penney                                         1.05       98.9      No         Y          N
545      CVS Corporation                                   1.09       98.5      No         Y          N
546      Revco D.S. Inc.                                   1.03       99.0      No         N          N
547      Revco D.S. Inc.                                   1.03       97.0      No         N          N
548                                                        1.65       63.9      LB-E       N          Y
549                                                        1.56       74.6      No         Y          Y
550      CVS Corporation                                   1.10       99.7      No         Y          N
551                                                        1.38       63.8      No         N          Y
552                                                        1.28       72.5      No         Y          Y
553                                                        1.34       66.5      No         Y          Y
554                                                        1.36       69.1      No         N          Y
555      JC Penney                                         1.34       68.0      No         N          N
556                                                        1.28       67.7      No         Y          Y
557                                                        1.30       65.5      No         Y          Y
558                                                        1.31       70.4      No         Y          Y
559                                                        1.67       44.2      No         Y          N
560                                                        1.33       74.5      BA - 1     Y          N
561                                                        1.46       64.2      WSI        Y          Y
562                                                        1.26       62.1      No         Y          N
563                                                        1.30       77.7      No         Y          Y
564                                                        1.29       74.9      No         Y          Y
565                                                        1.28       74.9      No         Y          Y
566                                                        1.39       74.8      No         Y          Y

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number   Property Name                                                Address
(i)      (ii)                                                         (ii)
567      Briarcliff                                                   4314 Commomwealth Ave, A-1
569      Duna Vista Mobile Home Park                                  2400 Cienega
570      Calvert Apartments                                           11434-11450 Calvert Street
571      177 E. Evelyn Avenue                                         177 E. Evelyn Avenue
572      Oakland State Garage                                         401 27Th Street
573      IHOP Kannapolis                                              800 Cloverleaf Plaza
574      Park Rochester Apartments                                    11425 Rochester Avenue
575      West Town Professional Center                                21675 Longview Drive
576      CVS Aiken                                                    Whiskey Rd & Shannon Lane
577      Garage Loft Apartments                                       113 N.W. 13th Street
578      Rite-Aid Pharmacy (Waynesburg)                               8619 Waynesburg Drive
579      Forest Glen                                                  2800-2875 Forest Glen Road
580      Revco Drug Store                                             2939 The Plaza Road
581      Rite Aid Pharmacey (Hogansville)                             100 South Highway 29
582      Revco Pharmacy (Oak Ridge)                                   1287 Oak Ridge Turnpike
583      Imperial Plaza Office Building                               1129 Watertower Lane
584      Overlook Court                                               4620-40 Richmond Road
585      10051 Pasadena Avenue                                        10051 Pasadena Avenue
586      Clifford Pacific Business Park                               20382 & 20412 Barents Sea Circle
587      Glynbrook Estates                                            3642 Glynbrook Avenue
588      Cypress Winds                                                2105 Cleary
589      66 West 84th Street                                          66 West 84th Street
590      Canon Perdido                                                433 E. Canon Perdido Street
591      Panorama Medical Arts Building                               8215 Van Nuys Blvd
592      IHOP Gastonia                                                500 Cox Road
593      Taylor Gardens                                               7601-7715 Hillendale Road
594      Tara Ridge Apartments                                        6700 Tara Boulevard
595      Camelot and Circle Inn Mobile Home Parks                     330 W. Chubbuck Rd. and 210 Circle Inn St.
596      Shoppes of Pembroke                                          12101 Taft Street
597      Normandy Retail Center                                       957, 969 & 1111 Normandy Drive
598      La Tijera Manor Apartments                                   7100-7124  Alvern Street
599      Applied Companies Building                                   28020 Avenue Standford
600      238-268 Post Road                                            238-268 Post Road
601      Warehouse Specialists - 1286 Ehlers Road                     1286 Ehlers Road
602      Warehouse Specialists - Dixie Street                         356 Dixie Street
604      IHOP Wilmington                                              5355 Market Street
605      Eckerd Kernersville                                          SEC Nelson St & Piney Grove Rd
606      Eckerds Easley                                               5991 Calhoun Memorial Highway
607      Rincon Plaza                                                 SWC of Golf Links Road and Harrison Road
608      Eckerd Store (Mt. Holly)                                     617 Highland Street
609      University Court Apartments                                  1414 3Rd Street South
610      Patrick Business Park                                        6165 Annie Oakley Drive
611      Eckerd Store (Florence)                                      W. Palmetto Street/Cashua Drive
612      222 Post Road                                                222 Post Road
613      Ocean Villa Townhomes #3                                     4401-4601 Dallas Drive
614      Kennestone Corners Business Center                           1265 Kennestone Circle
615      Kings Tree Apartments                                        1800 Kingsley Avenue
616      Rite Aid Pharmacy (Williamsport)                             14 West Fifth Street
617      CVS Pharmacy (Westbrook)                                     870 Main Street
618      Brookhill Plaza                                              1787 Fort Union Blvd
619      Lexington Village Apartments                                 200-206 Lexington Drive and 902-911 Christy Court
620      2715 Agate Court                                             2175 Agate Court
621      Townsgate Atrium                                             2277 Townsgate Road
622      Carey Hill Plaza                                             220 E. Ashland Street
623      Edison Apartments                                            5651 East Edison Street
624      Warehouse Specialists - Bell Street                          555 Bell Street
625      Warehouse Specialists - Combined Locks                       100 West Prospect Street
626      A-Advance Self-Storage                                       301 West Indian School Road
627      Williamstown Bay                                             4809 Dale Street
628      52 Liberty Street                                            52 Liberty Street


Mortgage                                                            Monthly                          Stated
Loan                                                Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number   City                 State    Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)      (ii)                 (ii)     (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
567      Charlotte            NC       28205        1,493,242.99    11,216.92              7.6350    296            01/01/23
569      Oceano               CA       93445        1,486,040.28    13,703.94              7.2630    177            02/01/13
570      North Hollywood      CA       91606        1,470,406.50    10,118.19              7.3060    116            01/01/08
571      Mountain View        CA       94041        1,467,025.62    10,995.46              7.6380    118            03/01/08
572      Oakland              CA       94612        1,462,085.02    12,021.78              7.6540    115            12/01/07
573      Kannapolis           NC       28083        1,457,928.76    10,350.00              7.8750    292            09/01/22
574      Los Angeles          CA       90025        1,453,916.87     9,736.73              7.0510    118            03/01/08
575      Brookfield           WI       53205        1,446,464.48    10,173.38              7.5350    117            02/01/08
576      Aiken                SC       29803        1,436,118.62    11,306.74              7.1250    237            02/01/18
577      Oklahoma City        OK       73103        1,435,402.50     9,755.07              7.1800    116            01/01/08
578      Sandy Township       OH       44688        1,426,496.18    10,852.98              7.2300    211            12/01/15
579      Baltimore            MD       21216        1,421,618.18     9,682.38              7.2100    117            02/01/08
580      Charlotte            NC       28205        1,420,431.88     9,835.21              7.3750    117            02/01/08
581      Hogansville          GA       30230        1,413,906.15    11,756.17              7.5400    225            02/01/17
582      Oak Ridge            TN       19147        1,413,228.06    10,427.02              7.3400    207            08/01/15
583      West Carrollton      OH       45449        1,398,946.34     9,721.99              7.4300    119            04/01/08
584      Warrensville Heights OH       44128        1,398,927.25     9,636.08              7.3400    119            04/01/08
585      Cupertino            CA       95014        1,397,163.99    10,466.38              7.6320    118            03/01/08
586      Lake Forest          CA       92630        1,396,259.85     9,314.23              7.0000     81            02/01/05
587      Keizer               OR       97303        1,395,038.52     9,789.00              7.5000    115            12/01/07
588      Metairie             LA       70002        1,390,838.57     9,177.03              6.9100    119            04/01/08
589      New York             NY       10024        1,376,574.41     9,583.10              7.4300    117            02/01/08
590      Santa Barbara        CA       93101        1,373,982.61     9,628.33              7.5150    119            04/01/08
591      Panorama City        CA       91402        1,365,634.97    10,033.48              7.9800    115            12/01/07
592      Gastonia             NC       28054        1,362,341.15     9,675.00              7.8750    283            12/01/21
593      Baltimore            MD       21234        1,346,725.69     9,072.43              7.1000    117            02/01/08
594      Jonesboro            GA       30236        1,346,566.52     9,395.62              6.8300    118            03/01/08
595      Chubbuck             ID       83202        1,345,749.00     9,209.38              7.2500    116            01/01/08
596      Pembroke Pines       FL       33026        1,326,253.83     9,583.49              7.8100    176            01/01/13
597      Miami Beach          FL       33134        1,298,285.64     8,983.21              7.3800    118            03/01/08
598      Los Angeles          CA       90045        1,298,280.46     8,972.58              7.3680    118            03/01/08
599      Santa Clarita        CA       91355        1,297,300.01     9,607.73              7.5010    118            03/01/08
600      Fairfield            CT       06430        1,295,028.76     9,337.94              7.1800    177            02/01/13
601      Neenah               WI       54956        1,292,350.28    12,005.04              7.4375    178            03/01/13
602      Fond Du Lac          WI       54935        1,292,350.28    12,005.04              7.4375    178            03/01/13
604      Wilmington           NC       28405        1,264,040.35     9,075.00              7.8750    280            09/01/21
605      Kernersville         NC       27284        1,258,690.89     9,619.25              7.1250    229            06/01/17
606      Easley               SC       29640        1,256,879.83     9,296.84              6.7900    225            02/01/17
607      Tucson               AZ       85730        1,253,340.82     8,663.70              7.3700    118            03/01/08
608      Mt. Holly            NC       28120        1,235,810.25    10,223.72              7.5800    229            06/01/17
609      Minneapolis          MN       55454        1,230,003.85     8,559.29              6.7840    117            02/01/08
610      Las Vegas            NV       89120        1,225,749.60     8,697.40              7.6150    115            12/01/07
611      Florence             SC       29501        1,217,660.73    10,094.07              7.4700    224            01/01/17
612      Fairfield            CT       06430        1,215,334.67     8,763.30              7.1800    177            02/01/13
613      Oxnard               CA       93033        1,198,345.26     8,146.27              7.2010    118            03/01/08
614      Marietta             GA       30066        1,197,430.82     8,743.38              7.3400    118            03/01/08
615      Orange Park          FL       32073        1,196,993.15     8,288.10              7.3750    117            02/01/08
616      Williamsport         PA       17701        1,192,416.56     9,573.00              7.0600    225            02/01/17
617      Westbrook            ME       04092        1,162,826.18     9,433.54              7.4200    233            10/01/17
618      Salt Lake City       UT       84121        1,158,791.94     8,509.76              7.9750    115            12/01/07
619      Clarksville          TN       37040        1,149,068.46     7,697.37              7.0600    119            04/01/08
620      Simi Valley          CA       93065        1,147,038.62     7,817.75              7.2150    117            02/01/08
621      Thousand Oaks        CA       91361        1,130,478.49     8,220.09              7.8630    114            11/01/07
622      Brockton             MA       02402        1,120,962.08     8,405.34              7.6250    117            02/01/08
623      Tucson               AZ       85712        1,102,685.96     7,459.73              7.1340    116            01/01/08
624      Neenah               WI       54956        1,093,527.16    10,158.11              7.4375    178            03/01/13
625      Combined Locks       WI       54113        1,093,527.16    10,158.11              7.4375    178            03/01/13
626      Phoenix              AZ       85013        1,083,699.73    10,425.36              7.8630    175            12/01/12
627      McFarland            WI       53558        1,074,983.00     8,751.16              9.1100    297            02/01/23
628      Kearny               NJ       07032        1,064,955.41     7,651.28              7.7500    116            01/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
567                      N            0.0900          0.0050     N          -           Act/360    First Union
569                      N            0.0900          0.0050     N          -            30/360    Bank of America
570              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
571              298     N            0.0900          0.0050     N          -           Act/360    Bank of America
572              235     N            0.0900          0.0050     N          -           Act/360    Bank of America
573                      N            0.0900          0.0050     N          -            30/360    First Union         Y
574              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
575              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
576                      N            0.0900          0.0050     N          -            30/360    First Union         Y
577                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
578              262     N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
579              357     N            0.0900          0.0050     N          -            30/360    First Union
580              357     N            0.0900          0.0050     N          -           Act/360    First Union
581                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
582                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
583                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
584              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
585              298     N            0.0900          0.0050     N          -           Act/360    Bank of America
586              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
587              355     N            0.0900          0.0050     N          -           Act/360    First Union
588              359     N            0.0900          0.0050     N          -           Act/360    First Union
589                      Y            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
590              359     N            0.0900          0.0050     N          -           Act/360    Bank of America
591              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
592                      N            0.0900          0.0050     N          -            30/360    First Union         Y
593              357     N            0.0900          0.0050     N          -            30/360    First Union
594              298     N            0.0900          0.0050     N          -            30/360    Lehman Brothers
595              356     N            0.0900          0.0050     N          -           Act/360    First Union
596                      N            0.1500          0.0050     Y          3.0000      Act/360    Lehman Brothers
597              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
598              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
599              298     N            0.0900          0.0050     N          -           Act/360    Bank of America
600              297     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
601                      N            0.0900          0.0050     N          -           Act/360    First Union
602                      N            0.0900          0.0050     N          -           Act/360    First Union
604                      N            0.0900          0.0050     N          -            30/360    First Union         Y
605                      N            0.0900          0.0050     N          -            30/360    First Union         Y
606                      Y            0.0900          0.0050     N          -            30/360    First Union         Y
607              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
608                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
609              297     N            0.0900          0.0050     N          -           Act/360    Bank of America
610              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
611                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
612              297     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
613              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
614              298     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
615              357     N            0.0900          0.0050     N          -           Act/360    First Union
616                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
617                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
618              355     N            0.0900          0.0050     N          -           Act/360    Bank of America
619              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
620              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
621              354     N            0.0900          0.0050     N          -           Act/360    Bank of America
622              297     N            0.0900          0.0050     N          -           Act/360    First Union
623              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
624                      N            0.0900          0.0050     N          -           Act/360    First Union
625                      N            0.0900          0.0050     N          -           Act/360    First Union
626                      N            0.0900          0.0050     N          -            30/360    Bank of America
627              357     N            0.0900          0.0050     N          -           Act/360    First Union
628              356     N            0.0900          0.0050     N          -           Act/360    First Union


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
567                                                        1.43       67.9      No         Y          N
569                                                        1.14       55.0      No         Y          N
570                                                        1.50       79.9      No         Y          Y
571                                                        1.53       69.9      No         Y          N
572                                                        1.42       75.0      No         Y          N
573      IHOP Corp                                         1.10       97.2      No         Y          N
574                                                        1.54       56.6      No         Y          Y
575                                                        1.48       72.3      No         Y          Y
576      CVS Corporation                                   1.24       74.4      No         Y          N
577                                                        1.40       79.7      No         Y          Y
578      Rite Aid Corp.            Y        Y              1.03       97.4      No         N          N
579                                                        1.38       74.8      No         N          N
580                                                        1.29       80.3      No         Y          Y
581      Rite Aid Corp.                                    1.03       87.8      No         Y          N
582      Revco D.S. Inc.                                   1.05       88.3      No         Y          N
583                                                        1.23       79.9      No         Y          Y
584                                                        1.27       72.5      No         Y          Y
585                                                        1.38       65.0      No         Y          N
586                                                        1.36       72.1      No         Y          Y
587                                                        1.30       73.4      No         N          Y
588                                                        1.29       79.9      No         Y          Y
589                                                        1.33       68.8      No         Y          Y
590                                                        1.29       65.4      No         Y          Y
591                                                        1.36       78.0      No         Y          N
592      IHOP Corp                                         1.10       96.6      No         Y          N
593                                                        1.47       74.8      No         N          N
594                                                        1.29       77.0      No         Y          N
595                                                        1.43       74.8      No         Y          Y
596                                                        1.32       74.7      No         Y          N
597                                                        1.42       72.1      No         Y          Y
598                                                        1.45       74.2      No         Y          Y
599                                                        1.65       59.5      No         Y          Y
600                                                        1.27       70.0      No         Y          Y
601                                                        1.53       51.7      WSI        Y          Y
602                                                        1.51       54.5      WSI        Y          Y
604      IHOP Corp                                         1.10       95.8      No         Y          N
605      JC Penney                                         1.20       81.2      No         Y          N
606      JC Penney                                         1.02       78.6      No         N          N
607                                                        1.31       74.6      LB-E       N          Y
608      JC Penney                                         1.33       70.2      No         Y          N
609                                                        1.55       76.9      No         Y          Y
610                                                        1.34       75.9      No         Y          N
611      JC Penney                                         1.05       87.0      No         Y          N
612                                                        1.34       71.5      No         Y          Y
613                                                        1.47       76.8      No         Y          Y
614                                                        1.29       65.3      No         Y          Y
615                                                        1.27       66.5      No         Y          Y
616      Rite Aid Corp.                                    1.46       64.5      No         N          N
617      CVS Corporation                                   1.03       89.5      No         Y          N
618                                                        1.31       74.8      BA - 1     Y          N
619                                                        1.33       76.6      No         Y          Y
620                                                        1.38       54.6      No         Y          Y
621                                                        1.44       70.7      No         Y          N
622                                                        1.25       72.3      No         Y          N
623                                                        1.38       77.1      No         Y          Y
624                                                        1.39       57.9      WSI        Y          Y
625                                                        1.42       67.1      WSI        Y          Y
626                                                        1.38       63.8      No         Y          N
627                                                        1.21       73.6      No         Y          N
628                                                        1.27       74.7      No         Y          N

First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust 1998-C2 Servicing & Pooling
Pool Total

Mortgage
Loan
Number    Property Name                                                 Address
(i)       (ii)                                                          (ii)
629       Highview Apartments                                           930-934 Greenbriar Drive and 1024 Hillcrest Drive
630       Kingwood                                                      118 Kingwood Drive
631       Nob Hill Office Park                                          2520 Longview Street
632       North Post Oak Business Center                                1500 North Poast Oak Road
633       Morningside Square Apartments                                 2401-2414 Shakespeare Road
634       Randall Court Apartments                                      6716-6728 Randall Court
635       Dillard Office Building                                       2424 Springer Drive
636       128th Street Warehouse                                        4590 N.W. 128th Street
637       Briarcliff Mews Apartments                                    803 Briarcliff Road
638       Westgate Apartments                                           8721 Owensmouth Avenue
639       Broadmoor Apartments                                          725 S. Tucson Blvd
640       Wolfpack Village Apartments                                   643-733,735&738 Knox Street N. & 99&31 Gentle Ave.
641       William Tell Apartments                                       203 Eden Drive
642       13Th South Self Storage                                       1150 South 500 West
643       19-25 Brighton Avenue                                         19-25 Brighton Avenue
644       The In-Line Shop Space (Chandler)                             940 North Alma School Road
645       Haverford Apartments                                          870  North Haverford Avenue
646       Crates shopping center                                        14 North Bridge Avenue
647       Dahnert Park Apartments                                       One Dahnert Park Lane
648       Roger Post                                                    4022 North Rogers Avenue
649       Ruffolo Plaza                                                 9701-9711 West Sample Road
650       Continental House                                             4318 South 25th Street
651       NTB Store Site                                                Vestal Parkway East
652       Pier 1 Imports                                                1524 Skyland Boulevard
653       Sunbelt Newport News                                          745 Industrial Park Drive
654       Northpointe Apartments                                        1329-1357 No. Redwood Road
655       Francesca Apartments                                          775 East 11th Avenue
656       514 - 524 Huron Blvd. SE                                      514 - 524 Huron Boulevard, SE
657       4030 Pacheco Boulevard                                        4030 Pacheco Boulevard
658       USPS Fallon                                                   120 Allen Road
659       Las Flores Apartments                                         145 South Avenue B
660       Woodlawn Village                                              6601-6705 Kincheloe
661       Monmouth Beach Village                                        108 South Cookman Avenue
662       325 North Howard Street                                       325 North Howard Street
663       Pikesville Professional Building                              7 Church Lane
664       Washington Place                                              944 Old Washington Road
665       1416-1430 S. Main Street                                      1416-1430 S. Main Street
666       Hodges Warehouse and Corporate Offices (Hodges I)             4401 South 72nd East Avenue
667       Commerce Square Shopping Center                               203 Commerce Avenue
668       Villa Apartments                                              1111 7Th Street  South
669       Magnolia                                                      2100 River View Rd.
670       Blockbuster Video Store                                       6324 Custer Road
671       Creamery Hills                                                355 Creamery Road
672       13348 Newport Boulevard (Walgreen - Tustin)                   13348 Newport Boulevard
673       Wells Court                                                   1856 Wells Drive
674       Logan Square Shopping Center                                  SWC of Logan Drive and Memorial Parkway (Highway 231)
675       2486 Morris Avenue                                            2486 Morris Avenue
676       Branford Apartments                                           12850 Bradford Street


Mortgage                                                             Monthly                          Stated
Loan                                                 Cut-Off Date    Payment Due           Mortgage   Remaining     Maturity
Number    City                  State   Zip          Balance         (on 1st Due Date)     Rate       Term          Date or ARD
(i)       (ii)                  (ii)    (ii)         (iii)           (iv)                  (v)        (vi)          (vi)
629       DeKalb                IL      60115        1,060,000.00    7,231.07               7.2500    120            05/01/08
630       Murfreesboro          TN      37130        1,059,090.79    7,309.30               7.3300    175            12/01/12
631       Austin                TX      78705        1,048,643.01    7,313.02               7.4600    118            03/01/08
632       Houston               TX      77055        1,047,141.55    6,908.28               6.8900     81            02/01/05
633       Houston               TX      77030        1,044,004.88    7,651.14               7.3410    115            12/01/07
634       Gladstone             MO      64118        1,012,794.54    6,924.02               7.2400    116            01/01/08
635       Norman                OK      73609          997,934.48    7,409.44               7.5300    118            03/01/08
636       Opa Locka             FL      33054          997,930.56    7,402.93               7.5200    118            03/01/08
637       Atlanta               GA      30306          997,476.59    6,991.43               6.8800    118            03/01/08
638       Canoga Park           CA      91304          997,277.19    6,578.65               6.8890    117            02/01/08
639       Tucson                AZ      85716          997,248.62    6,537.91               6.8280    117            02/01/08
640       Monmouth              OR      97361          995,293.89    7,299.09               7.3600    296            01/01/23
641       Longview              TX      75605          993,266.00    7,389.91               7.5000    114            11/01/07
642       Salt Lake City        UT      84101          992,949.59    7,718.16               8.0000    113            10/01/07
643       Allston               MA      02134          989,227.70    6,753.55               7.2500    119            04/01/08
644       Chandler              AZ      85224          972,608.45    6,817.34               7.5000    117            02/01/08
645       Pacific Palisades     CA      90272          970,329.45    6,862.13               7.5670    113            10/01/07
646       Redbank               NJ      07701          958,969.88    7,330.12               7.8750    179            04/01/13
647       Garfield              NJ      07026          957,508.82    6,496.88               7.1700    177            02/01/13
648       Baltimore             MD      21207          950,688.06    6,404.46               7.1000    117            02/01/08
649       Coral Springs         FL      33065          933,851.66    7,084.98               7.7500    116            01/01/08
650       Omaha                 NE      68107          930,000.00    6,109.44               6.8750    120            05/01/08
651       Vestal                NY      13805          918,191.46    6,490.53               7.2900    236            01/01/18
652       Tuscaloosa            AL      35405          899,313.12    6,206.88               7.3600    119            04/01/08
653       Newport News          VA      23608          891,617.14    7,247.10               8.1250    234            11/01/17
654       Salt Lake City        UT      84116          886,820.11    6,118.07               7.3500    118            03/01/08
655       Denver                CO      80218          879,261.42    5,783.91               6.8800     83            04/01/05
656       Minneapolis           MN      55414          862,793.79    5,836.10               7.1510    118            03/01/08
657       Martinez              CA      94553          834,233.40    5,904.55               7.6000    117            02/01/08
658       Fallon                NV      89406          828,685.79    6,965.62               7.8500    231            08/01/17
659       Yuma                  AZ      85364          817,376.30    5,548.87               7.1690    116            01/01/08
660       Baltimore             MD      21207          786,130.46    5,354.19               7.2100    117            02/01/08
661       Long Branch           NJ      07740          780,000.00    5,168.42               6.9600    360            05/01/28
662       Glendale              CA      91206          773,913.25    5,225.50               7.1330    118            03/01/08
663       Pikesville            MD      21208          767,358.36    5,700.25               7.5200    117            02/01/08
664       Thomson               GA      30824          764,538.46    5,893.04               8.5200    299            04/01/23
665       Milpitas              CA      95035          758,402.60    5,585.72               7.4380    118            03/01/08
666       Tulsa                 OK      74145          747,776.36    7,042.39               7.7100    179            04/01/13
667       La Grange             GA      30240          747,308.05    5,603.56               7.6250    117            02/01/08
668       Minneapolis           MN      55415          737,006.36    5,128.64               6.7840    117            02/01/08
669       Tunica                MS      38646          722,827.14    5,446.68               8.2500    115            12/01/07
670       Plano                 TX      75023          695,387.84    5,577.75               8.3750    113            10/01/07
671       Harford               NY      13784          606,231.70    4,313.85               7.6500    356            01/01/28
672       Tustin                CA      92680          494,859.06    4,645.27               7.0600    168            05/01/12
673       Atlanta               GA      30311          490,000.00    3,621.06               7.5000    300            05/01/23
674       Huntsville            AL      35802          448,384.84    3,362.13               7.6250    117            02/01/08
675       Bronx                 NY      10468          438,203.46    3,152.21               7.7500    114            11/01/07
676       Arleta                CA      91331          408,723.18    2,812.51               7.3060    116            01/01/08


          Remaining                                                         ARD
          Amortization                                                      Additional
Mortgage  Term (in                   Master           Additional            Interest
Loan      the case of    Ground      Servicing        Servicing  ARD        Rate        Accrual    Mortgage
Number    Balloon loan)  Lease       Fee(%)           Fee (%)    Loan       (%)         Basis      Loan Seller        CTL
(i)       (vii)          (viii)      (ix)             (ix)       (x)        (x)         (xi)       (xii)             (xiii)
629              360     N            0.0900          0.0050     N          -           Act/360    First Union
630              355     N            0.0900          0.0050     N          -           Act/360    First Union
631              358     N            0.1400          0.0050     N          -           Act/360    Lehman Brothers
632                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
633              295     N            0.0900          0.0050     N          -           Act/360    Bank of America
634              356     N            0.1650          0.0050     N          -            30/360    Lehman Brothers
635              298     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
636              298     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
637              298     N            0.0900          0.0050     N          -            30/360    Lehman Brothers
638              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
639              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
640                      N            0.0900          0.0050     N          -            30/360    Lehman Brothers
641              294     N            0.0900          0.0050     N          -           Act/360    Bank of America
642              293     N            0.0900          0.0050     N          -           Act/360    Bank of America
643              359     N            0.0900          0.0050     N          -           Act/360    First Union
644                      N            0.1400          0.0050     Y          2.0000      Act/360    Lehman Brothers
645              353     N            0.0900          0.0050     N          -           Act/360    Bank of America
646              299     N            0.0900          0.0050     N          -           Act/360    First Union
647                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
648              357     N            0.0900          0.0050     N          -            30/360    First Union
649              296     N            0.0900          0.0050     N          -           Act/360    First Union
650              360     N            0.0900          0.0050     N          -           Act/360    First Union
651                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
652                      N            0.0900          0.0050     Y          2.0000      Act/360    Lehman Brothers
653                      N            0.0900          0.0050     N          -            30/360    First Union         Y
654              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
655              359     N            0.0900          0.0050     N          -           Act/360    Lehman Brothers
656              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
657              357     N            0.0900          0.0050     N          -           Act/360    Bank of America
658                      N            0.0900          0.0050     N          -            30/360    First Union         Y
659              356     N            0.0900          0.0050     N          -           Act/360    Bank of America
660              357     N            0.0900          0.0050     N          -            30/360    First Union
661                      N            0.0900          0.0050     N          -           Act/360    First Union
662              358     N            0.0900          0.0050     N          -           Act/360    Bank of America
663              297     N            0.0900          0.0050     N          -            30/360    First Union
664              359     N            0.0900          0.0050     N          -           Act/360    First Union
665              298     N            0.0900          0.0050     N          -           Act/360    Bank of America
666                      N            0.0900          0.0050     N          -            30/360    Lehman Brothers
667              297     N            0.0900          0.0050     N          -           Act/360    First Union
668              297     N            0.0900          0.0050     N          -           Act/360    Bank of America
669              355     N            0.0900          0.0050     N          -           Act/360    First Union
670              293     N            0.0900          0.0050     N          -           Act/360    Bank of America
671                      Y            0.0900          0.0050     N          -           Act/360    First Union
672                      N            0.0400          0.0050     N          -            30/360    Lehman Brothers     Y
673                      N            0.0900          0.0050     N          -           Act/360    First Union
674              297     N            0.0900          0.0050     N          -           Act/360    First Union
675              354     N            0.0900          0.0050     N          -           Act/360    First Union
676              356     N            0.0900          0.0050     N          -           Act/360    Bank of America


                                   Lease    Residual      Debt
Mortgage                           Enhance- Value         Service     Loan                           Interest
Loan     CTL                       ment     Insurance     Coverage    to Value Cross      Defea-     Reserve
Number   Guarantor                 Policy   Policy        Ratio (x)   Ratio    Defaulted  sance      Loan
(i)      (xiii)                    (xiv)    (xiv)         (xv)        (xv)     (xvi)      (xvii)     (xviii)
629                                                        1.23       81.5      No         Y          Y
630                                                        1.29       29.8      No         N          Y
631                                                        1.23       65.1      No         Y          Y
632                                                        1.42       74.8      No         Y          Y
633                                                        1.45       74.6      No         Y          Y
634                                                        1.47       79.1      No         N          N
635                                                        1.28       73.9      No         Y          Y
636                                                        1.36       73.9      No         Y          Y
637                                                        1.29       78.2      No         Y          N
638                                                        1.70       64.8      No         Y          Y
639                                                        1.58       66.5      No         Y          Y
640                                                        1.68       57.7      No         Y          N
641                                                        1.42       66.2      No         Y          Y
642                                                        1.46       59.5      No         Y          N
643                                                        1.27       77.6      No         Y          Y
644                                                        1.61       74.8      No         N          Y
645                                                        1.19       65.6      No         Y          Y
646                                                        1.32       75.2      No         N          N
647                                                        1.24       79.8      No         Y          Y
648                                                        1.37       74.9      No         N          N
649                                                        1.34       74.7      No         Y          N
650                                                        1.59       71.5      No         Y          Y
651      Sears Roebuck & Co.                               1.02       91.8      No         Y          N
652                                                        1.36       74.9      No         N          Y
653      Ashtead Group PLC                                 1.05       91.5      No         N          N
654                                                        1.38       79.9      No         Y          Y
655                                                        1.21       79.9      No         Y          Y
656                                                        1.31       79.9      No         Y          Y
657                                                        1.42       74.8      No         Y          N
658      USPS Fallon                                       1.05       69.1      No         Y          N
659                                                        1.47       76.4      No         Y          Y
660                                                        1.40       74.9      No         N          N
661                                                        1.32       80.0      No         Y          Y
662                                                        1.26       77.4      No         Y          Y
663                                                        1.28       69.8      No         N          N
664                                                        1.31       85.0      No         N          N
665                                                        1.74       55.8      No         Y          Y
666                                                        1.26       62.3      LB-F       Y          N
667                                                        1.37       74.7      No         Y          N
668                                                        1.39       69.9      No         Y          Y
669                                                        1.31       77.3      No         N          N
670                                                        1.32       63.2      No         Y          N
671                                                        1.24       77.7      No         Y          N
672      Walgreen Company                                  1.00       66.0      No         Y          N
673                                                        2.55       30.2      No         N          Y
674                                                        1.29       74.7      No         Y          N
675                                                        1.36       74.3      No         N          N
676                                                        1.42       80.1      No         Y          Y

                                    EXHIBIT C


               First Union-Lehman Brothers-Bank of America 1998-C2

            Form of Schedule of Exceptions to Mortgage File Delivery




       Control              Borrower Name             Document             Document            Exception
         No.                                             ID                 Status             Description
  ----------------       ----------------         ----------------     ----------------      ----------------


                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                                             __________, 199___


Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union - Lehman - Bank of America, Series 1998-C2

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer, CRIIMI MAE Services Limited Partnership as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.


Mortgagor's Name:


Address:


Loan No.:


If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):


                                      D-1-1

                  1.       Mortgage Loan paid in full.
----------------
                               The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.



                  2.       Other. (Describe)
----------------


     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.











                                     D-1-2

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                  First Union National Bank,

                                  as Master Servicer



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:




















                                      D-1-3

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE





                                                               ________, 199___



Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union-Lehman-Bank of America, Series 1998-C2

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.


Mortgagor's Name:


Address:


Loan No.:


If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):



                  1.       The Mortgage Loan is being foreclosed.
----------------

                                     D-2-1

                  2.       Other. (Describe)
----------------

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                               CRIIMI MAE Services
                               Limited Partnership,

                                as Special Servicer


                               By:
                                  --------------------------
                                  Name:
                                  Title:












                                     D-2-2

                                   EXHIBIT E-1

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS



     "Net Operating Income" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves (such as reserves for tenant improvements and leasing commissions in the case of Rental Properties and assumed reserves for ongoing capital expenditures). Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

     In determining the "revenue" component of Net Operating Income for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 5%, the Special Servicer shall assume a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the Special Servicer shall either review rental revenue shown on the rolling 12-month operating statements or annualize the rental revenue shown on rent rolls or operating statements with respect to the prior three to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average daily occupancy shown on the borrower-supplied operating statements. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates shall be within current market ranges and vacancy levels shall be at a minimum of 5%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Operating Income for each Mortgaged Property, the Special Servicer shall rely on the most recent financial statements supplied by the related borrower, except that (a) if tax or insurance expense

                                     E-1-1
information more current than that reflected in the financial statements is available, the newer information shall be annualized and used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 5% of gross receipts shall be assumed) unless actual management fees are higher, in which case actual management fees shall be assumed, (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves equal to (1) in the case of retail, office, industrial and two mixed use multifamily/retail properties, not less than $0.04 and not more than $0.77 per square foot net rentable commercial area, (2) in the case of multifamily and three mixed use multifamily/retail properties, not less than $150 or more than $350 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $225 to $300 per bed per year and (5) in the case of the mobile home parks, not less than $31 or more than $79 per pad per year. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net operating income") where determined appropriate.


                                     E-1-2

                                    EXHIBIT F

                                   [RESERVED]

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE



                                                                ______ __, 199_


Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union - Lehman - Bank of America, Series 1998-C2


                  Re: First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2,
                           Class   (the "Certificates")
                           ----------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of May 28, 1998 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate,

                                     G-1-1
     any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                       Very truly yours,



                                       ------------------------------
                                       (Transferor)


                                        By:
                                           --------------------------
                                        Name:
                                             ------------------------
                                        Title:
                                              -----------------------
















                                     G-1-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                            ______ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union - Lehman - Bank of America, Series 1998-C2

                  Re: First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2,
                           Class   (the "Certificates")
                           ----------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of May 28, 1998 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being

                                     G-2-1
     made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

          THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

          [NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.]

                                     - OR -

          [NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
     (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST

                                     G-2-2

     HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN) PROVIDED THAT (I) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER, AND (II) SUCH A TRANSFER MAY BE MADE WITH RESPECT TO A CLASS H, CLASS J, CLASS K, CLASS L OR CLASS M CERTIFICATE IF THE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.]

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.


                                     G-2-3

                                  Very truly yours,


                                  -----------------------------------
                                  (Transferee)





                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------




















                                     G-2-4

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because
(i) the Transferee owned and/or invested on a discretionary basis $ __________/ ______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

     (0) Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     (0) Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

                                     G-2-5

     (0) Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     (0)    Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

     (0) Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     (0) State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     (0) ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     (0) Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     (0) Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)_____________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________


     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the

                                     G-2-6

Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

    -----         -----                      Will the Transferee be purchasing
     Yes           No                        the Transferred Certificate only
                                             for the Transferee's own account?


     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings

                                     G-2-7
and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                                       ------------------------
                                                       Print Name of Transferee

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------
                                             ----------------------------------
                                       Date:
                                            -----------------------------------














                                     G-2-8

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     (0) The Transferee owned and/or invested on a discretionary basis $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     (0)    The Transferee is part of a Family of Investment Companies which
            owned in the aggregate $      in securities (other than the
            excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                                     G-2-9

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

        -----              -----              Will the Transferee be purchasing
         Yes                 No               the Transferred Certificate only
                                              for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of

                                     G-2-10
this certification by the undersigned as of the date of such purchase.

                                            -----------------------------------
                                            Print Name of Transferee or Adviser

                                            -----------------------------------

                                            By:
                                               --------------------------------

                                            Name:

                                            Title:
                                                  -----------------------------


                                            IF AN ADVISER:

                                            -----------------------------------
                                            Print Name of Transferee

                                            Date:
                                                 ------------------------------





                                     G-2-11

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE
                                  FOR NON-QIBs



                                                                ______ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union - Lehman - Bank of America, Series 1998-C2

                  Re: First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2,
                           Class   (the "Certificates")
                           ----------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ by (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of May 28, 1998 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to

                                     G-3-1
the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

     THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

     [NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.]

                                     - OR -

     [NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT

                                     G-3-2

ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN) PROVIDED THAT (I) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER, AND (II) SUCH A TRANSFER MAY BE MADE WITH RESPECT TO A CLASS H, CLASS J, CLASS K, CLASS L OR CLASS M CERTIFICATE IF THE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.]

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                                     G-3-3

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                              Very truly yours,



                                              ---------------------------------
                                              (Transferee)

                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------









                                     G-3-4

                                    EXHIBIT H

                            FORM OF TRANSFEREE LETTER

                                                                 _____ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union-Lehman-Bank of America, Series 1998-C2


                  Re: First Union-Lehman Brothers-Bank of America, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2,
                           Classes (the "Certificates")
                           ----------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________ (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") (having principal balances as of May 28, 1998 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

     Either: (1) the Transferee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (also, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using assets in its general or separate account that may constitute assets of a Plan); or (2) the Transferee's purchase of the Transferred Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code or subject the Master Servicer, the Special Servicer or the

Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.



                                    [Name of Transferee]

                                        By:
                                           --------------------------
                                        Name:
                                             ------------------------
                                        Title:
                                              -----------------------

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)



STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )



     [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

          1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the First Union Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Class [R-I, R-II, R-III] evidencing a ___% Percentage Interest (the "Class [R-I, R-II, R-III] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of May 1, 1998, among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer and Norwest Bank Minnesota, National Association.

          2. That the Owner (i) is and will be a "Permitted Transferee" as of _____ _, 199_ and (ii) is acquiring the Class [R-I, R-II, R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section

                                     I-1-1

     1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701 of the Code.

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II, R-III] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I, R-II, R-III] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II, R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II, R-III] Certificates if at any time during the taxable year of the

                                     I-1-2
     pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

          5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II, R-III] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II, R-III] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

          7. That the Owner's taxpayer identification number is _____________.

          8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II, R-III] Certificates and the provisions of Section
     5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II, R-III] Certificates in order to impede the assessment or collection of any tax.

          10. That the Owner anticipates that it will, so long as it holds any of the Class [R-I, R-II, R-III] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates.

          11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II, R-III] Certificates.

                                     I-1-3

          12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II, R-III] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II, R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II, R-III] Certificates.

          13. That the Owner is not acquiring the Class [R-I, R-II, R-III] Certificates with the intent to transfer any of the Class [R-I, R-II, R-III] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding.

          14. That Owner will, in connection with any transfer that it makes of the Class [R-I, R-II, R-III] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. That Owner will, in connection with any transfer that it makes of any Class [R-I, R-II, R-III] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II, R-III] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II, R-III] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".


                                     I-1-4

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, 199_.



                                         [NAME OF OWNER]


                                          By:
                                             ------------------------
                                             [Name of Officer]

                                             [Title of Officer]



-------------------------------
[Assistant] Secretary



     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.



         Subscribed and sworn before me this ____ day of _____ 199.



                                            /s/

                                            -----------------------------------

                                            NOTARY PUBLIC



                                            COUNTY OF
                                                      --------------
                                            STATE OF
                                                     ---------------
                                            My Commission expires the

                                            ____ day of ___________, 19__.





                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(D)

                                                               __________, 199__



Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union - Lehman - Bank of America, Series 1998-C2



                        Re:  First Union-Lehman Brothers, Commercial
                             Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Class [R-I, R-II, R-III], evidencing a ____% percentage interest in the Class to which they belong
                             --------------------------------------------------


Dear Sirs:


         This letter is delivered to you in connection with the transfer by ____________________________________ (the "Transferor") to
______________________________________________ (the "Transferee") of the
captioned Class [R-I, R-II, R-III] Certificates (the "Class [R-I, R-II, R-III] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, Norwest Bank Minnesota and National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:


                                     I-2-1

     1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II, R-III] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Class [R-I, R-II, R-III] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                Very truly yours,


                                By:
                                   ------------------------
                                Name:

                                Title:
















                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT



                                                               __________, 199__


Moody's Investors Service, Inc.
99 Church Street
New York, New York


Standard & Poor's Ratings Services,
  a division of the McGraw Hill
  Companies, Inc.
25 Broadway
New York, New York  10004


Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of May 1, 1998 relating to First Union-Lehman Brothers-Bank of America, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

     Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

     The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to Norwest Bank Minnesota, National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

                                     J-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                Very truly yours,



                                Norwest Bank Minnesota, National
                                Association



                                By:
                                   ----------------------------------


                                Title:
                                      -------------------------------
















                                     J-1-2

Receipt acknowledged:



                                        Standard & Poor's
                                        Ratings Services, a
                                        division of the
Moody's Investor                        McGraw Hill
Service, Inc.                           Companies, Inc.



By:                                     By:
   -----------------                       -----------------


Title:                                  Title:
      --------------                          --------------


Date:                                   Date:
     ---------------                         ---------------

























                                     J-1-3

                                   EXHIBIT J-2


               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER





                                                     ________, 199___


Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union - Lehman - Bank of America, Series 1998-C2

Ladies & Gentlemen:

     Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of May 1, 1998 relating to First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) as if it were the Special Servicer thereunder.

                                                  -----------------------------



                                                  By:
                                                      -------------------------


                                                  Name:
                                                       ------------------------

                                                  Title:
                                                        -----------------------




                                     J-2-1

                                    EXHIBIT K

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

                          TO BE FILED IN NORTH CAROLINA

                                    EXHIBIT A

                             TO FINANCING STATEMENT

     This Exhibit A is attached to financing statement and incorporated in a financing statement pertaining to FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Norwest Bank Minnesota, National Association, as trustee for the holders of the Series 1998-C2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among the Debtor, First Union National Bank, as master servicer (in such capacity, the "Master Servicer"), CRIIMI MAE Services Limited Partnership, as special servicer (in such capacity, the "Special Servicer"), and the Secured Party, relating to the issuance of the Debtor's Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class IO, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III Series 1998-C2 (collectively, the "Series 1998-C2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financial statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created by the Pooling and Servicing Agreement, consisting of the following:

          1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit C;

          2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

          3. With respect to each Mortgage Note and each Mortgage, each other document in the related Mortgage File;

          4. (a) the Certificate Account created by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Certificate Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          5. All REO Property;

          6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and
     (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          7. (a) the Reserve Account(s) and the Servicing Accounts maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Reserve Account(s) or the Servicing Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and
     (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          8. (a) the Distribution Account created by the Trustee pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including the Permitted Investments described on Exhibit B hereto), and (d) the general intangibles consisting of the contractual right to payment, including the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

          9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreements, transferred to the Trust Fund and to be serviced by the Master Servicer or Special Servicer; and

          10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

     THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER DOCUMENTS IN THE RELATED MORTGAGE FILES EVIDENCED BY THE SERIES 1998-C2 CERTIFICATES, AND THIS FILING

SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER DOCUMENT IN A MORTGAGE FILE. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, PERMITTED INVESTMENTS) SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT) IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCIAL STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                    EXHIBIT B

     "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation must not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

               (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of DCR, if rated by DCR, Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item must not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

               (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of DCR, if rated by DCR, Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item must not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of DCR, if rated by DCR, Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

               (v) units of money market funds rated in the highest rating category of DCR and Moody's and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value;

               (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                                    EXHIBIT L

                     Form of Schedule of Certificateholders



                            Initial
     Class             Certificate Balance                Name of Holder               Address
     -----             -------------------                --------------               -------


                                   EXHIBIT M


                       Form of CSSA Property File Report




                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)


--------------------------------------------------------------    ----------------------------------------------------
                                                                      FIELD                           FORMAT
                         FIELD NAME                                   NUMBER        TYPE              EXAMPLE
--------------------------------------------------------------    ----------------------------------------------------
Transaction Id                                                          1            AN              XXX97001
Loan ID                                                                 2            AN              XXX9701A
Prospectus Loan ID                                                      3            AN           00000000012345
Property ID                                                             4            AN              1001-001
Distribution Date                                                       5            AN              YYYYMMDD
Cross-Collateralized Loan Grouping                                      6          Numeric             9(3)
Property Name                                                           7            AN                Text
Property Address                                                        8            AN                Text
Property City                                                           9            AN                Text
Property State                                                         10            AN                 FL
Property Zip Code                                                      11            AN                30303
Property County                                                        12            AN                Text
Property Type Code                                                     13            AN                 MF
Year Built                                                             14            AN                YYYY
Year Last Renovated                                                    15            AN                YYYY
Net Square Feet At Securitization                                      16          Numeric             25000
# Of Units/Beds/Rooms At Securitization                                17          Numeric              75
Property Status                                                        18            AN                  1
Allocated Percentage of Loan at  Securitization                        19          Numeric             0.75
Current Allocated Percentage                                           20          Numeric             0.75
Current Allocated Loan Amount                                          21          Numeric            5900900
Ground Lease (Y/S/N)                                                   22            AN                  N
Other Escrow / Reserve Balances                                        23          Numeric             25000
Most Recent Appraisal Date                                             24            AN              YYYYMMDD
Most Recent Appraisal Value                                            25          Numeric            1000000
Date Asset is Expected to Be Resolved                                  26            AN              YYYYMMDD
Foreclosure Date                                                       27            AN              YYYYMMDD
--------------------------------------------------------------    ----------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
    FIELD                                                                                                  CSSA
    NUMBER                                             DESCRIPTION/COMMENTS                                LOAN
-------------------------------------------------------------------------------------------------------------------
      1                                                                                                   S1,P1
      2                                                                                                   S3,P3
      3       From Offering Document                                                                      S4,P4
      4       Should contain Prospectus ID and propety identifier, e.g., 1001-001, 1000-002
      5                                                                                                     P5
      6       All Loans With The Same Numeric Value Are Crossed                                            S75
      7                                                                                                    S55
      8                                                                                                    S56
      9                                                                                                    S57
     10                                                                                                    S58
     11                                                                                                    S59
     12                                                                                                    S60
     13                                                                                                    S61
     14                                                                                                    S64
     15                                                                                                    P80
     16       RT, IN, WH, OF, MU, SS,OT = SF                                                               S62
     17       MF, MHP, LO, HC = Units                                                                      S63
     18       1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released, 6= Same as at securitization
     19       Issuer to allocate loan % attributable to property for multi-property loans
     20       Calculation based on Current Allocated Loan Amount and Current SPB for associated loan.
     21       Maintained by servicer.                                                                       P7
     22       Either Y=Yes, S=Subordinate, N= No ground lease                                              S74
     23                                                                                                    S77
     24                                                                                                    P74
     25                                                                                                    P75
     26       Could be different dates for different properties if foreclosing                             P79
     27                                                                                                    P42
-------------------------------------------------------------------------------------------------------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)


--------------------------------------------------------------    ----------------------------------------------------
                                                                      FIELD                           FORMAT
                         FIELD NAME                                   NUMBER        TYPE              EXAMPLE
--------------------------------------------------------------    ----------------------------------------------------
REO Date                                                               28            AN              YYYYMMDD
Occupancy %                                                            29          Numeric             0.75
Occupancy Date                                                         30          Numeric           YYYYMMDD
Date Lease Rollover Review                                             31            AN              YYYYMMDD
% Sq. Feet expiring 1-12 months                                        32          Numeric             0.20
% Sq. Feet  expiring 13-24 months                                      33          Numeric             0.20
% Sq. Feet expiring 25-36 months                                       34          Numeric             0.20
% Sq. Feet  expiring 37-48 months                                      35          Numeric             0.20
% Sq. Feet  expiring 49-60 months                                      36          Numeric             0.20
Largest Tenant                                                         37            AN                Text
Square Feet of Largest Tenant                                          38          Numeric             15000
2nd Largest Tenant                                                     39            AN                Text
Square Feet of 2nd Largest Tenant                                      40          Numeric             15000
3rd Largest Tenant                                                     41            AN                Text
Square Feet of 3rd Largest Tenant                                      42          Numeric             15000
Fiscal Year End Month                                                  43          Numeric              12
Securitization Financials As Of Date                                   44            AN              YYYYMMDD
Revenue At Securitization                                              45          Numeric            1000000
Operating Expenses At Securitization                                   46          Numeric            1000000
NOI At Securitization                                                  47          Numeric            1000000
DSCR At Securitization                                                 48          Numeric              1.5
Appraisal Value At Securitization                                      49          Numeric            1000000
Appraisal Date At Securitization                                       50            AN              YYYYMMDD
Physical Occupancy At Securitization                                   51          Numeric
Date of Last Inspection                                                52            AN              YYYYMMDD
--------------------------------------------------------------    ----------------------------------------------------


---------------     ---------------------------------------------------------------------------------     -------------------
    FIELD                                                                                                        CSSA
    NUMBER                                                   DESCRIPTION/COMMENTS                                LOAN
---------------     ---------------------------------------------------------------------------------     -------------------
     28                                                                                                          P43
     29             Map to "Most Recent Fiscal YTD Phys. Occ." in CSSA                                           P71
     30             Add a new field to the CSSA Loan file.                                                       P71
     31             Roll over review to be completed every 12 months
     32
     33
     34
     35
     36
     37             For Office, WH, Retail, Industrial *Only if disclosed in the offering document
     38
     39             For Office, WH, Retail, Industrial *Only if disclosed in the offering document
     40
     41             For Office, WH, Retail, Industrial *Only if disclosed in the offering document
     42
     43             Needed to indicate month ending for borrower's Fiscal Year
     44                                                                                                          S72
     45                                                                                                          S70
     46                                                                                                          S71
     47                                                                                                          S65
     48                                                                                                          S66
     49                                                                                                          S67
     50                                                                                                          S68
     51                                                                                                          S69
     52
---------------     ---------------------------------------------------------------------------------     -------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

---------------------------------------------   ---------------------------------------------   ---------------------   ----------
                                                    FIELD                    FORMAT                                        CSSA
                         FIELD NAME                 NUMBER     TYPE          EXAMPLE            DESCRIPTION/COMMENTS       LOAN
---------------------------------------------   ---------------------------------------------   ---------------------   ----------
Preceding FY Financial As of Date                    53         AN          YYYYMMDD                                       P58
Preceding Fiscal Year Revenue                        54       Numeric       1,000,000                                      P52
Preceding Fiscal Year Expenses                       55       Numeric       1,000,000                                      P53
Preceding Fiscal Year NOI                            56       Numeric       1,000,000                                      P54
Preceding Fiscal Year Debt Service Amt.              57       Numeric       1,000,000                                      P55
Preceding Fiscal Year DSCR                           58       Numeric         1.30                                         P56
Preceding Fiscal Year Physical Occupancy             59       Numeric         0.90                                         P57
Sec Preceding FY Financial As of Date                60         AN          YYYYMMDD                                       P65
Second Preceding FY Revenue                          61       Numeric       1,000,000                                      P59
Second Preceding FY Expenses                         62       Numeric       1,000,000                                      P60
Second Preceding FY NOI                              63       Numeric       1,000,000                                      P61
Second Preceding FY Debt Service                     64       Numeric       1,000,000                                      P62
Second Preceding FY DSCR                             65       Numeric         1.30                                         P63
Sec Preceding FY Physical Occupancy                  66       Numeric         0.90                                         P64
---------------------------------------------   ---------------------------------------------   ---------------------   ----------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                                   RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                    Same as CSSA Loan File
Loan ID                                           Same as CSSA Loan File
Prospectus Loan ID                                Same as CSSA Loan File
Property ID
Distribution Date                                 Same as CSSA Loan File
Cross-Collateralized Loan Grouping
Property Name                                     If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                                  If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                     If Multi-Prop, and all same then populate S57 with City, otherwise,
                                                    "Various". Missing info= "incomplete"
Property State                                    If Multi-Prop, and all same then populate S58 with State, otherwise,
                                                    "Various". Missing info= "incomplete"
Property Zip Code                                 If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various".
                                                    Missing info= "incomplete"
Property County                                   If Multi-Prop, and all same then populate S60 with County, otherwise, "Various".
                                                    Missing info= "incomplete"
Property Type Code                                If Multi-Prop and all same then populate S61 with property type otherwise
                                                    "Various". Missing Info ="incomplete"
Year Built                                        If Multi-Prop, and all same then populate S64 with year otherwise, "000000".
Year Last Renovated                               If Multi-Prop, and all same then populate P80 with year otherwise, "000000".
Net Square Feet At Securitization                 Roll-up to loan file if populated. If missing one or more than populate with "00000"
# Of Units/Beds/Rooms At Securitization           Roll-up to loan file if populated. If missing one or more than populate with "00000"
Property Status                                   If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
Allocated Percentage of Loan at Securitization    No field needed in Cssa Loan file
Current Allocated Percentage                      No field needed in Cssa Loan file
Current Allocated Loan Amount                     Roll-up to Current Ending SPB  (P7)
Ground Lease (Y/S/N)                              If any property is Y, or S then S74=Y
Other Escrow / Reserve Balances                   If any property populated, then S77=Y
Most Recent Appraisal Date                        If Multi-Prop, and all same then populate P74 with date, otherwise, "000000".
Most Recent Appraisal Value                       Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate P75 with "000000)
Date Asset is Expected to Be Resolved             If Multi-Prop, latest date from affiliated properties for P79.
Foreclosure Date                                  If Multi-Prop, and all same then populate P42 with date, otherwise, "000000".
------------------------------------------------------------------------------------------------------------------------------------


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                                   RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                        If Multi-Prop, and all same then populate P43 with date, otherwise, "000000".
Occupancy %                                     [Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop A)...
                                                  (Curr. Allocated % Prop Z) * (Occupancy Prop Z)).  If missing one, then, "00000"
Occupancy Date                                  If Multi-Prop, and all same then populate with date, otherwise, "various+K62".
Date Lease Rollover Review                      No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months                 No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months               No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months                No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months               No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months               No Roll up to the CSSA loan format.
Largest Tenant                                  No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                   No Roll up to the CSSA loan format.
2nd Largest Tenant                              No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant               No Roll up to the CSSA loan format.
3rd Largest Tenant                              No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant               No Roll up to the CSSA loan format.
Fiscal Year End Month                           No Roll up to the CSSA loan format.
Securitization Financials As Of Date            If Multi-Prop, and all same then populate S72 with date, otherwise, "000000".
Revenue At Securitization                       Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Operating Expenses At Securitization            Roll up to the CSSA Loan Format, if missing any properties populate S71 with "0000"
NOI At Securitization                           Roll up to the CSSA Loan Format, if missing any properties populate S85 with "0000"
DSCR At Securitization                          [Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop A)...
                                                  ((Allocated % at Sec. Prop Z) * (DSCR  Prop Z).  If missing one, "00000"
Appraisal Value At Securitization               Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Appraisal Date At Securitization                If Multi-Prop, and all same then populate S68 with date, otherwise, "000000".
Physical Occupancy At Securitization            Weighted Average
Date of Last Inspection
------------------------------------------------------------------------------------------------------------------------------------

                                                             Page 5 of 9


                                COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                    CSSA "PROPERTY" FILE
                                                    (DATA RECORD LAYOUT)

------------------------------------------------------------------------------------------------------------------------------------
                 FIELD NAME                                   RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
------------------------------------------------------------------------------------------------------------------------------------
Preceding FY Financial As of Date             If Multi-Prop, and all same then populate P58 with date, otherwise, "000000+K23K46".K1
Preceding Fiscal Year Revenue                 No Roll up to the CSSA loan format.
Preceding Fiscal Year Expenses                No Roll up to the CSSA loan format.
Preceding Fiscal Year NOI                     No Roll up to the CSSA loan format.
Preceding Fiscal Year Debt Service Amt.       No Roll up to the CSSA loan format.
Preceding Fiscal Year DSCR                    No Roll up to the CSSA loan format.
Preceding Fiscal Year Physical Occupancy      No Roll up to the CSSA loan format.
Sec Preceding FY Financial As of Date         No Roll up to the CSSA loan format.
Second Preceding FY Revenue                   No Roll up to the CSSA loan format.
Second Preceding FY Expenses                  No Roll up to the CSSA loan format.
Second Preceding FY NOI                       No Roll up to the CSSA loan format.
Second Preceding FY Debt Service              No Roll up to the CSSA loan format.
Second Preceding FY DSCR                      No Roll up to the CSSA loan format.
Sec Preceding FY Physical Occupancy           No Roll up to the CSSA loan format.
------------------------------------------------------------------------------------------------------------------------------------

                                                             Page 6 of 9

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                              CSSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT)

--------------------------------------------------
                 FIELD NAME
--------------------------------------------------
Transaction Id
Loan ID
Prospectus Loan ID
Property ID
Distribution Date
Cross-Collateralized Loan Grouping
Property Name
Property Address
Property City
Property State
Property Zip Code
Property County
Property Type Code
Year Built
Year Last Renovated
Net Square Feet At Securitization
# Of Units/Beds/Rooms At Securitization
Property Status
Allocated Percentage of Loan at Securitization
Current Allocated Percentage
Current Allocated Loan Amount
Ground Lease (Y/S/N)
Other Escrow / Reserve Balances
Most Recent Appraisal Date
Most Recent Appraisal Value
Date Asset is Expected to Be Resolved
Foreclosure Date
--------------------------------------------------

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                              CSSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT)


----------------------------------------

                         FIELD NAME
----------------------------------------
REO Date
Occupancy %                             "00000"
Occupancy Date
Date Lease Rollover Review
% Sq. Feet expiring 1-12 months
% Sq. Feet  expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet  expiring 37-48 months
% Sq. Feet  expiring 49-60 months
Largest Tenant
Square Feet of Largest Tenant
2nd Largest Tenant
Square Feet of 2nd Largest Tenant
3rd Largest Tenant
Square Feet of 3rd Largest Tenant
Fiscal Year End Month
Securitization Financials As Of Date
Revenue At Securitization
Operating Expenses At Securitization
NOI At Securitization
DSCR At Securitization
Appraisal Value At Securitization
Appraisal Date At Securitization
Physical Occupancy At Securitization
Date of Last Inspection
----------------------------------------

       COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                              CSSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT)

----------------------------------------------
                 FIELD NAME
----------------------------------------------
Preceding FY Financial As of Date
Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI
Preceding Fiscal Year Debt Service Amt.
Preceding Fiscal Year DSCR
Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date
Second Preceding FY Revenue
Second Preceding FY Expenses
Second Preceding FY NOI
Second Preceding FY Debt Service
Second Preceding FY DSCR
Sec Preceding FY Physical Occupancy
----------------------------------------------

                                    EXHIBIT N

                                     Form of
                       Comparative Financial Status Report


                 First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               Original Underwriting
---------------------------------------------------------------------------------------------------------------
                                                                                    Information
---------------------------------------------------------------------------------------------------------------
                                                                                    Basis Year
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or with out information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                  $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        Received
---------------------------------------------------------------------------------------------------------------
Financial Information:                                                Loans                Balance
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
Current Full Year:
---------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------
Prior Full Year:
---------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
(1)  DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
---------------------------------------------------------------------------------------------------------------
(2)  Net change chould compare the latest year to the underwriting year
===============================================================================================================


------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
------------------------------------------------------------------------------------------------
                 2nd Preceding Annual Operating                   Preceding Annual Operating
------------------------------------------------------------------------------------------------
                          Information                                Information
------------------------------------------------------------------------------------------------
             as of ___________            Normalized      as of ___________          Normalized
------------------------------------------------------------------------------------------------

             Financial                                    Financial
Prospectus   Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID          Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
------------------------------------------------------------------------------------------------
             yy/mm                                        yy/mm
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Total:                    WA    $         $      WA                  WA   $          $      WA
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

================================================================================================
                  Required
------------------------------------------------------------------------------------------------
                    Loans          Balance
------------------------------------------------------------------------------------------------
               #          %       $       %
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                         Trailing Financial or YTD        Net Change
-------------------------------------------------------------------------------
                              Information
-------------------------------------------------------------------------------
                       Month Reported   "Actual"          Preceding & Basis
-------------------------------------------------------------------------------

                                                                   %
Prospectus   FS Start  FS End     Total     $     (%)       %    Total       (1)
    ID         Date      Date    Revenue   NOI    DSCR     Occ    Rev        DSC
-------------------------------------------------------------------------------
             yy/mm     yy/mm
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total:                    WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    EXHIBIT O

                            Form of REO Status Report


                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  Prospectus      Short Name     Prope   City    State    Sq Ft    Paid   Scheduled      Total        Total       Other
      ID             (When        rty                       or     Thru      Loan         P&I       Expenses     Advances
                 Appropriate)    Type                     Units    Date    Balance      Advances     To Date     (Taxes &
                                                                                        To Date                  Escrow)

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54       P81        P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                     (k)       (j)                  (f)=(k/j)   (g)
---------------------------------------------------------------------------------------------------------------------
  Prospectus         Total     Current    Maturity      LTM       LTM       Cap     Valuation     Value     Appraisal
      ID           Exposure    Monthly      Date        NOI       NOI/     Rate        Date       using       BPO or
                                 P&I                   Date       DSC     Assign                  NOI &      Internal
                                                                           ***                   Cap Rate    Value**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
      S4                                      P35         P77         P82          P79
-----------------------------------------------------------------------------------------------------------------
                  (h)=(.92*g)  (i)=(g/e)
-----------------------------------------------------------------------------------------------------------------
  Prospectus         Loss      Estimated     Total      Transfer      REO        Pending
      ID             using      Recovery   Appraisal      Date     Aquisition   Resolution  Comments
                      92%          %       Reduction                  Date        Date
                   Appr. or                Realized
                    BPO (f)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
-----------------------------------------------------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a  third party.
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT P

                               Form of Watch List


                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Short Name   Property   City  State Scheduled Paid  Maturity   LTM*               Comment / Reason on Watch List
    ID        (When       Type                   Loan    Thru    Date     DSCR
           Appropriate)                         Balance  Date
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $

------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT Q

                      Form of Delinquent Loan Status Report


                   First Union-Lehman Brothers-Bank of America
                       Commercial Mortgage Trust 1998-C2
                          DELINQUENT LOAN STATUS REPORT
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 or S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)           (b)            (c)
------------------------------------------------------------------------------------------------------------------------------------

                   Short Name                                                      Paid       Scheduled     Total P&I        Total
  Prospectus         (When         Property                          Sq Ft or      Thru         Loan         Advances       Expenses
      ID          Appropriate)       Type         City       State     Units       Date        Balance       To Date        To Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55                               P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                          (f)=P38/81
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                             ***       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61   S57   S58     P75                                P35        P77       P79         P42       P82
-----------------------------------------------------------------------------------------------------------------------------------
                                                       (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------------
                                             Appraisal                            Total
             Short Name                        BPO or   Loss using    Estimated  Appraisal                                  Expected
Prospectus     (When     Property City State Internal    90% Appr.    Recovery   Reduction  Transfer  Resolution  FCL Start FCL Sale
    ID      Appropriate)   Type               Value**   or BPO (f)       %       Realized     Date       Date       Date     Date
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 m
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
    S4           S55        S61   S57   S58     P76
-----------------------------------------------------------------------

-----------------------------------------------------------------------

             Short Name
Prospectus     (When     Property City State   Workout
    ID      Appropriate)   Type               Strategy      Comments
-----------------------------------------------------------------------

-----------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
Current & at Special Servicer
-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
FCL - Foreclosure
-----------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
-----------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
-----------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
-----------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
-----------------------------------------------------------------------
*** How to determine the cap rate is agreed upon by Underwriter and services - to be provided by a third party
-----------------------------------------------------------------------

                                    EXHIBIT R

                   Form of Historical Loan Modification Report


                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                       HISTORICAL LOAN MODIFICATION REPORT
                             as of _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            Balance    Balance at
                                                             When          the
                                       Mod /                Sent to     Effective              # Mths
  Prospectus                         Extention  Effect      Speical      Date of       Old    for Rate     New      Old
      ID           City      State     Flag       Date     Servicer   Rehabilitation  Rate     Change     Rate      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
Total For All:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
---------------------------------------------------------------------------------------------------------------------------
                                                # of Loans            $ Balance
---------------------------------------------------------------------------------------------------------------------------
Modifications:
---------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
---------------------------------------------------------------------------------------------------------------------------
Total:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) Est.
                                                                              Future
                                                      Total #                Interest
                                                       Mths        (1)        Loss to
                                                       for      Realized      Trust $
  Prospectus        New        Old         New        Change     Loss to       (Rate
      ID            P&I      Maturity    Maturity     of Mod     Trust $    Reduction)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                    EXHIBIT S

                     Form of Historical Loss Estimate Report


                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
         HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Latest
                                                             Appraisal
             Short Name                              %          or       Effect             Net Amt
Prospectus      (When     Property               Received     Brokers   Date of   Sales    Received  Scheduled  Total P&I     Total
    ID      Appropriate)    Type    City  State  From Sale    Opinion    Sale     Price    from Sale  Balance    Advanced   Expenses
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)                (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       Date               Minor
                                                       Loss                Adj     Total Loss  Loss % of
Prospectus     Servicing                Actual Losses Passed  Minor Adj   Passed      with     Scheduled
    ID        Fees Expense Net Proceeds  Passed thru   thru    to Trust    thru    Adjustment   Balance
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                    EXHIBIT T

                        Form of NOI Adjustment Worksheet


                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      Prospectus Number
                                     -------------
      Schedule Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------
      Year Built/Year Renovated
                                     -----------------------------------------
      Year of Operations                 Borrower  Adjustment    Normalized
                                     -----------------------------------------
      Occupancy Rate *
                                     -----------------------------------------
      Average Rental Rate
                                     -----------------------------------------
                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos. Annualized         "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Effective Gross Income                      $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer.

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   Total Operating Expenses                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Operating Expense Ratio
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Net Operating Income                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   Total Capital Items                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. After Capital Items                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
Debt Service (per Servicer)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
Cash Flow after debt service                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Source of Financial Data:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                    EXHIBIT U

                      Form of Operating Statement Analysis


                   First Union-Lehman Brothers-Bank of America
                        Commercial Mortgage Trust 1998-C2
                       OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW
                                 --------------
      Prospectus Number
                                 --------------
                                               -------------
      Scheduled Balance/Paid to Date
                                 ---------------------------------------------------------------------------------------------------
      Property Name
                                 ---------------------------------------------------------------------------------------------------
      Property Type
                                 ---------------------------------------------------------------------------------------------------
      Property Address, City, State
                                 ---------------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                --------------------------
      Year Built/Year Renovated
                                 -----------------------------------------------------------------
      Year of Operations          Underwriting     1994         1995        1996      Trailing
                                 -----------------------------------------------------------------
      Occupancy Rate *
                                 -----------------------------------------------------------------
      Average Rental Rate
                                 -----------------------------------------------------------------
                                 * Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:                                                                             No. of Mos.
                                                                                    --------------
      Number of Mos.                                         Prior Year  Current Yr.
                                 ------------------------------------------------------------------------------------------
      Period Ended               Underwriting      1994         1995        1996    97 Trailing**  1996-Base   1996-1995
                                                                                    --------------
      Statement Classification     Base Line    Normalized   Normalized  Normalized  as of / /97   Variance     Variance
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                 ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                 ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                 ------------------------------------------------------------------------------------------
      Other Income
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Gross Income                        $0.00         $0.00        $0.00       $0.00         $0.00       %           %
                                 ------------------------------------------------------------------------------------------
                                 Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                 Servicer
                                 ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                 ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                 ------------------------------------------------------------------------------------------
      Property Insurance
                                 ------------------------------------------------------------------------------------------
      Utilities
                                 ------------------------------------------------------------------------------------------
      General & Administration
                                 ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                 ------------------------------------------------------------------------------------------
      Management Fees
                                 ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                 ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                 ------------------------------------------------------------------------------------------
      Professional Fees
                                 ------------------------------------------------------------------------------------------
      Other Expenses
                                 ------------------------------------------------------------------------------------------
      Ground Rent
                                 ------------------------------------------------------------------------------------------
   Total Operating Expenses            $0.00         $0.00        $0.00       $0.00         $0.00       %           %
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Operating Expense Ratio
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Net Operating Income                $0.00         $0.00        $0.00       $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
      Leasing Commissions
                                 ------------------------------------------------------------------------------------------
      Tenant Improvements
                                 ------------------------------------------------------------------------------------------
      Replacement Reserve
                                 ------------------------------------------------------------------------------------------
   Total Capital Items                 $0.00         $0.00        $0.00       $0.00         $0.00                   $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   N.O.I. After Capital Items          $0.00         $0.00        $0.00       $0.00         $0.00       %           %
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
Debt Service (per Servicer)            $0.00         $0.00        $0.00       $0.00         $0.00
                                 ------------------------------------------------------------------------------------------
Cash Flow after debt service           $0.00         $0.00        $0.00       $0.00         $0.00
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                 ------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------------------------------
   Source of Financial Data:
                                 ------------------------------------------------------------------------------------------
                                 (ie. operating statements, financial statements, tax return, other)
Notes and Assumptions:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible differently for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid 3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                                   EXHIBIT V

                    Form of Loan Payoff Notification Report

                          LOAN PAYMENT NOTIFICATION REPORT
                                 as of_____________

-------------------------------------------------------------------------------------------|----------------------------------------
   S4             S55          S61       S58       P7        P8      P10      P11     P54  |    SERVICER ESTIMATED INFORMATION
-------------------------------------------------------------------------------------------|----------------------------------------
PROSPECTUS    SHORT NAME    PROPERTY            SCHEDULED   PAID  CURRENT   MATURITY  LTM  |     YIELD     EXPECTED   EXPECTED
    ID          (WHEN         TYPE      STATE     LOAN      THRU  INTEREST   DATE     DSCR |  MAINTENANCE  PAYMENT   DISTRIBUTION
              APPROPRIATE)                       BALANCE    DATE    RATE                   |                DATE        DATE
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
Scheduled Payments                                                                         |
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
Unscheduled Payments                                                                       |
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
Total:                                                       $                             |
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------
-------------------------------------------------------------------------------------------|----------------------------------------


THE BORROWER HAS ONLY REQUESTED THE INFORMATION TO PAY-OFF.  THIS DOES NOT INDICATE A DEFINITE PAYMENT.



                                    EXHIBIT W

                          Form of CSSA Loan File Report


                                 COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                                                  CSSA "LOAN PERIODIC" UPDATE FILE
                                                        (Data Record Layout)

====================================================================================================================================
      Specification                    |                              Description/Comments
---------------------------------------|--------------------------------------------------------------------------------------------
Acceptable Media Types                 |    Magnetic Tape, Diskette, Electronic Transfer
Character Set                          |    ASCII
Field Delineation                      |    Comma
Density (Bytes-Per-Inch)               |    1600 or 6250
Magnetic Tape Label                    |    None (unlabeled)
Magnetic Tape Blocking Factor          |    10285 (17 records per block)
Physical Media Label                   |    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                       |       Blocking Factor; Record Length
Return Address Label                   |    Required for return of physical media (magnetic tape or diskette)
====================================================================================================================================


====================================================================================================================================
                                       |   Field                   Format     |
        Field Name                     |   Number     Type         Example    |                Description/Comments
---------------------------------------|--------------------------------------|-----------------------------------------------------
Transaction Id                         |      1        AN          XXX97001   |   Unique Issue Identification Mnemonic
Group Id                               |      2        AN          XXX9701A   |   Unique Identification Number Assigned To Each
                                       |                                      |      Loan Group Within An Issue
Loan Id                                |      3        AN      00000000012345 |   Unique Identification Number Assigned To Each
                                       |                                      |      Collateral Item In A Pool
Prospectus Id                          |      4        AN            123      |   Unique Identification Number Assigned To Each
                                       |                                      |      Collateral Item In The Prospectus
Distribution Date                      |      5        AN          YYYYMMDD   |   Date Payments Made To Certificateholders
Current Beginning Sched Balance        |      6      Numeric      100000.00   |   Outstanding Scheduled Principal Balance At The
                                       |                                      |      Beginning Of The Current Period
Current Ending Scheduled Balance       |      7      Numeric      100000.00   |   Outstanding Scheduled Principal Balance At The
                                       |                                      |      End Of The Current Period
Paid To Date                           |      8        AN          YYYYMMDD   |   Due Date Of The Last Interest Payment Received
Current Index Rate                     |      9      Numeric         0.09     |   Index Rate Used In The Determination Of The
                                       |                                      |      Current Period Gross Interest Rate
Current Note Rate                      |     10      Numeric         0.09     |   Annualized Gross Rate Applicable To Calculate
                                       |                                      |      The Current Period Scheduled Interest
Maturity Date                          |     11        AN          YYYYMMDD   |   Date Collateral Is Scheduled To Make Its
                                       |                                      |      Final Payment
Servicer and Trustee Fee Rate          |     12      Numeric       0.00025    |   Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                  |     13      Numeric       0.00001    |   Annualized Fee/Strip Netted Against Current
                                       |                                      |      Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 2                  |     14      Numeric       0.00001    |   Annualized Fee/Strip Netted Against Current
                                       |                                      |      Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 3                  |     15      Numeric       0.00001    |   Annualized Fee/Strip Netted Against Current
                                       |                                      |      Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 4                  |     16      Numeric       0.00001    |   Annualized Fee/Strip Netted Against Current
                                       |                                      |      Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 5                  |     17      Numeric       0.00001    |   Annualized Fee/Strip Netted Against Current
                                       |                                      |      Note Rate = Net Pass-Through Rate
Net Pass-Through Rate                  |     18      Numeric        0.0897    |   Annualized Interest Rate Applicable To
                                       |                                      |      Calculate The Current Period Remittance Int.
Next Index Rate                        |     19      Numeric         0.09     |   Index Rate Used In The Determination Of The
                                       |                                      |      Next Period Gross Interest Rate
Next Note Rate                         |     20      Numeric         0.09     |   Annualized Gross Interest Rate Applicable
                                       |                                      |      To Calc Of The Next Period Sch. Interest
Next Rate Adjustment Date              |     21        AN          YYYYMMDD   |   Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date           |     22        AN          YYYYMMDD   |   Date Scheduled P&I Amount Is Next Scheduled
                                       |                                      |      To Change
====================================================================================================================================

                                 COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                                                  CSSA "LOAN PERIODIC" UPDATE FILE
                                                        (Data Record Layout)

====================================================================================================================================
                                       |   Field                   Format     |
        Field Name                     |   Number     Type         Example    |                Description/Comments
---------------------------------------|--------------------------------------|-----------------------------------------------------
Scheduled Interest Amount              |     23      Numeric       1000.00    |   Scheduled Gross Interest Payment Due For The
                                       |                                      |      Current Period
Scheduled Principal Amount             |     24      Numeric       1000.00    |   Scheduled Principal Payment Due For The
                                       |                                      |      Current Period
Total Scheduled P&I Due                |     25      Numeric       1000.00    |   Scheduled Principal And Interest Payment Due
                                       |                                      |      For The Current Period
Neg am/Deferred Interest Amount        |     26      Numeric       1000.00    |   Negative Amortization/Deferred Interest Amount
                                       |                                      |      Due For The Current Period
Unscheduled Principal Collections      |     27      Numeric       1000.00    |   Unscheduled Payments Of Principal Received
                                       |                                      |      During The Related Collection Period
Other Principal Adjustments            |     28      Numeric       1000.00    |   Unscheduled Principal Adjustments For
                                       |                                      |      The Related Collection Period
Liquidation/Prepayment Date            |     29        AN          YYYYMMDD   |   Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd     |     30      Numeric       1000.00    |   Additional Payment Req'd From Borrower Due
                                       |                                      |      To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall) |     31      Numeric       1000.00    |   Scheduled Gross Interest Applicable To The
                                       |                                      |      Prepayment Amount
Liquidation/Prepayment Code            |     32      Numeric          1       |   See Liquidation/Prepayment Codes Legend
Most Recent ASER $                     |     33      Numeric       1000.00    |   Excess Of The Principal Balance Over The
                                       |                                      |      Defined Appraisal Percentage
Most Recent ASER Date                  |     34        AN          YYYYMMDD   |   Date ASER Amount Applied To Loan
Cumulative ASER $                      |     35      Numeric       1000.00    |   Cumulative ASER Amount
Actual Balance                         |     36      Numeric      100000.00   |   Outstanding Actual Principal Balance At The
                                       |                                      |      End Of The Current Period
Total P&I Advance Outstanding          |     37      Numeric       1000.00    |   Outstanding P&I Advances At The End Of The
                                       |                                      |      Current Period
Total T&I Advance Outstanding          |     38      Numeric       1000.00    |   Outstanding Taxes & Insurance Advances At
                                       |                                      |      The End Of The Current Period
Other Expense Advance Outstanding      |     39      Numeric       1000.00    |   Other Outstanding Advances At The End Of
                                       |                                      |      The Current Period
Status of Loan                         |     40        AN             1       |   See Status Of Loan Legend
In Bankruptcy                          |     41        AN             Y       |   Bankruptcy Status Of Loan (If In Bankruptcy
                                       |                                      |     "Y", Else "N")
Foreclosure Date                       |     42        AN          YYYYMMDD   |   Date Of Foreclosure
REO Date                               |     43        AN          YYYYMMDD   |   Date Of REO
Bankruptcy Date                        |     44        AN          YYYYMMDD   |   Date Of Bankruptcy
Net Proceeds Received on Liquidation   |     45      Numeric      100000.00   |   Net Proceeds Rec'd On Liquidation To Be
                                       |                                      |      Remitted To The Tr Per The Tr Doc'n
Liquidation Expense                    |     46      Numeric      100000.00   |   Expenses Associated With The Liq'n To Be
                                       |                                      |      Netted From The Tr Per The Tr Doc'n
Realized Loss to Trust                 |     47      Numeric       10000.00   |   Liquidation Balance Less Net Liquidation
                                       |                                      |      Proceeds Received
Date of Last Modification              |     48        AN          YYYYMMDD   |   Date Loan Was Modified
Modification Code                      |     49      Numeric          1       |   See Modification Codes Legend
Modified Note Rate                     |     50      Numeric         0.09     |   Note Rate Loan Modified To
Modified Payment Rate                  |     51      Numeric         0.09     |   Payment Rate Loan Modified To
Preceding Fiscal Year Revenue          |     52      Numeric       1000.00    |   Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses         |     53      Numeric       1000.00    |   Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI              |     54      Numeric       1000.00    |   Preceding Fiscal Year Net Op Income
Preceding Fiscal Year Debt Svc Amt.    |     55      Numeric       1000.00    |   Preceding Fiscal Year Debt Svc Amount
Preceding Fiscal Year DSCR             |     56      Numeric         2.55     |   Preceding Fiscal Yr Debt Svc Cvrge Ratio
====================================================================================================================================

                                                                                         -----------------------------------
                                                                                         | All Financial Update Fields Are |
                                                                                         | Calculated and/or Presented In  |
                                                                                         | The Manner Described In The     |
                                                                                         | Associated Trust Documentation. |
                                                                                         -----------------------------------

                                                            Page 2 of 4

                                 COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                                                  CSSA "LOAN PERIODIC" UPDATE FILE
                                                        (Data Record Layout)

====================================================================================================================================
                                       |   Field                   Format     |
        Field Name                     |   Number     Type         Example    |                Description/Comments
---------------------------------------|--------------------------------------|-----------------------------------------------------
Preceding Fiscal Yr Physical Occ'y     |     57      Numeric         0.85     |   Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date      |     58        AN          YYYYMMDD   |   Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue            |     59      Numeric       1000.00    |   Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses           |     60      Numeric       1000.00    |   Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                |     61      Numeric       1000.00    |   Second Preceding Fiscal Year Net Operating
                                       |                                      |      Income
Second Preceding FY Debt Service       |     62      Numeric       1000.00    |   Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR               |     63      Numeric         2.55     |   Second Preceding Fiscal Year Debt Svc
                                       |                                      |      Cvrge Ratio
Sec Preceding FY Physical Occ'y        |     64      Numeric         0.85     |   Second Preceding Fiscal Year Physical
                                       |                                      |      Occupancy
Sec Preceding FY Fin'l As of Date      |     65        AN          YYYYMMDD   |   Second Preceding Fiscal Year Financial
                                       |                                      |      As Of Date
Most Recent Fiscal YTD Revenue         |     66      Numeric       1000.00    |   Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses        |     67      Numeric       1000.00    |   Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI             |     68      Numeric       1000.00    |   Most Recent Fiscal Year To Date Net
                                       |                                      |      Operating Income
Most Recent Fiscal YTD Debt Service    |     69      Numeric       1000.00    |   Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR            |     70      Numeric         2.55     |   Most Recent Fiscal Year To Date Debt Service
                                       |                                      |      Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.      |     71      Numeric         0.85     |   Most Recent Fiscal Year To Date Physical
                                       |                                      |      Occupancy
Most Recent Fiscal YTD Start Date      |     72        AN          YYYYMMDD   |   Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date        |     73        AN          YYYYMMDD   |   Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date             |     74        AN          YYYYMMDD   |   The Date Of The Latest Available Appraisal
                                       |                                      |      For The Property
Most Recent Appraisal Value            |     75      Numeric      100000.00   |   The Latest Available Appraisal Value For
                                       |                                      |      The Property
Workout Strategy Code                  |     76      Numeric          1       |   See Workout Strategy Codes Legend
Most Recent Spec Svc Transfer Date     |     77        AN          YYYYMMDD   |   Date Transferred To The Special Servicer
Most Recent Master Svc Return Date     |     78        AN          YYYYMMDD   |   Date Returned To The Master Servicer
Date Asset Expected to Be Resolved     |     79        AN          YYYYMMDD   |   Date Asset Is Expected To Be Resolved
Year Last Renovated                    |     80        AN            1997     |   Year Property Last Renovated
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       ----------------------------------
                                                                                       | Most Recent Fiscal YTD Figures |
                                                                                       | Are From The Last Financials   |
                                                                                       | Processed By The Servicer      |
                                                                                       | Pursuant To The Terms Of The   |
                                                                                       | Trust Document, And Cover The  |
                                                                                       | Period From The Start Date To  |
                                                                                       | The End Date.                  |
                                                                                       ----------------------------------
NEW FIELDS ADDED:
------------------------------------------------------------------------------------------------------------------------------------
Cap Rate Assigned                      |     81      Numeric          10      |   Cap Rate Assigned
FCL Sale Date (Expected or Actual)     |     82        AN          YYYYMMDD   |   FCL Sale Date Expected or Actual
====================================================================================================================================

                                                            Page 3 of 4

                                 COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                                                  CSSA "LOAN PERIODIC" UPDATE FILE
                                                        (Data Record Layout)

====================================================================================================================================
  Liquidation/Prepayment Code     |                   Status of Mortgage Loan                    |           Modification Code
           Legend                 |                           Legend                             |                Legend
----------------------------------|--------------------------------------------------------------|----------------------------------
1   Partial Liq'n (Curtailment)   |    A    Payment Not Received But Still In Grace Period       |      1    Maturity Date Extension
2   Payoff Prior To Maturity      |    B    Late Payment But Less Than 1 Month Delinquent        |      2    Amortization Change
3   Disposition                   |    0    Current                                              |      3    Principal Write-Off
4   Repurchase                    |    1    One Month Delinquent                                 |      4    Combination
5   Full Payoff At Maturity       |    2    Two Months Delinquent                                |
6   DPO                           |    3    Three Or More Months Delinquent                      |
7   Liquidation                   |    4    Assumed Sched Payment (Performing Matured Ball'n)    |
                                  |    7    Foreclosure                                          |
                                  |    9    REO                                                  |
====================================================================================================================================


                                  ================================================================
                                  |                   Workout Strategy Code                      |
                                  |                           Legend                             |
                                  |---------------------------------------------------------------
                                  |    1    Modification                                         |
                                  |    2    Foreclosure                                          |
                                  |    3    Bankruptcy                                           |
                                  |    4    Extension                                            |
                                  |    5    Note Sale                                            |
                                  |    6    DPO                                                  |
                                  |    7    REO                                                  |
                                  |    8    Resolved                                             |
                                  |    9    Pending Return to Master Servicer                    |
                                  |   10    Deed In Lieu Of Foreclosure                          |
                                  ================================================================

                                   EXHIBIT X-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                          REQUEST BY BENEFICIAL HOLDER



                                                                       [Date]



Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

Re: First Union-Lehman Brothers-Bank of America, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2

     In accordance with Section 3.15 of the Pooling and Servicing Agreement. dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc. as depositor (the "Depositor"), First Union National Bank, as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the First Union-Lehman Brothers-Bank of America Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1. The undersigned is a beneficial owner of the Class ____ Certificates.

               2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

               3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity

                                     X-1-1
                    confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                     [BENEFICIAL HOLDER OF A CERTIFICATE]


                                        By:
                                           -----------------------------------
                                      Name:
                                     Title:

                                     X-1-2

                                   EXHIBIT X-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE


                                                              [Date]

[TRUSTEE]


     Re: First Union-Lehman Brothers-Bank of America, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates").

     In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank as master servicer, CRIIMI MAE Services Limited Partnership, as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the First Union-Lehman Brothers-Bank of America, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

               1.   The undersigned is contemplating an investment in the Class
                    __ Certificates.

               2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

               3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

               4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or

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                    would require registration of any Certificate pursuant to
                    Section 5 of the Securities Act.

               5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]


                                        By:
                                           -----------------------------------
                                      Name:
                                     Title:


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